                                                                   EXHIBIT 10.33

                                    SUBLEASE

         THIS SUBLEASE ("Sublease") is entered into as of February 23, 2004 (the "Execution Date"), by and between TORREY MESA RESEARCH INSTITUTE, a Delaware corporation (formerly Novartis Agricultural Discovery Institute, Inc., a Delaware corporation ("Novartis")) ("Sublandlord") and ANADYS PHARMACEUTICALS, INC., a Delaware corporation ("Subtenant").

                                    RECITALS

         A. Carramerica Realty Corporation, a Maryland corporation ("Master Landlord"), and Novartis entered into that certain Lease dated as of December 18, 1998 (the "Master Lease"), a copy of which is attached hereto as Exhibit "A".

         B. Pursuant to the terms of the Master Lease, Master Landlord presently leases to Sublandlord certain premises consisting of approximately 79,759 gross rentable square feet, as more particularly described in the Master Lease (the "Leased Premises") located in building A of the Project known as La Jolla Spectrum Technology Park and located at 3115 Merryfield Row, San Diego, California (as more particularly described in the Master Lease, the "Building"). Capitalized terms not otherwise defined in this Sublease shall have the meanings attributed to such terms in the Master Lease and unless otherwise expressly provided herein all references in this Sublease to "Section" shall refer to the respective "Section" of this Sublease and all references to "Paragraph" in this Sublease shall refer to the respective "Paragraph" of the Master Lease. A list of defined terms is attached hereto as Schedule "1".

         C. Sublandlord now desires to sublease to Subtenant, and Subtenant now desires to sublease from Sublandlord, a portion of the Leased Premises pursuant to the terms and conditions contained herein.

                                    AGREEMENT

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.       SUBLEASE.

                  1.1 Sublease Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord a portion of the Leased Premises (hereinafter referred to as the "Sublease Premises"), as depicted on Exhibit "B" attached hereto and made a part hereof, together with all appurtenances thereto as provided in the Master Lease, on the terms and conditions contained in this Sublease. Subtenant may measure the Sublease Premises within thirty (30) days of the Sublease Commencement Date, provided such measurement is obtained in accordance with the Standard Method for Measuring Floor Area as set forth by the Building Owners and Managers Association International, in which case the number of rentable square feet in the Sublease Premises shall be adjusted to the number established by Subtenant's remeasurement, but in no event less than Fifty Thousand (50,000) square feet.

                  1.2 Remainder Premises. Unless and until Sublandlord and Subtenant enter into a sublease for the remaining portion of the Leased Premises, which portion consists of approximately 30,000 square feet (the "Remainder Premises"), pursuant to either the Sublease Right or the Right of First Offer (as those terms are defined in Section 1.5 below), Subtenant shall have no rights to the Remainder Premises or the Greenhouse (as defined in the Master Lease), and Sublandlord shall have sole and absolute rights as to such space, including without limitation, the right to use, occupy or sublet the Remainder Premises and/or the Greenhouse to any other party, as determined by Sublandlord in its sole and absolute discretion.

                           1.2.1    In the event that Sublandlord sublets all or
any portion of the Remainder Premises to one or more other subtenants (individually or collectively, the "Other Subtenants"), the parties shall coordinate with the Other Subtenants to allow for separate phone service for each subtenant from the main phone switch. The parties acknowledge that, as part of Subtenant's Improvements (as defined below), Subtenant is constructing certain demising walls separating the Sublease Premises from the Remainder Premises and certain Common Areas and installing certain security measures to separate the Sublease Premises from the Remainder Premises and certain Common Areas, as more particularly described on Exhibit "C" attached hereto. Any additional demising walls or improvements, other than such work performed by Subtenant, which are necessary to separate the Sublease Premises from the Remainder Premises or other Common Areas shall be constructed by Sublandlord at Sublandlord's sole expense. Subtenant hereby agrees to abide by all reasonable policies and procedures established by Sublandlord to preserve each subtenant's exclusive use of its respective premises, and Subtenant shall cooperate with Sublandlord and the Other Subtenants to resolve any issues related to security (including, without limitation, card access), use, access or any other issues that arise because the Building is used by multiple subtenants.

                           1.2.2    In connection with the shared use of the
Building, Subtenant and the Other Subtenants shall share the use of the Common Areas (as defined in the Master Lease), the electricity generated by the emergency generator, the reception area, bathrooms and the glass wash autoclave, such shared use to be allocated between Subtenant and the other subtenant(s) on a pro rata basis to be determined by calculating the ratio of the square footage subleased by each subtenant to the total square footage of the Building.

                           1.2.3    As part of the Sublease Premises, Subtenant
shall have sole access to the lunch room, the mailroom, and the shipping office, as such areas are designated on Exhibit "D" attached hereto, and no Other Subtenants shall be entitled to the use of, or access to, such space.

                           1.2.4    Subtenant acknowledges that the
communication room on the second floor of the Building contains two (2) racks, only one of which shall be available for Subtenant's use during the Sublease Term; provided, however, if and only if Subtenant subleases the Remainder Premises, Subtenant shall then be entitled to the exclusive use of both racks.

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                  1.3      Right of First Offer. Except to the extent such right
is terminated pursuant to Section 18 below, during the Sublease Term (as defined in Section 2 below), Subtenant shall have the right of first offer (the "Right of First Offer") to sublease all, but not a portion of, the Remainder Premises from Sublandlord according to the terms and conditions hereof. Accordingly, before Sublandlord offers all or a portion of the Remainder Premises for sublease to a third party, Sublandlord shall give written notice to Subtenant ("Sublandlord's Notice") of Sublandlord's intent to offer for the Remainder Premises for sublease. Subtenant shall thereafter have five (5) business days to deliver written notice ("Subtenant's Notice") to Sublandlord of Subtenant's election to exercise its Right of First Offer. If Subtenant timely exercises its Right of First Offer, the parties shall thereafter enter into an amendment to this Sublease to memorialize the addition of the Remainder Premises to the Sublease Premises, and, unless the parties otherwise agree, Subtenant's sublease of the Remainder Premises shall commence thirty (30) days after the date of Subtenant's Notice; provided, however, Sublandlord shall consider any Subtenant request to have the sublease of the Remainder Premises commence later than such thirty-day period if the Remainder Premises Improvements to be installed are, in Sublandlord's reasonable judgment, complex. If Subtenant declines or fails to exercise its Right of First Offer within the applicable time period, Sublandlord shall thereafter be free to sublease all or any part of the Remainder Premises to third parties; provided, however, that if Sublandlord fails to execute a sublease of the Remainder Premises within six (6) months after delivery of Sublandlord's Notice, then Sublandlord must thereafter re-comply with the provisions of this Section 1.3 prior to again offering the Remainder Premises for sublease. The parties hereby agree that during the period after Subtenant fails or declines to sublease the Remainder Premises (but no longer than six (6) months), or, if Sublandlord is actively negotiating with a third party for the sublease of the Remainder Premises, until such negotiations terminate without the execution of a sublease, Subtenant shall have no right to sublease the Remainder Premises from Sublandlord, including, without limitation, pursuant to the Sublease Right set forth in Section 1.4 below. The Sublease Premises and the Remainder Premises, once such premises are subleased by Subtenant, are collectively referred to herein as the "Premises."

                  1.4 Sublease Right. Except to the extent such right is terminated pursuant to Section 18 below, if, at any time during the Sublease Term, Sublandlord has not subleased the Remainder Premises to a third party, then Subtenant shall have the right, but not the obligation, to sublease all, but not a portion of, the Remainder Premises pursuant to the terms and conditions set forth herein (the "Sublease Right"). Subtenant may exercise its Sublease Right by providing written notice to Sublandlord. If Subtenant exercises its Sublease Right, the parties shall thereafter enter into an amendment to this Sublease to memorialize the addition of the Remainder Premises to the Sublease Premises, and, unless the parties otherwise agree, Subtenant's sublease of the Remainder Premises shall commence thirty (30) days after the date of Subtenant's notice; provided, however, Sublandlord shall consider any Subtenant request to have the sublease of the Remainder Premises commence later than such thirty-day period if the Remainder Premises Improvements to be installed are, in Sublandlord's reasonable judgment, complex. Notwithstanding the foregoing, if Sublandlord delivers a Sublandlord's Notice and Subtenant fails or declines to exercise its Right of First Offer, the Sublease Right shall be terminated during the period after Subtenant declines or fails to sublease the Remainder Premises (but no longer than six (6) months), or, if Sublandlord is actively negotiating with a third party for the sublease of the Remainder Premises, until such negotiations terminate without the execution of a sublease.

If, after negotiating with a third party, Sublandlord fails to execute a sublease of the Remainder Premises with such third party, then, upon Sublandlord's termination of negotiations with such third party, Subtenant's Sublease Right shall be re-instated.

                  1.5 Subtenant's Rights to Sublease the Greenhouse. If Subtenant elects to exercise its Sublease Right or Right of First Offer to sublease the Remainder Premises from Sublandlord, Subtenant may also, at such time, elect to sublease the Greenhouse from Sublandlord in exchange for additional consideration to be mutually determined by Sublandlord and Subtenant. Additionally, prior to Subtenant's use of the Greenhouse for vivarium purposes, Subtenant shall negotiate and enter into a vivarium service agreement with Sublandlord, in form and of content reasonably acceptable to both parties.

                  1.6 Use. Subtenant shall be permitted to use the Premises consistent with the permitted uses under the Master Lease.

         2. TERM. The term of this Sublease (the "Sublease Term") shall commence on the later of (a) the date Sublandlord obtains Master Landlord's written consent to this Sublease, or (b) June 1, 2004 (as the case may be, the "Sublease Commencement Date"). The Sublease Term shall expire on the date that the Lease Term ends under the Master Lease, or, subject to any non-disturbance agreement between Master Landlord and Subtenant, such earlier date upon which the Master Lease may be terminated pursuant to its provisions or pursuant to applicable law (as the case may be, the "Expiration Date"). Sublandlord represents and warrants that the current expiration date under the Master Lease is August 1, 2009. Notwithstanding the foregoing, upon the full execution of this Sublease and receipt of Master Landlord's consent to this Sublease pursuant to Section 19 below, Sublandlord shall permit Subtenant to use that certain portion of the Sublease Premises as identified on Exhibit "B" to store certain Hazardous Substances in the Sublease Premises, and Sublandlord shall allow Subtenant access to the Sublease Premises for construction of the Sublease Premises Improvements. Such access shall be subject to all of the applicable terms and conditions of the Master Lease and this Sublease, including without limitation, Section 11.3 below and Paragraph 28 of the Master Lease, except that Subtenant's obligation to pay Subtenant's Rent (as defined in Section 4.1) shall not commence to accrue until the Sublease Commencement Date.

         3. CONDITION OF SUBLEASE PREMISES. Except as otherwise provided herein, in entering into this Sublease, Subtenant has not relied upon or been induced by any statements or representations of any persons with respect to the condition of the Premises, the Building, the Project or the Land or with respect to any other matter affecting the Premises, the Building, the Project or the Land that might be pertinent in considering the leasing of the Premises or the execution of this Sublease. Subtenant has, on the contrary, relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or have made on its behalf. Subtenant acknowledges that it has been afforded the opportunity for full and complete investigations, examinations and inspections. Upon taking possession of the Sublease Premises and, if and when applicable, the Remainder Premises, Subtenant acknowledges and agrees the neither Sublandlord nor any of Sublandlord's agents, representatives or employees has made any representations as to the suitability, fitness or condition of such premises or such Premises for the conduct of Subtenant's business or for any other purpose, and that Sublandlord has not agreed to

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provide any improvements or alterations thereto. Except as otherwise provided herein, Subtenant shall be deemed to have accepted such Premises, the Building and all improvements located thereon, in their "AS-IS" condition.

         4.       RENT.

                  4.1      Subtenant's Rent.

                           4.1.1    Beginning on the Sublease Commencement Date
and continuing on the first day of each calendar month thereafter, Subtenant shall pay to Sublandlord rent for the Premises equal to the sum of the following: (i) Subtenant's Base Rent (as defined in Section 4.2 below); (ii) Subtenant's Additional Rent (as defined in Section 4.3 below); and (iii) any other amounts, charges, expenses or sums Subtenant is required to pay under this Sublease or the Master Lease (collectively, "Subtenant's Rent"). Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (i) due to Sublandlord's breach of any provision of the Master Lease, and such breach is not due to Subtenant's acts or omissions; (ii) due to Sublandlord's negligence or willful misconduct, or (iii) for the sole benefit of Sublandlord with no relation to the Premises, such amounts shall not be paid by Subtenant and shall be the sole responsibility of Sublandlord. Subtenant shall pay Subtenant's Rent for the month in which the Sublease Commencement Date occurs upon the full execution of this Sublease. Subtenant shall remain responsible for Subtenant's Rent and any other amounts or charges which arise or accrue during the Sublease Term, whether such amounts or charges are invoiced during or after the expiration or termination of the Sublease Term.

                           4.1.2    If the Sublease Commencement Date occurs on
a day other than the first day of a calendar month or the Sublease Term ends on a day other than the last day of a calendar month, then Subtenant's Rent for the first and last fractional months of the Sublease Term shall be appropriately prorated.

                           4.1.3    Subtenant's Rent and all other sums or
charges due or payable by Subtenant to Sublandlord hereunder shall be due and payable without billing or demand, and without deduction, set-off or counter claim, in lawful money of the United States of America, at Sublandlord's address for notices in Section 12 below or to such other person or at such other place as Sublandlord may from time to time designate in writing, and shall be due and payable by Subtenant to Sublandlord on or before the date specified in Section
4.1. The failure of Subtenant to make any payments of Subtenant's Rent or any other sums or charges payable by Subtenant by the date provided herein shall subject Subtenant to the obligation to pay to Sublandlord interest on such amounts in accordance with Paragraph 2(D)(2) of the Master Lease, provided, however, that in the case of the first late payment in any calendar year, such interest shall not be charged if such payment is received within three (3) days of the date such amount is due.

                  4.2      Subtenant's Base Rent.

                           4.2.1    For the Sublease Premises, "Subtenant's Base
Rent for the Sublease Premises" shall be $2.80 per square foot of the Sublease Premises per month; provided, however, during the first twelve (12) months of the Sublease Term, the amount of Subtenant's Base Rent for the Sublease Premises shall be equal to $1.40 per square foot of the Sublease

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Premises per month. Notwithstanding the foregoing, in accordance with Section
1.1 above, in no event shall Subtenant's Base Rent for the Sublease Premises be an amount less than the applicable base rental rate multiplied by 50,000 square feet.

         Subtenant's Base Rent for the Sublease Premises, based on square footage of 50,000, is as follows:

                                         TOTAL ANNUAL                           TOTAL MONTHLY
     PERIOD                                BASE RENT                              BASE RENT
----------------                         -------------                           -----------
6/1/04 - 5/31/05                         $  840,000.00                           $ 70,000.00

6/1/05 - 5/31/06                         $1,730,400.00                           $144,200.00

6/1/06 - 5/31/07                         $1,782,312.00                           $148,526.00

6/1/07 - 5/31/08                         $1,835,781.36                           $152,981.78

6/1/08 - 5/31/09                         $1,890,854.80                           $157,571.23

6/1/09 - 8/1/09                          $  329,832.17                           $162,298.37

                           4.2.2    If and when Subtenant subleases the
Remainder Premises, "Subtenant's Base Rent for the Remainder Premises" shall be calculated in accordance with the provisions of this Section 4.2.2. Subtenant has advised Sublandlord that, on February 3, 2004, Subtenant filed with the U.S. Securities and Exchange Commission (the "SEC") Amendment No. 2 to its registration statement on Form S-1 (the "Registration Statement") in relation to the initial public offering of Subtenant's common stock (the "IPO"). If Subtenant has not completed the IPO prior to its sublease of the Remainder Premises, then Subtenant's Base Rent for the Remainder Premises shall be equal to $1.40 per square foot of the Remainder Premises per month until November 30, 2005. If Subtenant has completed the IPO prior to its sublease of the Remainder Premises, then Subtenant's Base Rent for the Remainder Premises shall be equal to $1.00 per square foot of the Remainder Premises per month until November 30, 2005. Regardless of whether Subtenant has or has not completed the IPO, beginning on December 1, 2005, Subtenant's Base Rent for the Remainder Premises shall be calculated according to the then existing rate for the Subtenant's Base Rent for the Sublease Premises and shall thereafter be increased in accordance with Section 4.2.3.

                           4.2.3    Subtenant's Base Rent for the Sublease
Premises and Subtenant's Base Rent for the Remainder Premises shall be collectively referred to herein as "Subtenant's Base Rent." Subtenant's Base Rent shall be increased on each anniversary of the Sublease

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Commencement Date by three percent (3%) of the annual Subtenant's Base Rent payable with respect to the previous Sublease Year and the parties hereby agree that the initial increase of Subtenant's Base Rent for the Sublease Premises shall be calculated on the basis of a rental amount of $2.80 per square foot per month. For purposes of this Sublease, a "Sublease Year" means each successive 12-month period starting on the Sublease Commencement Date.

                  4.3      Subtenant's Additional Rent.

                           4.3.1    Beginning on the Sublease Commencement Date
and continuing until Subtenant subleases the Remainder Premises, Subtenant shall be responsible for: (a) sixty-two and one-half percent (62.5%) of the Monthly Base Expenses (as defined below), (b) one hundred percent (100%) of the amount by which the actual Base Expenses for any month during the Sublease Term is greater than the amount of Monthly Base Expenses (such difference referred to as the "Increased Expenses"), where such increase is attributable to those components of Base Expenses which fluctuate based on occupancy of the Sublease Premises, and (c) sixty-two and one-half percent (62.5%) of Increased Expenses, where such increase is not attributable to those components of Base Expenses which fluctuate based on occupancy of the Sublease Premises. If and when Subtenant subleases the Remainder Premises from Sublandlord, Subtenant shall be responsible for all Additional Rent due and payable pursuant to the Master Lease and any other costs and expenses Sublandlord incurs or pays directly to third parties in connection with the Premises, such as Taxes, maintenance costs, operating costs and utilities. Notwithstanding the foregoing, if Sublandlord subleases any portion of the Remainder Premises to a third party, Sublandlord, not Subtenant, shall be responsible for any and all Increased Expenses attributable to such third party's occupancy, based upon such party(ies) pro rata square footage of the Building; provided, however, that Subtenant shall not be responsible for payment of any expenses entirely or disproportionately attributable to such other party(ies). For the purposes of this Sublease, the term "Base Expenses" shall mean those certain expenses Sublandlord incurs each month during the Sublease Term in connection with the Premises pursuant to the Master Lease, whether such expenses are either payable to Master Landlord pursuant to the Master Lease or are paid directly by Sublandlord, including any taxes, maintenance costs, operating costs and utilities paid by Sublandlord. The term "Monthly Base Expenses" shall mean the average monthly Base Expenses incurred by Sublandlord while the Premises were vacant and shall be calculated by determining the Base Expenses for the seven (7) month period from June 1, 2003 through January 1, 2004 and dividing such amount by seven (7). Unless and until Subtenant subleases the Remainder Premises, Sublandlord shall be responsible for (i) thirty seven and one-half percent (37.5%) of the Monthly Base Expenses plus (ii) thirty seven and one-half percent (37.5%) of the Increased Expenses, where such increase is not attributable to those components of Base Expenses which fluctuate based on occupancy of the Premises. Subtenant's monetary obligations pursuant to this Section 4.3 shall collectively be referred to as "Subtenant's Additional Rent."

                           4.3.2    Prior to or at any time after the
commencement of each calendar year during the Sublease Term, Sublandlord shall promptly provide Subtenant with any notice from Master Landlord with respect to Subtenant's Additional Rent which will be payable for such calendar year. Subtenant shall pay to Sublandlord, on a monthly basis as provided in Section
4.1 above, Subtenant's Additional Rent in an amount equal to one twelfth (1/12) of the

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amount of Sublandlord's estimate of Subtenant's Additional Rent for the relevant calendar year of the Sublease Term. If the cost of any item included in Subtenant's Additional Rent is increased during a calendar year, Sublandlord may increase the estimated Subtenant's Additional Rent during such year by giving Subtenant ten (10) days' advance written notice to that effect, and thereafter, Subtenant shall pay to Sublandlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated
Subtenant's Additional Rent divided by the number of months remaining in such year. Promptly after receipt of the year-end reconciliation of Operating Costs and Taxes completed by Master Landlord under the Master Lease, Sublandlord shall provide Subtenant with a statement of the amount of such year's actual Subtenant's Additional Rent owed by Subtenant. If the amount set forth in such statement exceeds the amount of Additional Rent actually paid by Subtenant for such year, Subtenant shall pay the amount still owing to Sublandlord within twenty (20) days of receipt of such statement, which obligation shall survive the expiration or earlier termination of this Sublease. If the amount set forth in such statement is less than the amount actually paid by Subtenant, Sublandlord shall reimburse Subtenant for the same within twenty (20) days of receipt of such statement or, at Subtenant's request, credit the amount of Subtenant's excess against the next accruing payment(s) of Subtenant's
Additional Rent.

                  4.4 Managing Costs. Sublandlord shall, at no cost to Sublandlord, assist Subtenant in Subtenant's reasonable efforts to reduce the operating expenses for the Sublease Premises.

                  4.5 LATE PAYMENT CHARGES. SUBTENANT ACKNOWLEDGES THAT LATE PAYMENT BY SUBTENANT TO SUBLANDLORD OF SUBTENANT'S RENT AND OTHER CHARGES PROVIDED FOR UNDER THIS SUBLEASE WILL CAUSE SUBLANDLORD TO INCUR COSTS NOT CONTEMPLATED BY THIS SUBLEASE, THE EXACT AMOUNT OF SUCH COSTS BEING EXTREMELY DIFFICULT OR IMPRACTICABLE TO FIX. THEREFORE, IF ANY INSTALLMENT OF SUBTENANT'S RENT OR ANY OTHER CHARGE DUE FROM SUBTENANT IS NOT RECEIVED BY SUBLANDLORD WITHIN FIVE (5) DAYS OF THE DATE DUE, SUBTENANT SHALL PAY TO SUBLANDLORD AN ADDITIONAL SUM EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OVERDUE AS A LATE CHARGE. THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT SUBLANDLORD WILL INCUR BY REASON OF THE LATE PAYMENT BY SUBTENANT. SUCH LATE CHARGE SHALL BE IN ADDITION TO, AND NOT IN LIEU OF, ANY INTEREST THAT MAY ACCRUE ON ANY SUCH OVERDUE AMOUNT PURSUANT TO THE PROVISIONS OF THE MASTER LEASE. NOTWITHSTANDING THE FOREGOING, NO LATE CHARGE SHALL ACCRUE IN ANY LEASE YEAR UNLESS SUBLANDLORD SHALL HAVE NOTIFIED TENANT OF ITS FAILURE TO PAY ANY RENT WHEN DUE ONE PREVIOUS TIME DURING SUCH LEASE YEAR. THE PARTIES HEREBY AGREE AND ACKNOWLEDGE THAT THE LATE CHARGE SET FORTH IN THIS SECTION 4.5 SHALL BE IN LIEU OF, AND NOT IN ADDITION TO, ANY LATE CHARGE SET FORTH IN THE MASTER LEASE, INCLUDING PURSUANT TO PARAGRAPH 26(X) THEREOF.

                                    Initials:

       ____________________                               _____________________
           Sublandlord                                          Subtenant

                  4.6 Audit Rights. At Subtenant's request, Sublandlord shall exercise its audit rights under Paragraph 2(D)(4) of the Master Lease for the benefit of Subtenant and shall cooperate with Subtenant in Subtenant's exercise of such audit; provided, however, such exercise and cooperation shall be at no cost, expense, responsibility, liability or obligation to Sublandlord, and Subtenant shall be responsible for all aspects of conducting such audit, including without limitation, accessing and reviewing Master Landlord's records, engaging an auditor acceptable to Master Landlord, paying such auditor and corresponding with Master Landlord regarding any inquiries or disputes.

         5.       SECURITY DEPOSIT.

                  5.1 Initial Security Deposit. As security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant, upon full execution of this Sublease, Subtenant shall provide Sublandlord an initial security deposit (the "Initial Security Deposit") in the amount of Four Hundred Twenty Thousand and 00/100 Dollars ($420,000). The parties hereby agree that Subtenant shall provide the Initial Security Deposit to Sublandlord in the form a credit against the first Four Hundred Twenty Thousand and 00/100 Dollars ($420,000) of the Subtenant Improvement Allowance to be provided by Sublandlord for the Sublease Premises Improvements, as set forth in Section 6.1 of this Sublease.

                  5.2 Additional Security Deposit. Concurrently with Subtenant's completion of its IPO, Subtenant shall deposit with Sublandlord an additional security deposit (the "Additional Security Deposit") in the amount of Eight Hundred Forty Thousand and 00/100 Dollars ($840,000). The Initial Deposit and the Additional Security Deposit shall be referred to herein as the "Security Deposit".

                  5.3 Additional Security. If Subtenant has not completed its IPO by the Sublease Commencement Date, Subtenant shall provide the following additional security (collectively, the "Additional Security"), to Sublandlord to secure its obligations under this Sublease: (a) additional cash security in an amount up to Two Hundred Ten Thousand Dollars ($210,000), unless the parties agree that such cash security may be greater, and (b) a secured lien (the "Lien") on Subtenant's property and equipment (collectively, "Collateral"). Notwithstanding the foregoing, Sublandlord shall not require the Lien as long as Subtenant maintains a cash position at all times in an amount at least equal to the most recent six (6) months of Subtenant's average monthly expenditures for its normal business operations. Subtenant shall promptly notify Sublandlord in writing if and when its cash position falls below the threshold stated in the foregoing sentence, and shall, at the request of Sublandlord, authorize and execute one or more financing statements and fixture filings pursuant to the Uniform Commercial Code of the State of California, in form and content satisfactory to Sublandlord, to be filed in all public offices wherever filing is deemed by Sublandlord to be necessary or desirable, at Subtenant's cost and expense. Subtenant expressly authorizes Sublandlord to file any and all UCC financing statements relating to the Collateral. If and when Subtenant's cash position rises above such threshold, Sublandlord shall release the Lien. Any Additional Security shall constitute part of the "Security Deposit."

                  5.4 Application of Security Deposit. If Subtenant defaults with respect to any provision of this Sublease, including but not limited to, the provisions relating to the payment of Subtenant's Rent, Sublandlord may use, apply or retain all or any part of the Security Deposit for the payment of any Subtenant's Rent or any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's default, to repair damages to the Sublease Premises, to clean the Sublease Premises or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant's default. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on such deposit. Subtenant hereby waives the provisions of
Section 1950.7 of the California Civil Code, or any successor statute. If Subtenant shall have then performed all of its obligations under this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned to Subtenant within forty-five (45) days of the expiration of the Sublease Term or earlier termination of this Sublease.

         6. SUBTENANT IMPROVEMENTS AND SUBTENANT IMPROVEMENT ALLOWANCE. Sublandlord shall have no obligation to construct any tenant improvements whatsoever, and Subtenant acknowledges, among other things, that Sublandlord shall have no obligation to demise the Premises until such time as the Remainder Premises are sublet by Sublandlord to a third party.

                  6.1 Subtenant Improvement Allowance. Sublandlord shall provide Subtenant with a subtenant improvement allowance in the amount of One Million Five Hundred Fifty Thousand and 00/100 Dollars ($1,550,000) (the "Subtenant Improvement Allowance"). Subtenant shall use the Subtenant Improvement Allowance solely to construct tenant improvements in the Sublease Premises in accordance with the terms of the work letter attached hereto as Exhibit "E" (the "Work Letter") and for Sublease Premises-related expenses, all of which shall be subject to the prior approval of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed, and Master Landlord pursuant to the Master Lease (the "Sublease Premises Improvements").

                  6.2 Additional Subtenant Improvement Allowance. If Subtenant subleases the Remainder Premises from Sublandlord by June 1, 2007, and provided that Subtenant is not in default under this Sublease beyond any applicable cure periods, Sublandlord shall provide Subtenant with an additional subtenant improvement allowance (the "Additional Subtenant Improvement Allowance") to be used by Subtenant solely for the following, all of which shall be subject to the prior approval of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed, and Master Landlord pursuant to the Master Lease (the "Remainder Premises Improvements" and collectively with the Sublease Premises Improvements, the "Subtenant Improvements"): (a) constructing tenant improvements in the Remainder Premises in accordance with the terms of an additional work letter to be prepared by the parties in substantially the form of the Work Letter attached hereto and (b) Remainder Premises-related expenses. The amount and timing of disbursements of the Additional Subtenant Improvement Allowance shall be determined as follows:

                           6.2.1    Prior to completion of the IPO. If Subtenant
exercises its Sublease Right or Right of First Offer prior to December 1, 2005 and Subtenant has not completed its IPO at the time of such exercise, the Additional Subtenant Improvement Allowance shall be in the amount of Three Hundred Thousand and 00/100 Dollars ($300,000). Such amount shall be payable beginning on the later of: (a) December 1, 2005 or (b) the date Subtenant takes possession of the Remainder Premises, notwithstanding the actual date that Subtenant exercised its Sublease Right or the Right of First Offer. If Subtenant exercises its Sublease Right or Right of First Offer on or after December 1, 2005 and Subtenant has not completed its IPO at the time of such exercise, Sublandlord will provide Subtenant with an Additional Subtenant Improvement Allowance in the amount of Three Hundred Thousand and 00/100 Dollars ($300,000). Such amount shall be payable beginning on the date that is no earlier than the date that Subtenant commences construction of the Remainder Premises Improvements.

                           6.2.2    After completion of the IPO. If Subtenant
has completed its IPO when it exercises its Sublease Right or Right of First Offer, the Additional Subtenant Improvement Allowance shall be in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000). If such exercise occurs before December 1, 2005, the Additional Subtenant Improvement Allowance shall be payable as follows: (a) up to Three Hundred Thousand and 00/100 Dollars ($300,000) payable beginning no earlier than December 1, 2005, and (b) the remainder of the Additional Subtenant Improvement Allowance payable beginning no earlier than February 1, 2006. If Subtenant's exercise of its Sublease Right or Right of First Offer occurs on or after December 1, 2005, the Additional Subtenant Improvement Allowance shall be payable beginning on the date that is no earlier than the date Subtenant commences construction of the Remainder Premises Improvements.

         Except as set forth in this Section 6.2, Sublandlord shall have no obligation to provide Subtenant with a tenant improvement allowance for the Remainder Premises.

                  6.3 Procedures Regarding Improvement Allowances. Subtenant shall, from time to time, submit documentation reasonably acceptable to Sublandlord evidencing the costs and expenses Subtenant incurred in connection with the completion of the Subtenant Improvements, including without limitation, lien releases. Sublandlord shall disburse the Subtenant Improvement Allowance and the Additional Subtenant Improvement Allowance, if any, in installments to Subtenant, within thirty (30) days after Sublandlord's receipt of reasonably acceptable documentation; provided, however, no amounts shall be disbursed prior to the dates set forth in Section 6.2 above. All Subtenant Improvements paid for by Sublandlord and Subtenant will remain in the Building when Subtenant vacates the Premises unless Master Landlord requires the Subtenant Improvements, or any portion thereof, to be removed (or Master Landlord permits Subtenant to remove the Subtenant Improvements), in which case Subtenant shall repair and restore the Premises to the condition existing at the time the Sublease Premises or the Remainder Premises, as applicable, are delivered to Subtenant, as otherwise required by the terms of the Master Lease or as required by Master Landlord's consent to the completion of the Subtenant Improvements. Personal property of Subtenant that is not attached to the Premises can be removed by Subtenant at the end of the Sublease Term in accordance with Paragraphs 5, 14 and 28(E) of the Master Lease.

         7.       MASTER LEASE.

                  7.1      Incorporation by Reference. Except as set forth in
Section 7.5 below, this Sublease is subject to all of the terms and conditions of the Master Lease, all of which are hereby incorporated by reference. Except as provided in Section 7.5 and 7.6 below, all references in the Master Lease to "Landlord" and "Tenant" shall, for purposes of incorporation thereof into this Sublease, mean and refer to Sublandlord and Subtenant, respectively. Subtenant hereby agrees to be bound by the terms of the Master Lease as incorporated herein and, with respect to the Sublease Premises, hereby assumes and agrees to pay, perform and observe for the benefit of Master Landlord and Sublandlord, each and all of the liabilities, obligations, covenants, conditions and restrictions to be paid, performed or observed by Sublandlord, as Tenant, under the Master Lease, except to the extent any of the same are expressly excluded from incorporation herein. Without limiting the foregoing, neither Subtenant nor Sublandlord shall commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term, covenant or condition of the Master Lease.

                  7.2 Notice and Cure Periods. Notwithstanding the foregoing, except as otherwise expressly provided in this Sublease, whenever any provision of the Master Lease incorporated herein specifies a time period in connection with the performance of any liability or obligation by tenant thereunder (except payment of Subtenant's Rent or other sums due hereunder), or any notice period or other time condition to the exercise of any right or remedy by tenant thereunder, such time period shall be shortened in each instance by three (3) business days for the purpose of incorporation into this Sublease. Any default notice or other notice of any obligation (including any billing or invoice for any Subtenant's Rent or any other expense or charge falling due under the Master Lease) from Master Landlord which is received by Subtenant (whether directly or as a result of being forwarded by Sublandlord to Subtenant) shall constitute such notice from Sublandlord to Subtenant under this Sublease without the need for any additional notice from Sublandlord. If Subtenant shall fail to pay any installment of Subtenant's Rent or any other expense or charge when due hereunder or shall breach or default in the observance or performance of any conditions or covenants to be observed or performed by Subtenant hereunder (including under any of the applicable provisions of the Master Lease incorporated herein), then Sublandlord shall have and may exercise all rights and remedies against Subtenant as provided to Master Landlord in the event of default by tenant as set forth in the Master Lease (including, but not limited to, the rights and remedies provided in Paragraphs 13 and 28(G) of the Master Lease). Sublandlord shall forward to Subtenant any material notices received from Master Landlord immediately, but in no event later than within seven (7) business days after receipt thereof; provided, however, such delay in or failure to forward a notice shall not extend any of Subtenant's notice and/or cure periods or affect any of Subtenant's obligations or Sublandlord's rights or remedies if Subtenant has already received such notice directly from Master Landlord.

                  7.3 Automatic Termination. This Sublease is and shall be at all times subject and subordinate to the Master Lease, including all rights of Master Landlord thereunder. Without limiting the generality of the foregoing, in the event of termination of Sublandlord's interest under the Master Lease for any reason other than through the fault of Sublandlord, then, this Sublease shall automatically terminate concurrently therewith (subject to any nondisturbance agreement between Subtenant and Master Landlord), and Sublandlord shall have no liability to Subtenant. Provided that Subtenant is not in default hereunder and has cash equal to at least three (3) months of Subtenant's average monthly expenditures for its normal business operations, Sublandlord will not agree to terminate the Master Lease (other than pursuant to its rights under the Master Lease), unless Master Landlord agrees to
(a) not disturb Subtenant's occupancy pursuant to this Sublease, or (b) enter into a direct lease with Subtenant under the terms of this Sublease.

                  7.4 Sublease Controls. In the event of an express conflict between any provision of the Master Lease, which is incorporated herein as described above in this Section 7, and any provision of this Sublease, this Sublease shall control. In determining whether to grant or withhold any consent or approval hereunder, Sublandlord may expressly condition the same upon the consent or approval of Master Landlord, as applicable, if such consent or approval is required under the Master Lease.

                  7.5 Excluded Provisions. Sublandlord and Subtenant hereby acknowledge that the following provisions of the Master Lease are hereby NOT incorporated into this Sublease: Provisions 1, 4, 5, 6, 7, 9 and 12 of the Schedule, Paragraphs 2(A) (except for definitions provided in such paragraph), 3(A) to the extent related to the assignment of warranties, 3(D), the portion of the first sentence of 5(A) ending with the phrase "Appendix C", 5(E), the third sentence of 8(A), 8(B), portions of 17(A) related to the Permitted Transferee or the Novartis Transferee, 20, 25, the first sentence of 26(x), 29, 33, 34, Appendix C (except as to the definition of Personalty, the definition of Schedule Sensitive Equipment and Annex 2), Appendix G, Addendum 1 and Addendum
2. Additionally, Subtenant shall have no right, and there shall not be vested in Subtenant, any right to exercise any rights of first refusal, options to expand or extend the term of the Master Lease, or other similar preferential rights, if any, given to Sublandlord as the tenant under the Master Lease.

                  7.6 No Sublandlord Liability. Except as otherwise provided herein, Sublandlord and Subtenant agree that Sublandlord shall not be responsible or liable to Subtenant for the performance or nonperformance of any obligations of Master Landlord under the Master Lease, and in furtherance thereof agree as follows:

                           7.6.1    Notwithstanding anything to the contrary
contained in this Sublease, Sublandlord shall not be required to (a) provide or perform any insurance and services (including without limitation, the insurance described in Paragraph 8 of the Master Lease) or any alterations, improvements, improvement allowances or other construction obligations as to the Sublease Premises that Master Landlord may have agreed to provide or perform pursuant to the Master Lease or as required by law, (b) provide any project services to the Sublease Premises that Master Landlord may have agreed to furnish pursuant to any provision of the Master Lease or as required by law, including without limitation, Paragraph 4 and Appendix F of the Master Lease, (c) perform any maintenance or make any of the repairs to the Sublease Premises or the Building that Master Landlord may have agreed to perform or make pursuant to the Master Lease or as required by law, including without limitation, Paragraphs 5(B) and 9(B) of the

Master Lease, (d) comply with any laws or requirements of governmental authorities regarding the maintenance or operation of the Sublease Premises, (e) take any other action relating to the operation, maintenance, repair, alteration or servicing of the Sublease Premises that Master Landlord may have agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Master Lease, or (f) provide Subtenant with any rebate, credit, allowance or other concession required of Master Landlord pursuant to the Master Lease except to pass through to Subtenant a pro rata portion of any such rebate, credit, allowance or concession that may in fact be granted by the Master Landlord.

                           7.6.2    Sublandlord agrees, upon written request of
Subtenant, to use commercially reasonable efforts, at Subtenant's sole cost and expense, to cause Master Landlord to provide, furnish, or comply with any of Master Landlord's obligations under the Master Lease (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which, in Sublandlord's reasonable judgment, might give rise to a default by Sublandlord under the Master Lease). If Master Landlord shall default in the performance of any of its obligations under the Master Lease or at law, Sublandlord shall, upon the reasonable request and at the expense of Subtenant, cooperate with Subtenant in the prosecution of any action or proceeding in order to have Master Landlord: (a) make such repairs, provide such services or comply with any other obligation of Master Landlord under the Master Lease or as required by law, and/or (b) compensate Subtenant for any earlier default by Master Landlord in the payment or performance of its liabilities and obligations under the Master Lease during the Sublease Term. Notwithstanding the foregoing, Subtenant shall not make any claim against Sublandlord for any damage which may arise by reason of: (y) the failure of Master Landlord to keep, observe or perform any of its obligations under the Master Lease; or (z) the acts or omissions of Master Landlord or its agents, contractors, employees, invitees or licensees.

                           7.6.3    Neither Sublandlord nor any of its
directors, officers, employees, shareholders, partners, members, affiliates, agents, representatives or consultants shall have any personal liability regarding this Sublease or Sublandlord's obligations set forth herein.

                  7.7 Modifications to Master Lease. Except for any modifications or amendments required to address or reflect changes in applicable laws or regulations, Sublandlord shall not amend or modify the Master Lease in such a manner as to materially or adversely affect Subtenant's use of the Sublease Premises or increase the obligations or decrease the rights of Subtenant thereunder or hereunder, without the prior written consent of Subtenant, which may be granted or withheld at Subtenant's reasonable discretion

         8. INSURANCE. Subtenant shall comply in all respects with the provisions of Paragraph 8 of the Master Lease with regard to the maintenance of insurance. Such insurance shall only be required to cover the applicable Premises but shall nevertheless be in the amounts specified in Paragraph 8(C) of the Master Lease. All such insurance shall name, as additional insureds, Master Landlord, Master Landlord's property manager, Master Landlord's Agents (as defined in the Master Lease), the mortgagees and ground lessors, if any, as notified by Master Landlord, Sublandlord and any other parties required to be named under the terms of the Master Lease, and a policy or certificate thereof shall be provided to Sublandlord not later than five (5) business days prior to the earlier of: (a) the Sublease Commencement Date, or (b) Subtenant's early entry onto the Premises pursuant to Section 2 above. The maintenance of insurance coverage with respect to the Premises and any property of Subtenant shall be the sole obligation of Subtenant. All insurance required to be maintained by Subtenant shall provide for thirty (30) days' prior written notice to Sublandlord and Master Landlord in the event of any termination or reduction in coverage of such insurance. Any waiver of subrogation provision set forth in the Master Lease shall be deemed a three party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Master Landlord (by reason of its consent hereto).

         9.       SURRENDER AND HOLDOVER.

                  9.1 Surrender. As soon as its right to possession ends, Subtenant will surrender the Sublease Premises to Sublandlord in the condition existing as of the Execution Date and the Remainder Premises in the condition existing on the date possession of such premises are delivered to Subtenant, excepting (a) ordinary wear, tear and casualty, (b) Hazardous Materials existing at the Execution Date (as to the Sublease Premises) or the date the Remainder Premises are delivered to Subtenant (as to the Remainder Premises), except to the extent the existence of any such Hazardous Materials are caused or permitted by Subtenant or its Agents, and (c) interior improvements made by Subtenant which Sublandlord and Master Landlord state in writing may be surrendered at termination of the Sublease. Such surrender shall otherwise be in accordance with the provisions of this Sublease and the Master Lease to the extent incorporated herein, including, without limitation, Paragraphs 5, 14 and 28 of the Master Lease. Without limiting the generality of the preceding sentence, Subtenant hereby agrees upon surrender of the Subleased Premises to remove all property required to be removed under the Master Lease to the extent required by Master Landlord.

                  9.2 Holdover. Under no circumstances shall Subtenant be permitted to holdover following the end of the Sublease Term. Accordingly, if Subtenant has not fully surrendered possession of the Sublease Premises in the manner required by the Master Lease and as required by the terms of this Sublease on or before termination of this Sublease, all of the terms, covenants and agreements hereof shall continue to bind Subtenant to the extent applicable, except that (i) the monthly Subtenant's Rent shall be equal to one hundred fifty percent (150%) of Subtenant's Rent payable by Subtenant under this Sublease for the month immediately preceding such holdover period, and (ii) Subtenant shall indemnify and defend Sublandlord against, and hold Sublandlord harmless from, any and all claims, losses and liabilities for damages, consequential or otherwise, resulting from Subtenant's failure to surrender possession, including without limitation, any such claims by Master Landlord or any successor tenant of all or any portion of the Sublease Premises.

         10. INDEMNIFICATION AND REPRESENTATIONS. The following provisions and obligations shall survive the termination of this Sublease:

                  10.1 Subtenant shall indemnify, defend, protect, and hold Sublandlord harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively, "Claims") which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (a) a breach of this Sublease by Subtenant, (b) the use or occupancy by Subtenant or its employees, agents, contractors, invitees, assignees or sublessees (collectively, "Agents") of the Sublease Premises, and, if subleased by Subtenant, the Remainder Premises, (c) the negligence or willful misconduct of Subtenant or its Agents, (d) the storage, use, release or disposal of Hazardous Substances on or about the Sublease Premises and, if subleased by Subtenant, the Remainder Premises, by Subtenant or its Agents; (e) Subtenant's failure to comply with any Environmental Laws following the Execution Date; (f) Subtenant's failure to remove Subtenant's Hazardous Substances on termination of this Sublease as required pursuant to this Section
11.5 and Paragraph 28(E) of the Master Lease; and (g) Subtenant's failure to comply with the laws and regulations pertaining to the Permissible Chemical Inventory. Notwithstanding anything to the contrary in this Sublease or Master Lease, Subtenant shall have no obligation to clean up or to comply with any law regarding, or to reimburse, indemnify, defend or hold harmless Sublandlord or Master Landlord with respect to, any Hazardous Materials discovered (i) on the Sublease Premises which existed, or was caused by conditions which existed, prior to the Execution Date or (ii) on the Remainder Premises which existed, or was caused by conditions which existed, prior to the date the Remainder Premises are delivered to Subtenant, except to the extent any such Hazardous Materials are caused or permitted by Subtenant or its Agents. The provisions of this
Section 10.1 shall survive the expiration or earlier termination of this Sublease.

                  10.2 Sublandlord represents, to the actual knowledge of the officer executing this Sublease, that (a) the Master Lease is in full force and effect between Master Landlord and Sublandlord, and (b) the copy of the Master Lease which is attached hereto as Exhibit "A" is a true, correct and complete copy of the Master Lease.

         11.      HAZARDOUS MATERIALS.

                  11.1 Sublandlord's Phase I Report. Prior to the Sublease Commencement Date, Sublandlord shall deliver a Phase I environmental report regarding the Premises (the "Phase I Report") to Subtenant. If the Phase I Report reveals any hazardous materials violations of applicable Environmental Laws and to the extent such violations existed, or were caused by conditions which existed, prior to the date on which the Premises is delivered to Subtenant, Sublandlord shall remove, repair and/or correct, or cause to be removed, repaired and/or corrected, such violations to the extent Sublandlord is required to do so under any Environmental Laws or the Master Lease; provided, however, that Sublandlord shall not be precluded from exercising its remedies against Master Landlord or any other party to the extent available under the Master Lease or at law or in equity. Except as may otherwise be disclosed on the Phase I Report, Sublandlord hereby warrants and represents to Subtenant, that to Sublandlord's actual knowledge, without investigation or inquiry, the Premises does not contain any Hazardous Substances not otherwise permitted under the terms of the Master Lease and in compliance with Environmental Laws.

                  11.2 Permitted Hazardous Substances. In accordance with the requirements of the Master Lease and all applicable Environmental Laws, Subtenant shall be entitled to use Permitted Hazardous Substances (as defined in the Master Lease) in the Premises in the course of Subtenant's operations, provided that Subtenant shall comply with all Environmental Laws in its use of such Permitted Hazardous Substances. If Subtenant desires to use any Hazardous Substances not deemed Permitted Hazardous Substances under the Master Lease, then, prior to such use, Subtenant shall comply with all requirements of the Master Lease to obtain such consent, including without limitation, Paragraph 28(A).

                  11.3 Environmental Questionnaire. Subject to Section 2, as soon as possible after execution of this Sublease but not later than the Sublease Commencement Date, Subtenant shall complete, execute and deliver to Sublandlord and Master Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of Exhibit "F" attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Sublease for all purposes, and Master Landlord and Sublandlord shall be entitled to rely fully on the information contained therein. Subtenant shall provide an updated Environmental Questionnaire annually on each anniversary of the Sublease Commencement Date. If Subtenant desires to transfer any of its interest in this Sublease, in addition to complying with the requirements for such a transfer set forth in the Master Lease and in Section 15 of this Sublease, Subtenant shall also deliver to Master Landlord and Sublandlord a completed Environmental Questionnaire from the proposed assignee or subtenant.

                  11.4 Hazardous Substances List. If Subtenant does not attach to the Environmental Questionnaire a Hazardous Materials Disclosure-Chemical Inventory and Business Emergency Plan pursuant to Paragraph 7(b) thereof, Subtenant shall also provide to Sublandlord, whenever an Environmental Questionnaire is due and to the extent the following information is not provided on an Environmental Questionnaire, a list (the "Hazardous Substances List") identifying each type of Hazardous Substance to be present in or about the Premises and setting forth all governmental approvals or permits required in connection with the presence of Hazardous Substances in or about the Premises. For each type of Hazardous Substance listed, the Hazardous Substances List shall include the: (i) chemical name; (ii) material state (solid, liquid, gas, cryogen); (iii) concentration; (iv) storage amount and storage condition (cabinets or no cabinets); (v) use amount and use condition (open use or closed use); (vi) location (room number/identification); and (vii) chemical abstract service (CAS) number, if known. Sublandlord may, at Subtenant's expense, hire a person or firm qualified to analyze the Hazardous Substances List to confirm Subtenant's compliance with this Sublease and applicable building and fire code requirements.

                  11.5 Subtenant's Phase I Report. Prior to the expiration or earlier termination of this Sublease, Subtenant shall provide Sublandlord with a Phase I Report as to the Premises, which report shall be completed and dated no earlier than thirty (30) days prior to such expiration or termination of this Sublease. The Phase I Report shall be provided to Sublandlord as evidence that the Premises are free and clear of any contamination or the presence of any Hazardous Substances caused by Subtenant or its subtenants, employees, guests, officers, directors, agents or contractors. Notwithstanding the results of such report, Subtenant shall be liable, at its sole cost and expense, for the removal of all Hazardous Substances in, on or near the Premises caused or permitted by Subtenant or its subtenants, employees, guests, officers, directors, agents or contractors, and such obligation shall survive the expiration or termination of this Sublease. Additionally, as part of its surrender obligations hereunder, Subtenant shall have taken all steps necessary to complete a decommission process for the Sublease Premises with the City of San Diego and any other applicable governmental entity to the extent required by law, and Subtenant shall have removed or transferred any licenses Subtenant or its subtenants, agents or contractors have placed on the Sublease Premises including any radioactive license(s). In connection with the expiration or earlier termination of this Sublease, Subtenant shall comply with the surrender and removal obligations set forth in the Master Lease incorporated by reference into this Sublease, including, without limitation, Paragraph 28(E) thereof.

                  11.6 Permissible Chemical Inventory. The Building consists of four (4) control zones ("Control Zones") for the purposes of determining the permissible amount of chemical inventory that may be brought on, handled, stored or used in the Building at any given time (the "Permissible Chemical Inventory"). Two (2) of the Control Zones (collectively, the "Premises Control Zones") are located entirely within the Sublease Premises and portions of the remaining two (2) Control Zones (collectively, the "Other Control Zones") are also located within the Sublease Premises. Until such time as Subtenant subleases both the Sublease Premises and the Remainder Premises from Sublandlord, the Permissible Chemical Inventory shall be allocated between the Sublease Premises and the Remainder Premises such that Subtenant shall be entitled to one hundred percent (100%) of the Permissible Chemical Inventory allocable to the Premises Control Zones located entirely within its Sublease Premises and fifty percent (50%) of the Permissible Chemical Inventory allocable to the Other Control Zones. Notwithstanding the foregoing, if Sublandlord subleases the Remainder Premises to a third-party subtenant who desires a pro-rata portion of the Permissible Chemical Inventory, Subtenant shall reduce its usage of Permissible Chemical Inventory in the Other Control Zones from fifty percent (50%) to twenty-five percent (25%). Sublandlord shall assist Subtenant with any out-of-pocket incremental costs Subtenant incurs to cause such reduction, up to a maximum amount of the greater of: (a) fifty percent (50%) of the amount of such costs; or (b) $20,000. Subtenant shall cause such reduction to occur within thirty (30) days after delivery of written notice from Sublandlord to Subtenant. If Subtenant subleases the entire Premises from Sublandlord, Subtenant shall thereafter be entitled to one hundred percent (100%) of the Permissible Chemical Inventory for all Control Zones. Subtenant shall strictly comply with all federal, state and local laws, rules and regulations, including, without limitation, the California Health and Safety Code and the Uniform Fire Code, as adopted by the State Fire Marshall, regarding the Permissible Chemical Inventory. Such compliance by Subtenant shall include, without limitation, satisfying all tracking and reporting requirements, submitting all required certifications and inventory forms, maintaining all required permits and following all required procedures and protocols.

                  11.7 Hazardous Substances Storage Sheds. Subtenant acknowledges there currently exists on the Project two (2) Hazardous Substances storage sheds (collectively, the "Storage Sheds"). Subtenant shall be entitled to use a pro rata portion of the Storage Sheds, such portion to be determined based on the square footage in the Building occupied by Subtenant.

         12. NOTICES. Subtenant hereby designates the party set forth below as the sole representative of Subtenant authorized to give and receive all notices and other communications on behalf of Subtenant under this Sublease. All notices, demands, statements and other communications that may or are required to be given by either party to the other hereunder shall be in writing and shall be (i) personally delivered to the address or addressee provided herein, (ii) sent via facsimile to the fax number provided below, provided that such notice is also sent by a second method approved hereunder, or (iii) sent by certified first class United States mail, postage prepaid, return receipt requested, or (iv) delivered by a reputable overnight courier service and, in any case, addressed as follows:

If to Sublandlord:                         Torrey Mesa Research Institute
                                           c/o Syngenta Corporation
                                           2200 Concord Pike
                                           P.O. Box 8353
                                           Wilmington, DE 19803-8353
                                           Attention: Joseph Powell
                                           FAX: (302) 425-2005

If to Subtenant (prior to the Sublease     Anadys Pharmaceuticals, Inc.
Commencement Date):                        9050 Camino Santa Fe
                                           San Diego, CA 92121
                                           Attention: Mary Glanville
                                           FAX: (858) 527-0417

If to Subtenant (after the Sublease        Anadys Pharmaceuticals, Inc.
Commencement Date):                        3115 Merryfield Way
                                           San Diego, California 92037
                                           Attention: Mary Glanville
                                           FAX: [To be provided upon occupancy.]

Notices shall be deemed to have been fully given upon (a) personal delivery if sent by personal delivery and such delivery is confirmed, (b) confirmation of fax, if sent by fax and by a second approved method, (c) three (3) business days after deposit in the United States mail, if sent by certified mail, or (d) the next delivery date, if overnight courier is confirmed. If delivery thereof is refused, then upon such refusal to accept delivery (provided that there is reasonable evidence of such refusal). Either party shall have the right upon five (5) days prior notice to the other to change its address for notice as provided above.

         13. ALTERATIONS. Notwithstanding anything to the contrary contained in the Master Lease, Subtenant shall not construct or install a vivarium or otherwise make any alterations, renovations, improvements or other installations, whether structural or nonstructural (collectively, "Subtenant Alterations") in or to the Premises without the prior written consent of Sublandlord, which approval shall not be unreasonably withheld or delayed, and Master Landlord pursuant to the Master Lease. In the event that Subtenant desires to construct or install a vivarium or biobubble, such proposed vivarium or biobubble shall be designed, constructed, and operated in full compliance with all Federal, State and local government laws, regulations and statutes, including without limitation, compliance with the Public National Institutes of Health Guide for Care and Use of Laboratory Animals. If Master Landlord consents or does not require its consent to the construction of a vivarium or biobubble, Subtenant will not need Sublandlord's consent to such vivarium or biobubble. All Subtenant Alterations shall be subject to the terms and conditions of the Master Lease, including without limitation, the obligation, at Subtenant's sole cost and expense, to remove such Subtenant Alterations at the end of the Sublease Term and restore the Sublease Premises to the condition existing immediately prior to completion of the Subtenant Alterations, if so required by Sublandlord or Master Landlord. All Subtenant Alterations shall be performed by a contractor reasonably approved by Sublandlord and Master Landlord and shall be completed in accordance with Paragraph 5 of the Master Lease. Subtenant shall, at its sole cost and expense, obtain any permits or other approvals from the Master Landlord and from any governmental entities required for any Subtenant Alterations desired by Subtenant and shall comply with all building codes, requirements and other laws related thereto, including without limitation the Americans With Disabilities Act. Subtenant shall indemnify, defend (with counsel reasonably acceptable to Sublandlord), and hold harmless Sublandlord and its agents, contractors, directors, shareholders and representatives from and against any and all losses, costs, claims, liabilities and damages (including reasonable attorneys' and experts' fees and expenses) arising from or relating in any manner to the installation, use, operation, repair, maintenance, restoration, replacement and removal of the Subtenant Alterations and all substances and materials used in connection therewith, except to the extent caused by the gross negligence or willful misconduct of Sublandlord.

         14. BROKERS. Subtenant and Sublandlord respectively warrant and represent to each other that they have not dealt with any leasing agent or broker in connection with this Sublease other than Colliers International, on behalf of Sublandlord ("Sublandlord's Broker"), and Phase 3 Properties, Inc., on behalf of Subtenant ("Subtenant's Broker" and collectively, with Sublandlord's Broker referred to herein as the "Brokers") and that no brokerage commission or finder's fee has been incurred in connection with this transaction except a brokerage commission to be paid to the Brokers by Sublandlord pursuant to a separate agreement between Sublandlord and Sublandlord's Broker. Subtenant and Sublandlord each agree to indemnify, defend and hold the other party harmless from and against any claims arising out of a breach of the foregoing representation and warranty. The provisions of this Section 14 shall survive the expiration or earlier termination of this Sublease.

         15. ASSIGNMENT AND SUBLETTING. Subtenant shall not assign this Sublease or any interest therein nor further sublet the Sublease Premises in whole or in part, or any right or privilege appurtenant thereto nor permit the occupancy or use of any part thereof by any person without the prior written consent of Sublandlord and Master Landlord, which consent shall not be unreasonably withheld or delayed pursuant to the terms of Paragraph 17 of the Master Lease. Subtenant acknowledges and agrees that in the event that Subtenant sublets or assigns this Sublease, any excess payments for rent profit due under Paragraph 17(E) of the Master Lease to the Master Landlord (if any) shall be the sole responsibility of Subtenant and Sublandlord shall have no liability or responsibility for payment of any portion of such excess payments. Subject to such obligation, Subtenant shall be entitled to retain any and all rent profit Subtenant receives from a third party during the Sublease Term. Except to the extent permitted above, any assignment or further subletting, occupancy or use by a third party of the Premises without the prior written consent of Sublandlord and/or Master Landlord shall, at the option of the Sublandlord, terminate this Sublease and any such purported assignment, sub-sublease, occupancy or use shall be null and void. Without limiting the foregoing, any further sublease or assignment by Subtenant under this Section 15 shall be subject to the costs and limitations set forth in Paragraph 17 of the Master Lease and such transferee shall be required to provide the information required under Sections 11.2 and 11.4 of this Sublease.

         16. RISK OF CASUALTY. In the event of fire or other casualty to the Sublease Premises prior to the Sublease Commencement Date or otherwise during the Sublease Term, which in Master Landlord's estimation (based on the determination of a licensed architect retained by Master Landlord, as described in Paragraph 9 of the Master Lease) (the "Master Landlord's Repair Estimate") will take less than ten (10) months to repair or more than two (2) months if the restoration would begin during the last twelve (12) months of the Sublease Term, this Sublease will remain in full force and effect and Subtenant's Rent will be abated based upon the extent to which such damage and the making of such repairs interferes with Subtenant's ability to occupy and use the Sublease Premises while such repairs are being made. In the event of casualty to the Sublease Premises prior to the Sublease Commencement Date or otherwise during the Sublease Term, which in Master Landlord's Repair Estimate will take more than ten (10) months to repair, Subtenant may terminate this Sublease, by giving Sublandlord notice of such termination within seven (7) days of receipt of the Master Landlord's Repair Estimate. In any event, and without limiting Section
7.3 above, if the Master Lease is terminated by Master Landlord pursuant to Paragraph 9 of the Master Lease, this Sublease shall terminate.

         17. FINANCIAL STATEMENTS. If Subtenant has not completed its IPO by the Sublease Commencement Date, Subtenant shall provide Sublandlord with a three-year projection of earnings and cash flow of its operations without the IPO financing. Additionally, until Subtenant completes its IPO, Subtenant shall provide Sublandlord with (a) financial statements for each calendar year during the Sublease Term by March 31 of the following year, which financial statements shall have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, audited and certified by an independent certified public accountant, and (b) current quarterly interim financial statements by June 1, September 1 and December 1 of each calendar year, prepared according to GAAP. If Subtenant's cash position at any time falls below the amount that is three (3) months of Subtenant's average monthly expenditures for its normal business operations, Subtenant shall promptly provide Sublandlord with written notice of such occurrence. Subtenant represents, warrants and covenants that any quarterly or annual financial statements previously furnished to Sublandlord, and any financial statements hereafter furnished to Sublandlord are accurate and are not materially misleading as of the date such statements were or are given to Sublandlord.

         18. WARRANTS FOR PREFERRED STOCK. Upon full execution of this Sublease and subject to approval of this Sublease by Master Landlord, Subtenant will issue Sublandlord a warrant to purchase 150,000 shares of the Series C Preferred Stock of Subtenant (the "Preferred Stock") at an exercise price of One and 35/100 Dollars ($1.35) per share (the "Exercise Price"), which warrant shall have a five (5) year term and shall be adjustable for stock splits, stock dividends, recapitalizations and the like, and will include such other terms and conditions as are mutually agreeable to Sublandlord and Subtenant (the "Sublease Warrant"). The Sublease Warrant shall also contain a statement of "no impairment," assuring Sublandlord that Subtenant shall not willfully avoid or seek to avoid the observance or performance of any of the provisions of the warrant or otherwise adversely affect the economic benefit of the warrantholder's rights to the underlying stock in a manner different from all other holders of the Company's stock. If the IPO has not been completed by October 1, 2004, Subtenant's Sublease Right and Right of First Offer set forth in Sections 1.3 and 1.4 above shall terminate and have no further force or effect unless Subtenant, in its sole discretion, provides to Sublandlord, prior to November 1, 2004, a warrant to purchase an additional 100,000 shares of Series C Preferred Stock (such number to be adjusted for any stock splits, stock dividends and the like, including but not limited to the reverse stock split expected to occur in connection with Subtenant's proposed initial public offering) at the Exercise Price (to be adjusted as set forth above and as provided in the Sublease Warrant), which warrant will be subject to the same requirements as the warrant referenced above (the "Second Sublease Warrant"). No warrants that Subtenant issues shall be required to be returned at the end of the Sublease Term or the earlier expiration of this Sublease. Subtenant hereby represents and warrants to Sublandlord that Subtenant has the authority to issue the Sublease Warrant and has taken all necessary and appropriate action to enable Subtenant to issue the Sublease Warrant, such action to include, without limitation, making all required disclosures in connection with the IPO or otherwise. Subtenant further represents and warrants that in the event it decides, in its sole discretion, to issue the Second Sublease Warrant, that it will obtain the requisite authority and take all necessary action to enable it to issue the Second Sublease Warrant.

         19. MASTER LANDLORD'S CONSENT. This Sublease shall not become effective and shall not be deemed to be an offer to sublease or create any rights or obligations between Subtenant or Sublandlord unless and until Sublandlord and Subtenant have executed and delivered the same, and Master Landlord has executed and delivered a consent to this Sublease in a form reasonably acceptable to Sublandlord and Subtenant. If no such consent to this Sublease is given or deemed given by Master Landlord within ten (10) business days after the delivery of a copy of the fully executed Sublease to Master Landlord, then either Sublandlord or Subtenant shall have the right, by written notice to the other, to terminate this Sublease at any time prior to such consent from Master Landlord being given or deemed given. By delivering this Sublease, each party hereby represents and warrants to the other that such execution and delivery has been duly authorized by all necessary corporate or partnership action and that the person(s) executing same have been duly authorized to do so.

         20. PARKING. Subtenant shall be permitted to use its proportionate share of the parking rights granted to Sublandlord under the Master Lease, which proportionate share shall be determined by calculating the ratio of the square footage of the Sublease Premises to the total square footage of the Building. If and when Subtenant subleases the Remainder Premises from Sublandlord, Subtenant shall thereafter be entitled to all of the parking rights granted to Sublandlord under the Master Lease.

         21. SIGNAGE; ROOF AND CABLE RIGHTS. Subtenant, at Subtenant's sole cost and expense, shall have the non-exclusive right to maintain signs on or about the Premises in accordance with all Governmental Regulations (as defined in the Master Lease) and the terms and conditions of the Master Lease, including without limitation, Paragraphs 11(b) and 30. Master Landlord and Sublandlord shall have the right to approve such signage, to the extent so provided in the Master Lease, which approval shall not be unreasonably withheld, conditioned or delayed. Subtenant shall have roof access and cable rights in the Sublease Premises to the extent Sublandlord has such rights in the Master Lease.

         22. QUIET ENJOYMENT. Sublandlord shall use commercially reasonable efforts to obtain a non-disturbance agreement from Master Landlord on Subtenant's behalf; provided, however, that such efforts shall not require Sublandlord to incur any cost or expense and the ability to obtain such agreement shall not be a condition to the effectiveness of this Sublease. Sublandlord makes no representation or warranty of quiet enjoyment to Subtenant. If Master Landlord seeks to terminate the Master Lease because of a default or alleged default by Sublandlord under the Master Lease (other than a default or alleged default caused by the default by Subtenant under this Sublease), Sublandlord shall use diligent, good-faith efforts to cure, or cause the cure of, such default. In the event that Sublandlord defaults in the performance or observance of any of Sublandlord's obligations under this Sublease or receives a notice of default from Master Landlord under the Master Lease, then Subtenant shall give written notice to Sublandlord specifying in what manner Sublandlord has defaulted. If such default shall not be cured within a reasonable time, but in no event later than thirty (30) days after Sublandlord's receipt of such written notice from Subtenant (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Subtenant shall give Sublandlord a second written notice specifying Sublandlord's failure to cure such default. If Sublandlord does not cure some default within fifteen (15) days thereafter, Subtenant shall be entitled, at Subtenant's option, to cure such default and promptly collect from Sublandlord Subtenant's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs), unless such default by Sublandlord is caused by a default of Subtenant hereunder (in which case Sublandlord shall not be liable for Subtenant's costs to cure the default). Subtenant shall not be required to wait the entire cure period provided for herein if earlier action is required to prevent a termination by Master Landlord of the Master Lease and Sublandlord has failed to take such earlier action. Nothing contained herein shall entitle Subtenant to act on behalf of Sublandlord or in Sublandlord's name. Except as required under the Master Lease, Subtenant shall not be required to execute any non-disturbance agreement during the Sublease Term that would adversely affect Subtenant's rights under this Sublease.

         23.      MISCELLANEOUS.

                  23.1 This Sublease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                  23.2 This Sublease cannot be changed or terminated orally. All informal understandings and agreements heretofore made between the parties are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant as to the subleasing of the Sublease Premises.

                  23.3 Each and every indemnification obligation set forth in this Sublease, or incorporated into this Sublease from the Master Lease, shall survive the expiration or earlier termination of the term of this Sublease.

                  23.4 If, for any reason, any suit be initiated between Sublandlord and Subtenant to enforce any provision of this Sublease, the prevailing party shall be entitled to legal costs, expert witness expenses, and reasonable attorneys' fees, as fixed by the court.

                  23.5 Subject to the restrictions on assignment set forth in this Sublease, this Sublease shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  23.6 The parties mutually acknowledge that this Sublease has been negotiated at arm's length. The provisions of this Sublease shall be deemed to have been drafted by all of the parties and this Sublease shall not be interpreted or constructed against any party solely by virtue of the fact that such party or its counsel was responsible for its preparation.

                  23.7 No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

                  23.8 Confidentiality. Sublandlord shall treat all information furnished by Subtenant pursuant to this Sublease as confidential and shall not disclose such information to any person or entity, except for Master Landlord or Sublandlord's affiliates or consultants, or as otherwise expressly provided herein, without Subtenant's prior written consent, which consent shall not be unreasonably withheld or delayed, except as required by law.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the date set forth above.

SUBLANDLORD:                      TORREY MESA RESEARCH INSTITUTE,
                                  a Delaware corporation

                                  By:   /s/ Joseph L. Powell
                                        ----------------------------------------
                                  Name: Joseph L. Powell
                                  Its:  President

SUBTENANT:                        ANADYS PHARMACEUTICALS, INC.,
                                  a Delaware corporation

                                  By:   /s/ Kleanthis G. Xanthopoulos
                                        ----------------------------------------
                                  Name: Kleanthis G. Xanthopoulos, Ph. D.
                                  Its:  President and CEO

                                  By:   ________________________________________
                                  Name: ________________________________________
                                  Its:  ________________________________________

                           CONSENT OF MASTER LANDLORD

         Notwithstanding any provision in the Master Lease prohibiting the sublease of the Premises, the undersigned, as owner and holder of all right, title and interest of Master Landlord under the Master Lease, hereby consents to the foregoing sublease of the Premises and waives any objection to the sublease contained herein.

                                  CARRAMERICA REALTY CORPORATION,
                                  a Maryland corporation

Dated: _______________, 2004      By:   ________________________________________
                                  Name: ________________________________________
                                  Its:  ________________________________________

                                  DEFINED TERMS

         Unless the context otherwise indicates, whenever used in this Agreement or an Exhibit to this Agreement, the following terms will have the meaning ascribed thereto in the section identified:

                                                                    Section in Which
                                                                    ----------------
Term                                                                     Defined
----                                                                     -------
Additional Security Deposit                                         5.2
Additional Subtenant Improvement Allowance                          6.2
Base Expenses                                                       4.3.1
Brokers                                                             14
Building                                                            Recital B
Common Stock                                                        18
Control Zones                                                       11.6
Environmental Questionnaire                                         11.3
Execution Date                                                      Introduction
Exercise Price                                                      18
Expiration Date                                                     2
First Installment                                                   14
GAAP                                                                17
Hazardous Substances List                                           11.4
Increased Expenses                                                  4.3.1
Initial Security Deposit                                            5.1
IPO                                                                 4.2.2
Leased Premises                                                     Recital B
Master Landlord                                                     Recital A
Master Landlord's Repair Estimate                                   16
Master Lease                                                        Recital A
Monthly Base Expenses                                               4.3.1
Novartis                                                            Introduction
Other Control Zones                                                 11.6
Other Subtenants                                                    1.2.1
Permissible Chemical Inventory                                      11.6
Phase I Report                                                      11.1
Premises                                                            1.3
Premises Control Zones                                              11.6
Registration Statement                                              4.2.2
Remainder Premises                                                  1.2
Remainder Premises Improvements                                     6.2
Right of First Offer                                                1.3
SEC                                                                 4.2.2
Second Installment                                                  14
Second Sublease Warrant                                             18
Security Deposit                                                    5.2

                                                                    Section in Which
                                                                    ----------------
Term                                                                     Defined
----                                                                     -------
Storage Sheds                                                       11.7
Sublandlord                                                         Introduction
Sublandlord's Broker                                                14
Sublandlord's Notice                                                1.3
Sublease                                                            Introduction
Sublease Commencement Date                                          2
Sublease Premises                                                   1.1
Sublease Premises Improvements                                      6.1
Sublease Right                                                      1.4
Sublease Term                                                       2
Sublease Warrant                                                    18
Sublease Year                                                       4.2.3
Subtenant                                                           Introduction
Subtenant Alterations                                               13
Subtenant Improvement Allowance                                     6.1
Subtenant Improvements                                              6.2
Subtenant's Additional Rent                                         4.3
Subtenant's Base Rent                                               4.2.3
Subtenant's Base Rent for the Remainder Premises                    4.2.2
Subtenant's Base Rent for the Sublease Premises                     4.2.1
Subtenant's Broker                                                  14
Subtenant's Notice                                                  1.3
Subtenant's Rent                                                    4.1
Work Letter                                                         6.1

                                   EXHIBIT "A"

                                  MASTER LEASE

                                      A-1

                     [ATTACHED AFTER EXHIBIT F OF SUBLEASE]

                                   EXHIBIT "B"

                       DEPICTION OF THE SUBLEASE PREMISES

                  [FLOORPLANS DETAILING ANADYS SPACE AS SHADED]

                                   EXHIBIT "C"

                            SUBTENANT'S DEMISING WORK

                   [FLOORPLANS DETAILING TENANT IMPROVEMENTS]

                                    EXHIBIT D

                          SUBTENANT'S SOLE ACCESS AREAS

                  [FLOORPLANS DETAILING ANADYS SPACE AS SHADED]

                                   EXHIBIT "E"

                              WORK LETTER AGREEMENT

         This Work Letter AGREEMENT (this "Work Letter") is attached to, supplements, and is made a part of that certain Sublease dated as of February 23, 2004, by and between TORREY MESA RESEARCH INSTITUTE, a Delaware corporation ("Sublandlord") and ANADYS PHARMACEUTICALS, INC., a Delaware corporation ("Subtenant"). These provisions define the responsibilities of Sublandlord and Subtenant for the completion and payment of certain Subtenant Improvements, a general description of which are described on Exhibit "1" attached hereto. All initially capitalized terms not defined herein shall have the same meaning as set forth in the Sublease.

         1.       Appointment of Construction Representatives.

                  (a) By Master Landlord. Master Landlord hereby appoints the following person as Master Landlord's representative ("Master Landlord's Representative") to act for Master Landlord in all matters covered by this Work
Letter: Mike Becker.

                  (b) By Sublandlord. Sublandlord hereby appoints the following person as Sublandlord's representative ("Sublandlord's Representative") to act for Sublandlord in all matters covered by this Work Letter: Henry Graef. All submissions shall be concurrently delivered to Sublandlord's consultant: James Serbia, Serbia Consulting Group, 4445 Eastgate Mall, Suite 200, San Diego CA 92121.

                  (c) By Subtenant. Subtenant hereby appoints the following person as Subtenant's representative ("Subtenant's Representative") to act for Subtenant in all matters covered by this Work Letter: Mary Glanville.

                  (d) Communications. All communications with respect to the matters covered by this Work Letter shall be made to Master Landlord's Representative, Sublandlord's Representative or Subtenant's Representative, as the case may be. Either party may change its representative under this Work Letter at any time by written notice to the other parties.

         2.       Construction Plans for Subtenant Improvements.

                  (a) Preparation of Space Plans. Subtenant shall retain a licensed architect approved by Master Landlord and Sublandlord (the "Architect") to prepare the preliminary space plans for the Sublease Premises (the "Space Plans"). Master Landlord and Sublandlord hereby approve Roy Davies of RDA as Subtenant's Architect. Upon completion of the Space Plans, the Architect shall deliver a copy of the Space Plans to Master Landlord and Sublandlord for their review and approval (which shall be provided within three (3) business days after receipt thereof).

                  (b) Preparation of Final Plans. Upon approval of the Space Plans by Master Landlord and Sublandlord, Tenant shall cause the Architect, in consultation with engineers and/or other consultants reasonably approved by Master Landlord and Sublandlord (to be provided within five (5) days), to prepare complete architectural plans, drawings and specifications and complete engineering, mechanical, fire/life safety, structural and electrical working drawings for all of the Subtenant Improvements (collectively, the "Final Plans") showing: (1) the layout, lighting, finish and decoration work (including carpeting and other floor coverings); and (2) all other specifications for the Subtenant Improvements. The Final Plans shall be submitted to Master Landlord and Sublandlord for their reasonable approval. Master Landlord and Sublandlord shall respond to any request for approval by Subtenant (including any changes requested pursuant to Section 1.1(g) below) within five (5) days of Subtenant's request accompanied by a complete set of proposed Final Plans and any other related documentation reasonably requested by Master Landlord or Sublandlord. If Master Landlord or Sublandlord disapproves of any portion of the Final Plans, such party shall advise Subtenant in writing of such disapproval and the reasons therefor. Subtenant shall then re-submit to Master Landlord and Sublandlord for their reasonable approval, a redesign of the Final Plans, incorporating those revisions required by Master Landlord or Sublandlord.

                  (c) Requirements of Final Plans. The Final Plans shall include locations and complete dimensions and shall: (1) be compatible with the building shell and with the design, construction and equipment of the building and (2) comply with all applicable laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, and permits (collectively, "Applicable Law").

                  (d) No Changes to Structural Components of Building. Neither the approved Final Plans nor any amendment or supplement thereto shall require changes to or penetration of any structural component of the Building.

                  (e) Governmental Approvals. Subtenant shall be solely responsible for obtaining approval of the Final Plans by all governmental agencies having jurisdiction, including all necessary permits and the temporary and permanent certificate of occupancy (or other required, equivalent approval from the local governmental authority permitting occupancy of the Sublease Premises). Sublandlord shall reasonably cooperate with Subtenant in obtaining such approvals so long as Sublandlord shall not incur any financial or other liability in that regard.

                  (f) Compliance with Law. Subtenant shall construct the Subtenant Improvements in compliance with all Applicable Laws and Environmental Laws (as defined in the Sublease). Without limiting the generality of the foregoing, Subtenant specifically acknowledges that it shall be responsible for compliance and the cost of compliance with the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) applicable to the construction of the Subtenant Improvements and occupancy and use of the Sublease Premises.

                  (g) Changes. In the event that changes to the Space Plans or Final Plans are requested by Subtenant or required by any governmental agency subsequent to Master Landlord's and Sublandlord's approval thereof, such changes and the costs thereof shall be forwarded to Master Landlord and Sublandlord for approval (which approval shall not be unreasonably withheld and shall be provided within three (3) business days after receipt thereof)) prior to incorporation into the work. After approval of the changes and the costs thereof by Master Landlord and Sublandlord, the changes shall be documented by a change order.

         3. Management of Construction. Subtenant shall manage and be responsible for all aspects of construction of the Subtenant Improvements.

         4.       Payment for Subtenant Improvements.

                  (a) Allowance From Sublandlord. Sublandlord shall provide Subtenant with the Subtenant Improvement Allowance per the terms of Section 6 of the Sublease, which allowance shall be used only for the purposes set forth therein, including, without limitation, the payment of any professional expenses incurred with respect to the creation of the Space Plans and Final Plans, any construction drawings and the payment of any fees charged by any governmental entity with respect to the construction or approval of Subtenant Improvements.

                  (b) Balance from Subtenant. With the exception of Sublandlord's obligation to provide the Subtenant Improvement Allowance, Subtenant shall be solely responsible for payment of the costs of the Subtenant Improvements, including without limitation: (1) all design and engineering fees incurred in connection with the preparation of the Space Plans and Final Plans;
(2) the costs of permits, fees and taxes; (3) testing and inspecting costs; (4) the costs and charges for material and labor, contractor's profit and general overhead incurred by Subtenant in having the Subtenant Improvements constructed;
(5) the cost of any bonds or guarantees issued in connection with the Subtenant Improvements and the cost of construction insurance; (6) the cost of reproducing blueprints, plans and other construction documents; and (7) all other costs incurred in the construction of the Subtenant Improvements. To the extent that the total cost of the Subtenant Improvements exceeds the Subtenant Improvement Allowance, Subtenant shall pay the full amount of such excess. Subtenant shall receive no payment, rent reduction or credit for an unused portion of the Subtenant Improvement Allowance.

         5.       Construction.

                  (a) Approval of Contractor. Master Landlord and Sublandlord hereby approve David Begent and Company, Inc. as Subtenant's general contractor to undertake the construction of the Subtenant Improvements ("Contractor"). In the event of any changes to the Contractor, Master Landlord and Sublandlord shall respond to Subtenant's request for approval (which shall not be unreasonably withheld) promptly, but in no case more than five (5) days following Subtenant's request. Subtenant shall promptly enter into a construction contract with the Contractor for the Subtenant Improvements (the "Contract"), which Contract shall be approved in writing by Master Landlord and Sublandlord, which approval shall not be unreasonably withheld or delayed and shall be provided within five (5) business days after receipt thereof. Subtenant shall be solely responsible for the performance of the work of the Subtenant Improvements to be performed by the Contractor and any and all subcontractors, suppliers and the like performing services for Subtenant and/or the Contractor.

                  (b) Construction Schedule. Prior to commencement of construction of any Subtenant Improvements, Subtenant shall furnish to Master Landlord's Representative and Sublandlord's Representative for their written approval a schedule setting forth projected completion date and showing the deadlines for any actions required to be taken by Subtenant during such construction. Such approval shall be provided within three (3) business days after receipt thereof.

                  (c) Commencement and Completion of Subtenant Improvements. Following approval of the Final Plans and Subtenant's selection of the Contractor and subcontractors by Master Landlord and Sublandlord and execution of the Contract pursuant to Section 5(a) above, Subtenant shall direct the Contractor and such subcontractors to immediately commence and diligently complete construction of the Subtenant Improvements. All Subtenant Improvements work shall be carried out in accordance with reasonable rules and regulations promulgated by Master Landlord and Sublandlord and in such a manner as to minimize, as much as reasonably possible, interference with other tenants and with the use of the Common Areas. Such work shall be performed diligently, in a first-class, workmanlike manner. Master Landlord's facilities manager, Mike Becker, shall have the right to enter the Premises at all times to inspect the work and to post notices of non-responsibility. Other representatives of Master Landlord and Sublandlord shall have the right to enter the Premises upon reasonable notice to Subtenant (except in the case of an emergency when no such notice is required). Subtenant shall ensure lien-free completion of the Premises, and Subtenant shall comply with all provisions of the Master Lease regarding liens, including Paragraph 5(C) thereof.

                  (d) Insurance. Prior to the Contractor entering the Sublease Premises and during the pendency of the construction of the Subtenant Improvements, Subtenant shall cause the Contractor to carry the following insurance and otherwise comply with the following provisions:

                           (1) Liability. A policy or policies of commercial
general liability insurance on an "occurrence" basis, with reasonably acceptable deductibles, and with minimum limit of One Million Dollars ($1,000,000), or the limit carried by Contractor, whichever is greater, covering Operations, Independent Contractors, Products and Completed Operations, Contractual Liability (specifically covering Contractor's indemnification of Master Landlord and Sublandlord, if any), Broad Form Property Damage (including completed operations), Severability of Interest and Cross Liability clauses, and Personal Injury.

                           (2) Workers' Compensation. Workers' Compensation
Insurance including Employer's Liability in a minimum amount of One Million Dollars ($1,000,000), including waiver of subrogation by the insurance carrier with respect to Master Landlord, Sublandlord and Subtenant.

                           (3) Automobile Liability. A policy or policies of
automobile liability insurance with a minimum limit of Two Million Dollars ($2,000,000), or the limit carried by Contractor, whichever is greater.

                           (4) Additional Insured. All policies of insurance
carried by the Contractor shall be primary and shall name Master Landlord, Sublandlord and Subtenant and their respective employees, consultants and representatives as additional insureds, and shall apply severally to Master Landlord, Sublandlord, Subtenant and Contractor, with the provision that any other insurance carried by Master Landlord, Sublandlord and Subtenant shall be noncontributing. Such policies shall contain a provision that the naming of an additional insured shall not negate any right the additional insured would have had as claimant under the policy if not so named.

                           (5) Form and Procedures. Any policies or certificates
of insurance required under the provisions of this Section 5(d) shall be issued by insurance companies rated at least A:VIII by the current Best's Key Rating Guide and contain an endorsement or provision that not less than thirty (30) days' prior written notice be given to Master Landlord and Sublandlord prior to cancellation, non-renewal or reduction of coverage or amount of such policy. A certificate issued by the insurance carrier of each policy of insurance required to be maintained by Contractor, stating the limits and other provisions required hereunder and in a form reasonably acceptable to Master Landlord and Sublandlord, shall be delivered to Master Landlord and Sublandlord before the Contractor enters the Sublease Premises and, thereafter, prior to the expiration of the term of each such policy.

                           (6) Subcontractors. Subtenant shall also cause
Contractor to require all subcontractors performing work on the Subtenant Improvements to carry insurance in commercially reasonable amounts and naming as additional insureds the same persons required to be named as additional insureds under Contractors policies, as described in Section 5(d)(4) above, provided that in no event shall minimum limits of liability under such policies be less than Five Hundred Thousand Dollars ($500,000). Should the subcontractors retain sub-subcontractors, Subtenant shall cause Contractor to arrange for the policies of such sub-subcontractors to name the same persons described above as additional insureds.

                           (7) Indemnity by Contractor. Should Subtenant be
indemnified by the Contractor or any subcontractors in connection with the construction of the Subtenant Improvements, then Subtenant shall require the Contractor and such subcontractors to similarly indemnify Master Landlord and Sublandlord.

                           (8) Approvals by Master Landlord and Sublandlord.
Approval by Master Landlord and Sublandlord of the Space Plans, Final Plans, the Contractor, the Contract or any other aspect of the construction and completion of the Subtenant Improvements shall in no way be construed as a representation or warranty by either Master Landlord or Sublandlord and Master Landlord and Sublandlord hereby specifically disclaims any such effect. Subtenant agrees that it has full responsibility for making all such decisions and shall not rely on any approval by Master Landlord or Sublandlord in that regard.

                           (9) No Agency. Subtenant is acting as a principal in
the construction of the Subtenant Improvements and is not acting as an agent of either Master Landlord or Sublandlord in that regard.

                  (e) Deemed Approval. Notwithstanding anything to the contrary herein, in the event Sublandlord fails to approve or disapprove of any matter requiring approval under the terms of this Work Letter within the time specified, such matter shall be deemed approved. Also, if Master Landlord approves or is deemed to have approved any item requiring Master Landlord's consent hereunder, Sublandlord will be deemed to have approved such matter if Sublandlord does not disapprove such matter in writing within one (1) day after its receipt of Master Landlord's approval of such matter. Sublandlord shall assist Subtenant with its efforts to obtain Master Landlord's approvals as required herein, but Sublandlord shall have no liability or obligation regarding Master Landlord's failure to respond to any of Subtenant's submissions within the time periods specified in this Work Letter Agreement or the Sublease, or to otherwise comply with the terms of this Work Letter Agreement.

                           EXHIBIT "1" TO EXHIBIT "E"
                                       TO
                     WORK LETTER FOR SUBTENANT IMPROVEMENTS

                  General Description of Subtenant Improvements

                   [FLOORPLANS DETAILING TENANT IMPROVEMENTS]

                                   EXHIBIT "F"

                          ENVIRONMENTAL QUESTIONNAIRE/
                         HAZARDOUS MATERIAL SURVEY FORM

         The purpose of this form is to obtain information regarding the use of Hazardous Substances on the Premises. Prospective tenants, subtenants and contractors should answer the questions in light of their proposed activities on the Premises. Existing tenants, subtenants and contractors should answer the questions as they relate to ongoing activities on the Premises and should update any information previously submitted.

         If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the address for Sublandlord listed in the notice section of the Sublease:

         1.       GENERAL INFORMATION.

         Name of Responding Company: ___________________________________________
         Check all that apply:         Tenant      (  )    Contractor  (  )
                                       Prospective (  )    Existing    (  )

         Mailing Address: ______________________________________________________
         Contact Person & Title: _______________________________________________
         Telephone Number: (  )____________________

         Length of Sublease: _______________________________________

         Address of Current Operations (if different from Premises):____________

         Describe the proposed operations to take place on the Premises, including principal products manufactured or services to be conducted. Existing tenants, subtenants and contractors should describe any proposed changes to ongoing operations. ____________________________________________________________
________________________________________________________________________________
_________________________________________________________.

         2. HAZARDOUS MATERIALS/SUBSTANCES. For the purposes of this Survey Form, the term "hazardous substances" means any raw material, product or agent considered hazardous under any state or federal law and as otherwise defined in the Paragraph 28 of the Master Lease. The term does not include wastes which are intended to be discarded.

                  a. Will any hazardous substances be used or stored on site?

              Chemical Products         Yes   (  )   No    (  )
              Biological Hazards/
              Infectious Wastes         Yes   (  )   No    (  )

              Radioactive Materials     Yes   (  )   No    (  )
              Petroleum Products        Yes   (  )   No    (  )

                  b. List any hazardous substances to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the Premises).

                          Location and Method
Hazardous Substances           of Storage                      Quantity
--------------------           ----------                      --------
_____________________     ____________________          _____________________
_____________________     ____________________          _____________________
_____________________     ____________________          _____________________
_____________________     ____________________          _____________________

                  c. Is any underground storage of hazardous substances proposed or currently conducted on the Premises? Yes ( ) No ( )

                  If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances. ________________________________________
________________________________________________________________________________
_______________________.

         3. HAZARDOUS WASTE. For the purposes of this Survey Form, the term "hazardous waste" means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

                  a. List any hazardous waste generated or to be generated on the Premises, and indicate the quantity generated on a monthly basis.

                          Location and Method
                          of Storage Prior to
  Hazardous Waste               Disposal                       Quantity
--------------------            --------                       --------
_____________________     ____________________          _____________________
_____________________     ____________________          _____________________
_____________________     ____________________          _____________________
_____________________     ____________________          _____________________

                  b. Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

                          Location of Disposal
Hazardous Substances             Site                      Disposal Method
--------------------             ----                      ---------------
_____________________     ____________________          _____________________
_____________________     ____________________          _____________________
_____________________     ____________________          _____________________
_____________________     ____________________          _____________________

                  c. Is any treatment or processing of hazardous, infections or radioactive wastes currently conducted or proposed to be conducted on the Premises? Yes ( ) No ( )

                           If yes, please describe any existing or proposed
treatment methods. _____________________________________________________________
__________________________________________________________________________.

                           Attach copies of any hazardous waste permits or
licenses issued to your company with respect to its operations on the Premises.

         4.       SPILLS (Current Tenants or Subtenants Only).

                  a. During the past year, have any spills or releases of hazardous substances occurred on the Premises? Yes ( ) No ( )

                           If so, please describe the spill and attach the
results of any testing conducted to determine the extent of such spills. _______
________________________________________________________________________________
________.

                  b. Were any agencies notified in connection with such spills?
                                 Yes ( ) No ( )

                  If so, attach copies of any spill reports or other correspondence with regulatory agencies.

                  c. Were any clean-up actions undertaken in connection with the spills?
                                 Yes ( ) No ( )

                           If so, briefly describe the actions taken. Attach
copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work. __________________________________________________________
________________________________________________________________________________
________.

         5.       WASTEWATER TREATMENT/DISCHARGE.

                  a.       Do you discharge industrial wastewater to:

                           ____  storm drain?     ____  sewer?

                           ____  surface water?   ____  no industrial discharge

                  b. Is your industrial wastewater treated before discharge? Yes ( ) No ( )

                  If yes, describe the type of treatment conducted. ____________
________________________________________________________________________________
__________________________________.

                  c. Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the Premises.

         6.       AIR DISCHARGES.

                  a. Do you have any air filtration systems or stacks that discharge into the air?
                                 Yes ( ) No ( )

                  b. Do you operate any equipment that require air emissions permits?
                                 Yes ( ) No ( )

                  c. Attach copies of any air discharge permits pertaining to these operations.

         7.       HAZARDOUS SUBSTANCES DISCLOSURES.

                  a. Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? Yes ( ) No ( )

                  b. Has your company prepared a Hazardous Substances Disclosure - Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes ( ) No ( )

                           If so, attach a copy.

                  c. Are any of the chemicals used in your operations regulated under Proposition 65?

                           If so, describe the procedures followed to comply
with these requirements. _______________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_____________.

                  d. Is your company subject to OSHA Hazard Communication Standard Requirements? Yes ( ) No ( )

                  If so, describe the procedures followed to comply with these requirements. __________________________________________________________________
________________________________________________________________________________
__________________________________________________.

         8.       ANIMAL TESTING.

                  a. Does your company bring or intend to bring live animals onto the Premises for research or development purposes? Yes ( ) No ( )

                           If so, describe the activity. _______________________
________________________________________________________________________________
____________.

                  b. Does your company bring or intend to bring animal body parts or bodily fluids onto the Premises for research or development purposes? Yes ( ) No ( )

                  If so, describe the activity. ________________________________
____________________________________________________________.

         9.       ENFORCEMENT ACTIONS, COMPLAINTS.

                  a. Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/ decrees regarding environmental compliance or health and safety? Yes ( ) No ( )

                  If so, describe the actions and any continuing obligations imposed as a result of these actions.___________________________________________
____________________________________________________________.

                  b. Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes ( ) No ( )

                  c. Has an environmental audit ever been conducted which concerned operations or activities on Premises occupied by you? Yes ( ) No ( )

If you answered "yes" to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same. _______________________________________________
________________________________________________________________________________
________________________________________________________________________________
__________________________________________________________.

                                         ANADYS PHARMACEUTICALS, INC.,
                                         a Delaware corporation

                                         By:   _________________________________
                                         Print Name:  __________________________
                                         Print Title: __________________________
                                         Date: _________________________________

                                         By:   _________________________________
                                         Print Name:  __________________________
                                         Print Title: __________________________
                                         Date: _________________________________

                              ********************

                                      LEASE

                        LA JOLLA SPECTRUM TECHNOLOGY PARK

                               3115 MERRYFIELD ROW

                              SAN DIEGO, CALIFORNIA

                              ********************

                                     BETWEEN

                 NOVARTIS AGRICULTURAL DISCOVERY INSTITUTE, INC.

                                    (TENANT)

                                       AND

                         CARRAMERICA REALTY CORPORATION

                                   (LANDLORD)

                                TABLE OF CONTENTS

                                                                                                                  PAGE
1.       LEASE AGREEMENT........................................................................................    4

2.       RENT...................................................................................................    4
         A.       Types of Rent.................................................................................    4
                  (1)      Base Rent............................................................................    4
                  (2)      Operating Cost Share Rent............................................................    4
                  (3)      Tax Share Rent.......................................................................    4
                  (4)      Additional Rent......................................................................    4
                  (5)      Rent.................................................................................    5
         B.       Payment of Operating Cost Share Rent and Tax Share Rent.......................................    5
                  (1)      Payment of Estimated Operating Cost Share Rent and Tax Share Rent....................    5
                  (2)      Correction of Operating Cost Share Rent..............................................    5
                  (3)      Correction of Tax Share Rent.........................................................    5
         C.       Definitions...................................................................................    6
                  (1)      "Common Areas".......................................................................    6
                  (2)      "Operating Costs"....................................................................    6
                  (3)      Equitable Adjustment.................................................................    6
                  (4)      Excluded Operating Costs.............................................................    7
                  (5)      Property Management Fee..............................................................    8
                  (6)      Taxes................................................................................    8
                  (7)      Lease Year...........................................................................    9
                  (8)      Fiscal Year..........................................................................    9
         D.       Computation of Base Rent and Rent Adjustments.................................................    9
                  (1)      Prorations...........................................................................    9
                  (2)      Default Interest.....................................................................   10
                  (3)      Rent Adjustments.....................................................................   10
                  (4)      Books and Records....................................................................   10
                  (5)      Miscellaneous........................................................................   11

3.       PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES............................   11
         A.       Condition of Premises.........................................................................   11
         B.       Tenant's Possession...........................................................................   11
         C.       Maintenance...................................................................................   12
         D.       Landlord's Contribution.......................................................................   12

4.       PROJECT SERVICES.......................................................................................   12

5.       ALTERATIONS AND REPAIRS................................................................................   13
         A.       Landlord's Consent and Conditions for Alterations.............................................   13
         B.       Damage to Systems.............................................................................   14
         C.       No Liens......................................................................................   14

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                  PAGE
         D.       Ownership of Improvements.....................................................................   15
         E.       Removal at Termination........................................................................   15
         F.       Landlord's Work...............................................................................   16

6.       USE OF PREMISES........................................................................................   16

7.       GOVERNMENTAL REQUIREMENTS AND PROJECT RULES............................................................   17

8.       WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE...........................................................   17
         A.       Mutual Waiver of Claims.......................................................................   17
         B.       Mutual Indemnification........................................................................   17
         C.       Tenant's Insurance............................................................................   17
         D.       Landlord's Insurance..........................................................................   19
         E.       Insurance Certificates........................................................................   19

9.       FIRE AND OTHER CASUALTY................................................................................   19
         A.       Termination...................................................................................   19
         B.       Restoration...................................................................................   19

10.      EMINENT DOMAIN.........................................................................................   20

11.      RIGHTS RESERVED TO LANDLORD............................................................................   20
         A.       Name..........................................................................................   20
         B.       Signs.........................................................................................   20
         C.       Window Treatments.............................................................................   20
         D.       Keys..........................................................................................   20
         E.       Access........................................................................................   20
         F.       Preparation for Reoccupancy...................................................................   20
         G.       Heavy Articles................................................................................   20
         H.       Show Premises.................................................................................   20
         I.       Use of Lockbox................................................................................   21
         J.       Repairs and Alterations.......................................................................   21
         K.       Landlord's Agent..............................................................................   21
         L.       Building Services.............................................................................   21
         M.       Other Actions.................................................................................   21

12.      TENANT'S DEFAULT.......................................................................................   21
         A.       Rent Default..................................................................................   21
         B.       Assignment/Sublease...........................................................................   21
         C.       Other Performance Default.....................................................................   22
         D.       Credit Default................................................................................   22
         E.       Abandonment Default...........................................................................   22

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                  PAGE
13.      LANDLORD REMEDIES......................................................................................   22
         A.       Termination of Lease or Possession............................................................   22
         B.       Lease Termination Damages.....................................................................   22
         C.       Continuation of Lease.........................................................................   23
         D.       Possession Termination Damages................................................................   23
         E.       Landlord's Remedies Cumulative................................................................   23
         F.       CONSENT TO JURISDICTION.......................................................................   24
         G.       Attorney's Fees...............................................................................   24

14.      SURRENDER..............................................................................................   24

15.      HOLDOVER...............................................................................................   24

16.      SUBORDINATION TO GROUND LEASES AND MORTGAGES...........................................................   24
         A.       Subordination.................................................................................   24
         B.       Termination of Ground Lease or Foreclosure of Mortgage........................................   25
         C.       Notice and Right to Cure......................................................................   25
         D.       Definitions...................................................................................   25

17.      ASSIGNMENT AND SUBLEASE................................................................................   25
         A.       In General....................................................................................   25
         B.       Landlord's Consent............................................................................   26
         C.       Procedure.....................................................................................   26
         D.       Change of Management or Ownership.............................................................   27
         E.       Excess Payments...............................................................................   27

18.      CONVEYANCE BY LANDLORD.................................................................................   27

19.      ESTOPPEL CERTIFICATE...................................................................................   27

20.      OFFSET.................................................................................................   28

21.      FORCE MAJEURE..........................................................................................   28

22.      [INTENTIONALLY OMITTED]................................................................................   28

23.      NOTICES................................................................................................   28
         A.       Landlord......................................................................................   28
         B.       Tenant........................................................................................   29


                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                  PAGE
24.      QUIET POSSESSION.......................................................................................   29

25.      REAL ESTATE BROKER.....................................................................................   29

26.      MISCELLANEOUS..........................................................................................   29
         A.       Successors and Assigns........................................................................   29
         B.       Date Payments Are Due.........................................................................   29
         C.       Meaning of "Landlord", "Re Entry", "including" and "Affiliate"................................   30
         D.       Time of the Essence...........................................................................   30
         E.       No Option.....................................................................................   30
         F.       Severability..................................................................................   30
         G.       Governing Law.................................................................................   30
         H.       Lease Modification............................................................................   30
         I.       No Oral Modification..........................................................................   30
         J.       Landlord's Right to Cure......................................................................   30
         K.       Captions......................................................................................   30
         L.       Authority.....................................................................................   30
         M.       Landlord's Enforcement of Remedies............................................................   30
         N.       Entire Agreement..............................................................................   30
         O.       Landlord's Title..............................................................................   31
         P.       Light and Air Rights..........................................................................   31
         Q.       Singular and Plural...........................................................................   31
         R.       No Recording by Tenant........................................................................   31
         S.       Exclusivity...................................................................................   31
         T.       No Construction Against Drafting Party........................................................   31
         U.       Survival......................................................................................   31
         V.       Rent Not Based on Income......................................................................   31
         W.       Property Manager and Service Providers........................................................   31
         X.       Late Charge and Interest on Late Payments.....................................................   31

27.      UNRELATED BUSINESS INCOME..............................................................................   32

28.      HAZARDOUS SUBSTANCES...................................................................................   32

29.      EXCULPATION............................................................................................   34

30.      SIGNAGE................................................................................................   34

31.      REASONABLE CONSENT.....................................................................................   35

32.      ARBITRATION............................................................................................   35
         A.       Disputes To Be Resolved By Binding Arbitration................................................   35
         B.       Selection of Arbitrator.......................................................................   35
         C.       Pre-Decision Arbitration Procedures...........................................................   36

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                  PAGE
         D.       Arbitration Hearing...........................................................................   36
         E.       Governing Law.................................................................................   36
         F.       Arbitration Award.............................................................................   36
         G.       Attorneys' Fees and Costs.....................................................................   36
         H.       Temporary Restraining Order...................................................................   37

33.      SECURITY DEPOSIT.......................................................................................   37

APPENDIX A         -       PLAN OF THE PREMISES
APPENDIX B         -       RULES AND REGULATIONS
APPENDIX C         -       TENANT IMPROVEMENT AGREEMENT
APPENDIX D         -       COMMENCEMENT DATE CONFIRMATION
APPENDIX E         -       REMOVABLE PROPERTY
APPENDIX F-1       -       PHASE I
APPENDIX F-2       -       PHASE II
APPENDIX G         -       LETTER OF CREDIT FORM
APPENDIX H         -       LANDLORD INSURANCE

                                      LEASE

         THIS LEASE (the "Lease") is made as of December 18, 1998 between CARRAMERICA REALTY CORPORATION, a Maryland corporation (the "Landlord"), and the Tenant as named in the Schedule below. The term "Project" means Buildings "A" and "B" (each, a "Building" and the references in this Lease to the "Building" shall mean the Building in which the Premises is located unless clearly indicated otherwise) known as "La Jolla Spectrum Technology Park" and the land (the "Land") located at 3115 Merryfield Row, San Diego, California. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

         The following schedule (the "Schedule") is an integral part of this Lease. Initially-capitalized terms not defined in this Schedule are defined in the Lease (including without limitation in the Appendices attached hereto).

                                    SCHEDULE

         1. TENANT: NOVARTIS AGRICULTURAL DISCOVERY INSTITUTE, INC., a Delaware corporation; provided that Novartis Institute for Functional Genomics, Inc. shall have the right to occupy and use all or any part of the Premises throughout the Term in accordance with all terms and conditions of this Lease and without limiting or affecting Tenant's primary liability for all of the terms and conditions of this Lease.

         2. PREMISES: All of the building known as 3115 Merryfield Row, San Diego, California (also known as "Building A" of the Project).

         3. RENTABLE SQUARE FEET OF THE PREMISES: 79,759 gross rentable square feet.

         4. TENANT'S PROPORTIONATE SHARE: From and after the Phase II Commencement Date (as hereinafter defined), 100% with respect to the Premises and 50.91% with respect to the Common Areas (based on 79,759 gross rentable square feet in the Premises and 156,653 gross rentable square feet in the Project); provided that prior to the Phase II Commencement Date Tenant's Proportionate Share with respect to the Premises and the Building shall be determined by dividing the actual gross rentable square feet in Phase I by 79,759 gross rentable square in the Premises and 156,653 gross rentable square feet in the Project, respectively.

         5. SECURITY DEPOSIT: $15,000,000 in the form of a letter of credit as provided in Section 33 and as the same may be reduced as provided in Section 33.

         6. TENANT'S REAL ESTATE BROKER FOR THIS LEASE: Goldman Ferguson Partners (John W. Jarvis) and Colliers International (Kevin Craven), jointly, each entitled to fifty percent (50%) of the commission.

         7. LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: CB Richard Ellis (Neil Fox)

         8. TENANT IMPROVEMENTS: See the "Tenant Improvement Agreement" attached hereto as Appendix C. Tenant Improvements are divided into two phases (each, a "Phase"):

                  A. PHASE I is approximately 26,440 gross rentable square feet, including a portion of the second floor of the Premises plus all other portions of the Premises reasonably needed to access, occupy and operate Phase I, as more particularly described on Appendix F-1 attached hereto; and reasonably needed to access, occupy and operate Phase I, as more particularly described on Appendix F-1 attached hereto; and

                  B. PHASE II is the remaining approximately 53,319 gross rentable square feet of the Premises and the Greenhouse (as hereinafter defined) and the hydraulic dock lift, as more particularly described on Appendix F-2 attached hereto.

         9. ESTIMATED COMPLETION DATE: With respect to Phase I, May 8, 1999, and with respect to Phase II, July 6, 1999, subject to extension for Force Majeure Delays (as defined in Appendix C);

         10. COMMENCEMENT DATE: The Commencement Date for each Phase shall be the Completion Date (as defined in Appendix C); provided that if Tenant Delays (as defined in Appendix C) delay the Completion Date for any Phase beyond the Estimated Completion Date for such Phase, then the Commencement Date for such Phase shall be the Estimated Completion Date for such Phase. The Commencement Date for Phase I is the date on which the Term commences and Tenant's obligation to pay Base Rent for Phase I and all other Rent under this Lease commences, subject to the provisions of Appendix C regarding Landlord Delay (as defined in Appendix C). The Commencement Date for Phase II is the date Tenant's obligation to pay Base Rent for Phase II commences, subject to the provisions of Appendix C regarding Landlord Delay. Landlord and Tenant shall execute Commencement Date Confirmations substantially in the form of Appendix D promptly following the Commencement Date for each Phase.

         11. TERMINATION DATE/TERM: The term of this Lease (the "Term") shall commence on the Commencement Date for Phase I and end ten (10) years after the Commencement Date for Phase II, or if the Commencement Date for Phase II is not the first day of a month, then the term shall end the first day of the following month. Tenant shall have options to renew this Lease as set forth in Addendum 1, and a right of first offer with respect to the Premises as set forth in Addendum 2.

         12. BASE RENT: Base Rent for the Premises is set forth below. Until the Commencement Date for Phase II, the Base Rent shall be calculated by multiplying the actual gross rentable square feet in Phase I by Two Dollars and Fifty Cents ($2.50). Base Rent for any partial month shall be prorated as provided in
                  Section 2(D)(1).

                                       2.

                            TOTAL ANNUAL          TOTAL MONTHLY
   PERIOD                    BASE RENT              BASE RENT
   ------                    ---------              ---------
Lease Year 1                 $2,392,770            $199,397.50
Lease Year 2                 $2,464,553            $205,379.42
Lease Year 3                 $2,538,490            $211,540.80
Lease Year 4                 $2,614,644            $217,887.02
Lease Year 5                 $2,693,083            $224,423.64
Lease Year 6                 $2,773,876            $231,156.33
Lease Year 7                 $2,857,092            $238,091.01
Lease Year 8                 $2,942,805            $245,233.74
Lease Year 9                 $3,031,089            $252,590.75
Lease Year 10                $3,122,022            $260,168.47

         13. SOLE PERMITTED USE: Without limiting the provisions of Sections 5, 7 or 17, any use permitted under the City of San Diego SR Zone zoning classification, including, without limitation, general office purposes and biotechnology and/or scientific research and development laboratory purposes, but in no event in violation of any Governmental Requirements (as hereinafter defined) or any provision of the Rules and Regulations attached as Appendix B hereto. Notwithstanding anything to the contrary in this Lease, Landlord specifically acknowledges and approves of the use during the Term of a portion of the Property (but exterior to the Building) by Tenant as a greenhouse (the "Greenhouse"), subject to compliance with all applicable Governmental Requirements and the receipt of all necessary governmental approvals relating to the Greenhouse, without the payment of any additional rent for such use. Landlord shall have the right to review and approve any and all plans and specifications for the Greenhouse in accordance with the Tenant Improvement Agreement attached as Appendix C hereto. Other than as may be specifically provided otherwise in this Lease to the contrary, the Greenhouse shall be deemed a part of the Premises for purposes of Tenant's obligations, liabilities and indemnities under this Lease, but Landlord shall under no circumstances have any obligations or liabilities regarding the Greenhouse.

                                       3.

         1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

         2.       RENT.

         A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

                  CarrAmerica Realty Corporation
                  t/a La Jolla Spectrum Technology Park - Building A
                  P.O. Box [to be provided by Landlord to Tenant by separate written notice] Atlanta, GA 30384 0566 or by wire transfer as follows:

                  NationsBank of DC, N.A.
                  ABA Number 061-000-052
                  Account Number 01100330

or in such other manner as Landlord may notify Tenant:

                  (1) Base Rent in monthly installments, without deduction or offset (except to the extent expressly provided in Section 20), in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

                  (2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

                  (3) Tax Share Rent in an amount equal to the Tenant's Proportionate Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

                  (4) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent and Tax Share Rent, but including any interest for late payment of any item of Rent. Unless another date for payment of Additional Rent is set forth in this Lease, Additional Rent shall be due ten
                           (10) days after written notice from Landlord.

                                       4.

                  (5) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind (except to the extent expressly provided in Section 20).

         B.       Payment of Operating Cost Share Rent and Tax Share Rent.

                  (1) Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Premises and the Common Areas by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

                  Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

                  (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due.

                  (3) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Tax Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess to Tenant's payments of Tax Share Rent next coming due. At Tenant's written request given on or after July 2 of any fiscal year, Landlord shall deliver to Tenant a copy of the notice of assessed value of the Project (the "Assessment") for such fiscal year within ten (10) business days after Landlord's receipt thereof from the county tax assessor or shall notify Tenant if Landlord has not received the

                                       5.

                           Assessment by August 31 in any fiscal year in which Tenant shall have requested a copy thereof.

         C.       Definitions.

                  (1) "Common Areas" means all areas and facilities outside the Building and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general non exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, suppliers, shippers, customers and invitees, including, without limitation, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

                  (2) "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Building or Common Areas, as applicable, including, without limitation, costs incurred in connection with any personal property, fixtures, machinery, equipment, systems and apparatus owned or leased by Landlord for use in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include the costs of any capital improvements that (a) are intended to reduce Operating Costs (which capital improvements to reduce Operating Costs shall be subject to Tenant's approval) or improve safety, (b) are made to keep the Building or Common Areas, as applicable, in compliance with Governmental Requirements (as hereinafter defined) applicable from time to time, and/or (c) relate to the maintenance, repair and/or replacement of the roof membrane (but not roof structure) of the Building, or the HVAC (including, without limitation, constant velocity and one pass air supply), elevator, electrical, water and all other building systems in the Building (collectively
                           (a), (b) and (c) are "Included Capital Items"); provided that Landlord shall fully amortize the costs of any Included Capital Item, together with an amount equal to interest at ten percent (10%) per annum, over the reasonably estimated useful life of such item and include in Operating Costs only the amortized amount for each year, or portion thereof, of such useful life that occurs during the Term. Operating Costs for insurance carried by Landlord which covers other properties in addition to the Project shall be allocated by Landlord to the Premises and the Common Area in a commercially reasonable and non discriminatory manner.

                  (3) Equitable Adjustment. From and after the Commencement Date for Phase II, if the Building or Project, as applicable, is not fully occupied during any portion of any fiscal year. Landlord may increase (make an "Equitable Adjustment" to) Operating Costs to the amount that would

                                       6.

                           have been incurred by Landlord had the Building or Project, as applicable, been fully occupied; provided, however, that in no event shall any such Equitable Adjustment increase the Operating Cost Share Rent payable by Tenant above the Operating Cost Share Rent Tenant would have paid had the Building or Project been fully occupied and had Landlord not made the Equitable Adjustment. This Equitable Adjustment shall apply only to Operating Costs that vary, and thus increase, as occupancy of the Project increases. Landlord shall incorporate any Equitable Adjustment which Landlord elects to make as provided herein in its estimates of Operating Costs.

                  (4) Excluded Operating Costs. Operating Costs shall not include:

                           (a) costs of capital improvements other than Included Capital Items (including, without limitation, a parking structure not included in the Shell Improvements (as defined in Appendix C) and the original construction of the Common Areas by Landlord);

                           (b) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

                           (c)      real estate brokers' leasing commissions;

                           (d)      legal fees, space planner fees and
                                    advertising expenses incurred with regard to leasing the Building or portions thereof,

                           (e) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

                           (f)      depreciation (without limiting the
                                    provisions of Section 2(C)(2) with respect to the amortization of Included Capital Items as provided therein);

                           (g)      franchise or income taxes imposed upon
                                    Landlord;

                           (h) costs of correcting defects in construction of the Building or Project (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building or Project in light of their specifications);

                           (i) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to
                                    Section 2B above;

                                       7.

                           (j) the wages and benefits of any employee for services not related directly to the management, maintenance, operation and repair of the Project, and management fees in excess of the Property Manager's Fee (as defined in Section 2(C)(5));

                           (k)      fines, penalties and interest;

                           (l) costs to maintain, improve, replace or repair structural (load bearing) components, foundations and roof structure (excluding roof membrane) of the Building; and

                           (m) costs of insurance carried by Landlord (a) for any type of insurance which is not set forth on Appendix H attached hereto, or (b) with respect to any type of insurance set forth on Appendix H, for policy limits in excess of the policy limits set forth on Appendix H attached hereto.

                  (5) Property Management Fee. Landlord also, shall serve as the Property Manager for an annual fee equal to two percent (2%) of the Base Rent, and Landlord may recover from Tenant the actual out of pocket costs of providing property management services (collectively, the "Property Manager's Fee").

         (6) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Building or Common Areas, as applicable, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus owned or leased by Landlord for use in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the Rent or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not Taxes are refunded or reduced; provided that if Landlord receives a refund of Taxes paid by Tenant under this Lease, Tenant's Proportionate Share of such refund, less Tenant's Proportionate Share of the fees and other costs and expenses incurred by Landlord in obtaining such refund (if Tenant's Proportionate Share of such fees, costs and expenses has not then been paid by Tenant) shall be credited against the Taxes next due from Tenant or otherwise paid to Tenant if the Term has expired or this Lease has otherwise terminated. If Landlord elects not to appeal any assessment of the Premises and Common Area for any fiscal year, Tenant may, at its cost, appeal such assessment and otherwise seek a refund of Taxes for such fiscal year; provided that if Tenant is successful in so obtaining any refund of Taxes,

                                       8.

                  the costs incurred by Tenant in obtaining such refund shall be deducted therefrom.

                  For any year, the amount to be included in Taxes, (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made, except as otherwise expressly provided herein.

                  Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes, nor any fines, penalties or interest charged because Landlord paid the Taxes late without Tenant's Default (as defined in Section 12) in connection therewith.

                  Taxes shall not include (i) any assessments, charges or liens arising in connection with the remediation or removal of any Hazardous Substances (as defined in Section 28) placed on the Project before the Commencement Date for Phase I (unless placed on the Project by Tenant, its employees, agents, licensees, invitees, contractors, or any other person or entity for whom Tenant is responsible), or (ii) reserves for Taxes other than for the current Fiscal Year, or (iii) Taxes on capital improvements to the Project (excluding Included Capital Items and excluding the initial construction of both Buildings and the Common Areas).

                  (7) Lease Year. The first "Lease Year" shall commence on the Phase I Commencement Date and shall continue through the final day of the twelfth month after the Phase II Commencement Date (or if the Phase II Commencement Date is not the first day of a calendar month, the first day of the following month); and thereafter, each "Lease Year" shall be each subsequent consecutive twelve month period following the prior Lease Year.

                  (8) Fiscal Year. "Fiscal Year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

         D.       Computation of Base Rent and Rent Adjustments.

                  (1) Prorations. If the Term begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If the Term begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

                                       9.

                  (2) Default Interest. Any Rent due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law; provided that in the case only of the first two (2) late payments in any calendar year, such interest shall not be charged if such payment is received by Landlord within three (3) days of the date such amount is due.

                  (3) Rent Adjustments. The square footage of the Premises and the Project set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord shall proportionately allocate such Operating Cost among the related fiscal years.

                  (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with generally accepted accounting principles and sound management practices. Tenant and its certified public accountant shall have the right to inspect and audit Landlord's books and records at Landlord's office upon at least seventy two (72) hours' prior notice during normal business hours during the two hundred forty (240) days following the respective delivery of the Operating Cost Report or the Tax Report; provided that Tenant shall provide Landlord with written notice that Tenant intends to inspect and/or audit Landlord's books and records within ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project who is not an Affiliate (as defined in Section 26(C)) of Tenant. Unless Tenant notifies Landlord in writing of its exceptions to either such Report within said two hundred forty (240) day period, such Report shall be deemed final and accepted by Tenant. Tenant shall pay without prejudice the amount shown on both Reports in the manner prescribed in this Lease, whether or not Tenant ever takes exception thereto. If Tenant makes a timely exception, Landlord and Tenant shall engage, and each pay one-half of the fees of, an independent, nationally recognized certified public accounting firm acceptable to Landlord and Tenant (the "Selected Accountant") to issue a final and conclusive resolution of Tenant's exception; provided, however that if the parties fail to engage a Selected Accountant within thirty (30) days after Tenant makes a timely exception to any Report, either party may apply to the Presiding Judge of the San Diego Superior Court, which Presiding Judge shall be entitled to appoint an independent nationally recognized certified public accounting firm to act as the Selected Accountant, with the same effect as a Selected Accountant engaged by Landlord and Tenant. Tenant shall reimburse Landlord for the fee of the Selected Accountant

                                      10.

                           paid by Landlord unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than three percent (3%), in which event Landlord shall reimburse Tenant for the fee of the Selected Accountant paid by Tenant. All fee arrangements with any Selected Accountant with respect to the matters covered by this Section shall be on a flat fee basis and shall not be tied to the results of such Selected Accountant's work.

                  (5) Miscellaneous. So long as Tenant is in Default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

         3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

         A. Condition of Premises. Landlord is leasing the Premises to Tenant absolutely "as is" (i.e., as a "grey" shell, being the walls, roof and structural second floor) without any obligation to alter, remodel, improve, repair or decorate any part of the Premises; provided that Landlord shall assign to Tenant (or otherwise enforce at Landlord's election upon Tenant's written request) any and all warranties (including statutory) received from or rights against all contractors and subcontractors regarding the Tenant Improvements, which Landlord will confirm last, to the extent available at no additional cost, at least one (1) year after the earlier of (i) for each Phase, the Completion Date of the applicable Tenant Improvements and (ii) completion of the applicable work. Nothing in this Section 3A shall prevent Landlord from accepting a longer warranty from a manufacturer provided such is available at no additional cost. Landlord expressly disclaims any warranty or representation, express or implied, with respect to the Project or any portion thereof, including, without limitation, any warranty or representation as to fitness, condition, the existence of any defect, patent or latent, merchantability, quality or durability. Without limiting the foregoing, Landlord shall repair and/or replace, as necessary, at Landlord's expense and not as an Operating Cost (a) throughout the Term, defects in the construction of the Shell Improvements (as defined in Appendix C) (as opposed to normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building or Project in light of their specifications), and (b) until the date which is one (1) year after the Phase I Commencement Date, nonwatertight roof joints and/or penetrations installed by Landlord in the Building. Tenant shall be solely responsible to design, install and maintain any special HVAC equipment that Tenant deems necessary or appropriate for operation of any laboratories on the Premises. Further, Landlord expressly disclaims any warranty or representation, express or implied, with respect to the adequacy or fitness for use, of any HVAC system installed at the Premises for laboratory use, or otherwise.

         B. Tenant's Possession. Subject to Landlord's correction of "punchlist" items in accordance with Appendix C, Tenant's taking possession of any portion of the Premises shall be

                                      11.

conclusive evidence that the Premises were in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

         C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in good order, repair and condition, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean, safe, neat and sanitary condition. To the extent Tenant falls to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

         D. Landlord's Contribution. Landlord shall provide Landlord's Contribution (as defined in the Tenant Improvement Agreement), in accordance with the Tenant Improvement Agreement.

         4.       PROJECT SERVICES.

         Attached hereto as Appendix F is a complete description of the services Landlord shall perform as Property Manager for the Project. Landlord shall be responsible for maintaining, repairing and replacing the roof and structure of the Building, as well as maintaining, repairing and replacing the following systems in the Building: HVAC (including, without limitation, constant velocity and one-pass air supply), elevator, electrical, water, and any other system in the Building which is applicable to the functioning of the Building for general office use, but excluding all other special systems (collectively, the "Special Systems") unique to Tenant's use of the Premises and its laboratory areas and the Greenhouse, including, without limitation, deionized water or pure water and security and data/information systems. Tenant shall, at its sole cost and expense, maintain, repair and/or replace, in accordance with this Lease and all Governmental Requirements, all Special Systems and the Greenhouse. Landlord shall also furnish janitorial services in accordance with Appendix F.

         Tenant shall directly contract and pay for all utilities serving the Premises and shall make all deposits required by any applicable utility provider in connection therewith. In no event shall Landlord have any liability to Tenant in connection with any failure of any utilities to be provided to the Premises, nor shall any such failure be construed as an eviction of Tenant, work an abatement of any portion of Rent, nor relieve Tenant of any of its obligations under this Lease.

         The third party service contractors used by Landlord to provide services to the Premises shall be subject to Tenant's prior approval. If Tenant reasonably and in good faith is dissatisfied with the services provided by any such contractor, Tenant shall so notify Landlord and Landlord shall either direct such contractor to correct such performance or replace such contractor with another contractor approved by Landlord and Tenant; provided that Landlord shall have no obligation to direct any contractor to provide, or to replace any contractor that fails to provide, services meeting a lesser standard than set forth in the contract with such contractor. The timing of any replacement of a contractor pursuant to this subsection shall be subject to the time period

                                      12.

set forth in the contract with the contractor for the termination of such contract. Tenant may deliver to Landlord or Landlord's designated agent other specific requests relating to the performance of any such service contractor's obligations under the applicable contract, but only Landlord or Landlord's designated agent shall have the authority to direct any such service contractor.

         5.       ALTERATIONS AND REPAIRS.

         A.       Landlord's Consent and Conditions for Alterations.

         Except for the initial Tenant Improvements which shall be designed and constructed in accordance with Appendix C, Tenant shall not make any improvements or alterations to the Premises ("Alterations") without in each instance submitting plans and specifications for the Alterations, (the "Alteration Plans") to Landlord. Whether or not Landlord shall have a right to approve any Alterations under this Section 5(A), Landlord shall notify Tenant within ten (10) days after landlord's receipt of the Alteration Plans whether Tenant shall be required to remove such Alterations at the expiration or earlier termination of this Lease. Tenant shall obtain Landlord's prior written consent before commencing any Alterations that (i) are reasonably estimated to cost more than $50,000, or (ii) may affect the base structural components or systems of the Premises, or (iii) would alter the exterior appearance of the Premises (excluding the Greenhouse). Without limiting the foregoing, Landlord may reasonably refuse to approve any Alterations that would (a) adversely impact, or overload, the base structural components or mechanical and electrical systems of the Premises, or (b) not be architecturally compatible with the existing appearance of the Premises (excluding the Greenhouse). Where Landlord's consent is required for any Alterations, Tenant shall pay Landlord's standard charge (not to exceed $500 per set of Alterations Plans) to review the Alterations Plans.

The following requirements shall apply to all Alterations:

         (1) At its sole cost, Tenant shall design and construct all Alterations.

         (2) Prior to commencement, Tenant shall furnish Landlord with copies of all applicable building permits and certificates of insurance required of Tenant or its contractors under Section 8.

         (3) Tenant shall cause all Alterations to be constructed so as to maintain peace and harmony among other contractors serving the Project and to avoid interfering with work or services others are performing in the Project.

         (4) All Alterations shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Premises, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations, and development permits applicable to the Project, including, without limitation, requirements of applicable zoning and any Planned Industrial Permit and Coastal Zone Permit, and any CC&Rs or restrictions recorded against the Project (collectively, "Governmental Requirements").

                                      13.

         (5) Tenant shall perform all Alterations so as to minimize or prevent disruption to other tenants in the Project and shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

         (6) Tenant shall perform all Alterations in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" ("Policies") in effect at the time the Alterations are constructed, to the extent such Policies are reasonably similar to the Policies in effect as of the date of this Lease (excluding any changes to the Policies to comply with applicable Governmental Requirements, which changes shall be applicable to any Alterations).

         (7) At no cost to Tenant, Landlord shall have the right to inspect all Alterations.

         (8) Upon completing any Alterations, Tenant shall furnish Landlord with copies of unconditional mechanic's lien waivers for such Alterations, receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects". In addition, upon completing any Alterations costing more than $50,000, Tenant shall furnish Landlord with copies of as-built plans and specifications for such Alterations.

         Without limiting the provisions of Section 28, if any Alteration Plans delivered to Landlord for its approval under this Section 5(A) clearly identify that Hazardous Substances will be used, and are reasonably necessary, in connection with such Alterations, then if Landlord approves such Alteration Plans and the use of such Hazardous Substances (i) Tenant shall at its cost at all time comply with all Environmental Laws and this Lease relating to such Hazardous Substances, (ii) if Landlord elects not to have the applicable Alterations removed by Tenant at the expiration or earlier termination of this Lease, then so long as Tenant has complied with the provisions of clause (i), Tenant shall not be obligated to pay the costs of the removal of such Hazardous Substances if Landlord removes such Hazardous Substances after the expiration or earlier termination of this Lease, and (iii) if Landlord elects to have the applicable Alterations removed by Tenant at the expiration or earlier termination of this Lease, Tenant shall perform such removal at its cost and in compliance with all Environmental Laws.

         B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirements. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's Personalty (as defined in Appendix C), in good order, condition and repair. To the extent Tenant Defaults in making such necessary repairs, Landlord may make such repairs itself. To the extent not waived in Section 8(A), the cost of any repairs made by Landlord on account of Tenant's Default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

         C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's Interest in the Project; any such lien or encumbrance shall attach to Tenant's leasehold Interest in the Premises only. If any mechanic's lien shall be filed or claim of

                                      14.

lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such
(10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand. Nothing contained in this Lease shall constitute any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of nonresponsibility as may be allowed under California law.

         D. Ownership of Improvements. All Shell Improvements, Tenant Improvements, Schedule Sensitive Equipment (as defined in Appendix C), equipment shown on the Plans (as defined in Appendix C), modular laboratories, laboratory benches, modular laboratory cabinetry (also known as "C frames") and fume hoods (whether or not any such items are shown on the Plans), constructed or installed in the Premises by or on behalf of either Landlord or Tenant, but excluding the property described on Appendix E hereto (the "Removable Property"), the Personalty (as defined in Appendix C), and any Alterations Landlord shall have required Tenant to remove in accordance with Section 5(A), (i) shall, to the extent paid for with Landlord's Contribution, become Landlord's property upon installation without compensation to Tenant, (ii) shall, to the extent paid for with Tenant's own funds and not Landlord's Contribution, belong to Tenant during the Term to the extent necessary for Tenant to depreciate such property for Tenant's income tax purposes, but shall automatically become Landlord's property upon the expiration or earlier termination of this Lease without compensation to Tenant, (iii) shall remain in the Premises during the Term unless Landlord consents otherwise in writing, (iv) shall not be encumbered, transferred or otherwise hypothecated by Tenant, and (v) shall be surrendered to Landlord with the Premises at the expiration or earlier termination of the Lease.

         E. Removal at Termination. Upon the expiration or earlier termination of this Lease or Tenant's right of possession (i) Tenant shall remove from the Project the Removable Property and its Personalty (except to the extent any such other Personalty is required to remain in the Premises under
Section 5D), any Alterations which Landlord elects shall be removed by Tenant pursuant to Section 5(A), and any improvements to any portion of the Project other than the Premises (including, without limitation, the Greenhouse, to the extent provided in this Section 5(E)), and (ii) if the Premises have been used for a Sole Permitted Use other than general office purposes and biotechnology and/or scientific research and development laboratory, purposes (the "Initial Use"), at Landlord's election Tenant shall restore the Premises to the condition suitable for the Initial Use. Not less than thirty (30) days before the stated expiration of the Term, and otherwise as soon as reasonably possible on or after any earlier expiration of the Term, Landlord shall confirm by notice by Tenant that Tenant must remove the Greenhouse at the expiration or earlier termination of the Term. If Tenant does not timely remove any such property, then Tenant shall be conclusively presumed to have, at Landlord's election (x) conveyed such property to Landlord without compensation or (y) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the

                                      15.

property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such property which is not timely removed by Tenant. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for removal and disposition. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto.

         F. Landlord's Work. Landlord shall have the right at any time to change the arrangement and location of all entrances, passageways, doors, doorways, corridors, stairs, toilets and other public parts of the Project (excluding the Premises, except to the extent changes to the Premises are necessary for Landlord's compliance with its obligations under this Lease) and, upon giving Tenant reasonable notice thereof, to change any name, number or designation by which the Premises or the Project is commonly known.

         6. USE OF PREMISES. Tenant shall use the Premises only for the "Sole Permitted Use" identified in the Schedule. Tenant shall not allow any use of the Premises which will negatively affect the cost of Landlord's insurance on the Project. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with the operation of the Project by Landlord. Tenant shall not cause or permit any nuisance or waste (excluding Hazardous Substances, which are governed by Section 28) upon the Premises, or allow any offensive noise or odor in or around the Premises or in any way obstruct or interfere with the rights of other tenants or occupants of the Project.

         Tenant acknowledges that the Americans With Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the "ADA") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Notwithstanding any other provision of this Lease, Tenant agrees, at Tenant's expense, to take all proper and necessary action to cause the Premises, any repairs, replacements, alterations and improvements thereto to be maintained, used and occupied in compliance with the ADA requirements, whether or not those requirements are based upon the Tenant's use of the Premises and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the ADA throughout the Term. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, to bring Tenant's use and occupancy of the Premises into compliance with the ADA. Tenant shall pay, as Additional Rent, Tenant's Proportionate Share of expenses incurred by Landlord in bringing Common Areas of the Project into compliance with provisions of the ADA. The Premises shall not be used as a "place of public accommodation" under the ADA or similar laws, regulations, statutes and/or ordinances; provided, that if any governmental authority shall deem the Premises to be a "place of public accommodation" as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Project or the Premises under such laws.

                                      16.

         7. GOVERNMENTAL REQUIREMENTS AND PROJECT RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project, including, without limitation, the parking area, from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects".

         8.       WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

         A. Mutual Waiver of Claims. As used herein, "Agents" means the applicable party's Affiliates, officers, directors, employees, contractors or agents. Notwithstanding anything in this Lease to the contrary, to the extent permitted by law, Tenant waives any claims Tenant may have against Landlord or its Agents for business interruption or property damage sustained by Tenant as the result of any act or omission of Landlord or its Agents. Notwithstanding anything in this Lease to the contrary, to the extent permitted by law, Landlord waives any claims Landlord may have against Tenant or its Agents for loss of Rent or property damage sustained by Landlord as the result of any act or omission of Tenant or its Agents. Tenant and Landlord shall obtain enforceable waivers of their respective insurers' rights of subrogation to all claims for property damage, business interruption or loss of Rents the parties have waived herein.

         B. Mutual Indemnification. Tenant and Landlord shall each indemnify, defend and hold harmless the other party and its Agents for all claims by any third party for injury to any person or damage to or loss of any property occurring at or in the Project and arising from any act or omission or negligence of the indemnifying party or any of its Agents. The parties' mutual duties of indemnification under this Section 8(B) shall survive the expiration or earlier termination of this Lease.

         C. Tenant's Insurance. Tenant shall maintain the following insurance commencing on the earlier of the Commencement Date for Phase I or the date of Tenant's or its Agents' earlier access to the Premises as provided in Appendix C, and continuing throughout the Term and any renewals thereof, with such other additional terms and coverages as Landlord shall reasonably require from time to time:

                  (1) Commercial General Liability Insurance, (a) with Contractual Liability covering Tenant's indemnification obligations under this Lease to the extent available, (b) with a severability of interest endorsement, (c) with limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Six Million Dollars ($6,000,000), and (d) naming as additional insureds Landlord, its property manager and

                                      17.

                           Agents and the mortgagees and ground lessors, if any, for the Project of whom Landlord shall have notified Tenant;

                  (2) Broad Form Property Insurance covering the Tenant Improvements and Personalty for the broadest available range of risks on a special-causes-of-loss policy form, including vandalism, malicious mischief, sprinkler leakage and earthquake sprinkler leakage, but excluding earthquake and flood, with an agreed-amount endorsement for one hundred percent (100%) of the full replacement cost (new, without deduction for depreciation) satisfying any coinsurance requirements of the policy; and Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

                  (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident                                   $500,000
Disease--Policy Limit                           $500,000
Disease--Each Employee                          $500,000

                  Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

                  (4) Broad Form Builder's Risk Insurance for not less than the contract price of all work Tenant or its contractors shall perform on the Premises or Common Areas to install Personalty or construct Alterations, including, course of construction, vandalism and malicious mischief coverage.

                  (5) Pollution liability coverage insurance for (1) discovery of new conditions, on-site cleanup and diminution of value, and (2) third party claims for on site bodily injury, with not less than $5,000,000 coverage combined single limit per occurrence and in the aggregate, naming as additional insureds Landlord, its property manager and Agents and the mortgagees and ground lessors; if any, for the Project. Coverage with respect to third party claim for bodily injury shall extend beyond the Lease Term for a period of three years.

         Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents or mortgagee. The insurers issuing the insurance which Tenant is required to maintain under this Lease shall at all times be subject to Landlord's approval, shall be licensed to do business in the State of California, and shall have A.M. Best policyholder and financial class ratings of "A-" and "VI" or better (as such ratings are defined by A.M. Best at the date of this Lease).

         Tenant shall cause any contractor performing work for Tenant on the Premises or Common Areas to maintain Commercial Liability Insurance (including contractor's liability coverage) with contractual liability, protective liability, completed operations, and broad form property damage endorsements, Workers' Compensation and Employer's Liability insurance in

                                      18.

the same form and meeting the same requirements as the insurance Tenant is required to carry hereunder. Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

         Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their Agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager, or Agents, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

         D. Landlord's Insurance. Landlord shall maintain all insurance Tenant is required to maintain hereunder (except pollution insurance), with policy limits not less than the policy limits required for the insurance Tenant is required to maintain hereunder, affording reciprocal rights to Tenant and its Agents as Tenant's insurance is required to afford Landlord and its Agents; provided, however, Landlord's insurance shall cover the entire Premises and Common Areas, excluding only Tenant's Personalty and the Removable Property. Landlord may, at its election in its sole discretion, also carry rent loss, earthquake and/or flood insurance.

         E. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all insurance required to be carried by Tenant hereunder no later than the earlier of the Commencement Date for Phase I or Tenant's earlier entry on the Premises in accordance with Appendix C, and Landlord shall deliver to Tenant certificates evidencing all insurance required to be carried by Landlord hereunder within thirty (30) days after Landlord's and Tenant's execution and delivery of this Lease. Thereafter, each party shall deliver such certificates to the other no later than, ten (10) days after each renewal date. Each certificate will provide for thirty (30) days' prior written notice of cancellation or modification to Landlord or Tenant as applicable.

         9.       FIRE AND OTHER CASUALTY.

         A. Termination. If a fire or other casualty causes substantial damage to the Premises, Landlord shall engage a registered architect to certify within one (1) month of the date of the casualty to both Landlord and Tenant the amount of time needed to fully restore the Premises, using standard working methods. If the time needed exceeds ten (10) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then either Landlord or Tenant may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises that was rendered untenantable by the casualty from the date of the casualty until the date of such termination.

         B. Restoration. If a casualty causes damage to the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagee or ground lessors, Landlord shall obtain the applicable insurance proceeds, diligently obtain all necessary entitlements and permits for such restoration and diligently and fully restore the Premises, subject to current Governmental Requirements. Tenant shall at its cost replace its damaged

                                      19.

Personalty. Rent shall be abated on a per diem basis for any portion of the Premises which is untenantable from the date of the casualty until such portion is fully restored.

         10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business or Tenant does not have reasonable access to the Premises, then either party may terminate this Lease effective as of the date of the taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by each party.

         11.      RIGHTS RESERVED TO LANDLORD.

         Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

         A. Name. To change the name or street address of the Building or the suite number(s) of the Premises.

         B. Signs. To install, remove and maintain any signs on the exterior and in the interior of the Premises, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the Common Areas or the exterior of the Premises.

         C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Premises or any interior Common Areas.

         D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant may alter or add any lock or bolt, provided it delivers copies of any keys to Landlord within one (1) business day of such alteration or addition.

         E. Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted this Lease.

         F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

         G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Premises of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

         H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

                                      20.

         I. Use of Lockbox. To designate a lockbox, collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

         J. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of Common Areas in the Project. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

         K. Landlord's Agent. If Tenant is in Default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

         L. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

         M. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project.

         12.      TENANT'S DEFAULT.

         Any of the following shall constitute a "Default" by Tenant; provided Tenant shall have failed to cure the specified breach of this Lease within the time period, if any, specified in this Section 12. All time periods specified herein for Tenant's opportunity to cure are in lieu of, and not in addition to, any notice required by law, including, without limitation, California Code of Civil Procedure Section 1161 et seq.

         A. Rent Default. Tenant fails to pay any Rent when due and this failure continues for five (5) days after written notice from Landlord; provided that with respect only to notices delivered in any year during the last two (2) weeks of December, or in January before the first generally recognized business day, such five (5) day period shall be seven (7) days;

         B.       Assignment/Sublease. Tenant defaults in its obligations under
Section 17 Assignment and Sublease, and this failure continues for fifteen (15) days after written notice from Landlord, except that if Tenant begins to cure its default within the fifteen (15) day period but cannot reasonably complete its cure within such period, then so long as Tenant continues to diligently attempt to cure its default, the fifteen (15) day period shall be extended for as long as reasonably necessary to complete the cure up to a maximum of thirty
(30) days;

                                      21.

         C. Other Performance Default. Tenant fails to perform any other nonmonetary obligation to Landlord under this Lease, and this failure continues for ten (10) days after written notice from Landlord, except that if Tenant begins to cure its breach within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its breach, the ten (10) day period shall be extended for as long as reasonably necessary to complete the cure up to a maximum of sixty (60) days;

         D.       Credit Default. One of the following credit defaults occurs:

                  (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of forty-five (45) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven (7) days after entry;

                  (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors, and any such default is not cured within ten (10) days after written notice from Landlord;

                  (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest which is not fully released and terminated within thirty (30) days thereafter.

         E. Abandonment Default. Tenant abandons the Premises and does not cure such breach within fifteen (15) days after written notice from Landlord.

         13.      LANDLORD REMEDIES.

         A. Termination of Lease or Possession. If Tenant Defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sale cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. Without limiting the generality of the foregoing, upon the termination of this Lease or the termination of Tenant's right of possession, it shall be lawful for the Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.

         B.       Lease Termination Damages. Except as otherwise provided in
Section 13C, if Tenant abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of a Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in
Section 1951.2 of the California Civil Code: (i) the worth at the time of award of the

                                      22.

unpaid Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The "worth at the time of award" of the amounts referred to in Sections (i) and
(ii) is computed by allowing interest at the lesser of 15% per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

         C. Continuation of Lease. Even if Tenant his abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code
Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

         D. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

         E. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or

                                      23.

final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any Default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

         F. CONSENT TO JURISDICTION. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN SAN DIEGO, CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

         G. Attorney's Fees. In the event Landlord or Tenant commences any litigation to enforce this Lease, the unsuccessful party shall pay the successful party all statutory and reimbursable costs and expenses, including, without limitation, reasonable attorney's and expert witness fees and costs and court costs, incurred by the successful party in all trial, appellate, post-judgment collection and bankruptcy proceedings related to such litigation.

         14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. The Removable Property, Personalty, Alterations and other improvements required to be removed by Tenant upon the expiration or earlier termination of this Lease or Tenant's right of possession as provided in Section 5(E) shall be removed by Tenant in a good and workmanlike manner and Tenant restore the Premises to its condition prior to their installation.

         15. HOLDOVER. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at one hundred twenty-five percent (125%) of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

         16.      SUBORDINATION TO GROUND LEASES AND MORTGAGES.

         A. Subordination. Subject to the mutual execution and delivery by Tenant and the ground lessor or mortgagee of the subordination document next described, this Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall, within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. The subordination documents shall provide that, so long as Tenant is not in Default under this Lease,

                                      24.

Lender shall (i) not Disturb Tenant and (ii) be bound by Landlord's obligation to fund the Landlord's Contribution.

         B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

         C. Notice and Right to Cure. Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified in any notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

         D. Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

         17.      ASSIGNMENT AND SUBLEASE.

         A. In General. Except as otherwise provided herein with respect to Permitted Transfers (as hereinafter defined), Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises (any such transaction in (i), (ii), (iii) or (iv) being referred to as a "Transfer" and the assignee, sublessee, transferee, occupant, lien holder, as applicable, in connection therewith is referred to as a "Transferee"), and any such unconsented Transfer shall be void. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any Transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent Transfer. Tenant shall pay all of Landlord's reasonable attorneys' fees, not to exceed One Thousand Dollars ($1,000) per proposed Transfer, and other expenses reasonably incurred by Landlord, not to exceed Five Hundred Dollars ($500) per proposed Transfer, in connection with any consent requested by Tenant or in reviewing any proposed Transfer. If Tenant shall assign this Lease or sublet the Premises in its entirety, except in any Permitted Transfer, any rights of Tenant to renew this Lease, extend the Term or purchase the Premises shall be extinguished thereby and

                                      25.

will not be transferred to the Transferee, all such rights being personal to the Tenant named herein. Notwithstanding anything to the contrary contained in this Lease, Landlord's consent shall not be necessary for any Transfer to any Affiliate of the originally named Tenant, Novartis Institute for Functional Genomics, Inc., Novartis AG or Affiliate thereof and/or Novartis Research Foundation or Affiliate thereof (each, a "Permitted Transferee"); provided that
(a) Tenant shall provide Landlord with reasonable prior notice of such Transfer, and (b) no Default exists as of the date of such Transfer (a transfer to a Permitted Transferee meeting these requirements being a "Permitted Transfer"). In the event of the assumption of this Lease by a Novartis Transferee (as hereinafter defined) in accordance with the terms of this Section 17, then so long as (x) the Novartis Transferee is the Tenant under this Lease, and (y) the Novartis Transferee's most recent Financial Statement (as hereinafter defined) shows such Novartis Transferee's equity (meaning assets less liabilities and all references to "equity" in Sections 17 and 33 of this Lease mean assets less liabilities) to be not less than $1 billion, Landlord shall not require a Letter of Credit as security for this Lease (and if at any time that a Novartis Transferee ceases to be the Tenant under this Lease, or the Novartis Transferee's most recent Financial Statement shows such Novartis Transferee's equity to be less than $1 billion, a Letter of Credit or Replacement Guaranty (as defined in Section 33) in the form and amount required by Section 33 shall concurrently therewith be delivered to Landlord). As used herein, "Novartis Transferee" means a Permitted Transferee having a equity of not less than $1 billion as shown on its most recent Financial Statement, and "Financial Statement" means a balance sheet prepared in accordance with generally accepted accounting principles, consistently applied, audited and certified by an independent certified public accountant, which Financial Statement shall be prepared and delivered to Landlord not less frequently than annually as provided in Section 34.

         B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed Transfer. It shall be reasonable for Landlord to withhold its consent to any Transfer if (i) Tenant is in Default under this Lease, (ii) the proposed Transferee is a tenant in the Project or an Affiliate of such a tenant or is a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed Transferee are not all reasonably satisfactory to Landlord, provided that, without limiting Landlord's right to reasonably approve the financial condition of any other Transferee, the financial condition of any proposed subtenant shall not be subject to Landlord's approval, (iv) the purpose for which the Transferee intends to use the Premises (or a portion thereof) is not in keeping with a first-class office and biotechnology and scientific research and development building or are in violation of the terms of this Lease, (v) the proposed Transferee is a government entity (provided that this clause (v) shall not be applicable to any sublease to a publicly funded academic or research institution), or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent to, any proposed Transfer.

         C. Procedure. Tenant shall notify Landlord of any proposed Transfer at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed Transferee, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the

                                      26.

assignee shall execute and deliver in form satisfactory to Landlord, at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord, at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms, of the sublease in the event this Lease terminates before the sublease expires.

         D. Change of Management or Ownership. Any change in "Control" (as defined in Section 26(C)) of Tenant, other than a change in Control in which a Permitted Transferee acquires Control of Tenant (which shall not require Landlord's consent), shall constitute an assignment and transfer of this Lease which requires Landlord's prior consent as provided in this Section 17.

         E. Excess Payments. Except for a Permitted Transfer, if Tenant shall Transfer this Lease for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the Transfer, then Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of any such excess immediately upon receipt, net, however, of (i) Tenant's actual out of pocket costs of such Transfer and (ii) any unamortized cost of Tenant Improvements benefiting the Transferee and paid for by Tenant directly.

         18. CONVEYANCE BY LANDLORD. Landlord shall not sell or assign its interest in the Premises before the Completion Date for Phase I and Phase II occurs and before paying all of Landlord's Contribution which Landlord is required to pay under Appendix C; provided that the foregoing shall not prohibit any encumbrance or other hypothecation of Landlord's interest in the Premises. Thereafter, if Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations to the extent, but only to the extent, arising from and after such transfer, and Tenant shall look solely to Landlord's successors for performance of such obligations. Subject to the provisions of Section 16, this Lease shall not be affected by any such transfer.

         19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, and that the non-certifying party has no claims or offsets against the requesting party.

                                      27.

         20. OFFSET. If, within thirty (30) days after written notice from Tenant, Landlord fails to pay any sum Landlord owes Tenant (i) under any final, nonappealable judgment of a court of competent jurisdiction in Tenant's favor due to Landlord's default under this Lease after all applicable notice, grace and cure periods have elapsed, or (ii) for any portion of Landlord's Contribution that Landlord is obligated to pay under Appendix C and Landlord has failed to pay towards the Tenant Improvements (and for which Landlord claims no offset or reduction), Tenant shall have the right to deduct such sums from the Rent next due Landlord until Tenant or the applicable party has been fully paid and Landlord shall be relieved of the obligation to pay such sum to the extent of Tenant's offset.

         21. FORCE MAJEURE. Neither Landlord nor Tenant shall be in default under this Lease to the extent such party is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, flood, earthquake, national emergency, any other cause of any kind beyond the reasonable control of such party, excluding financial inability, or, without limiting the provisions of Appendix C, governmental failure or refusal to grant any permit or approval not arising from the acts or omissions of such party ("Force Majeure"). Without limiting the foregoing, in the event of any material shortages the applicable party shall use reasonable efforts to obtain substitute materials, to the extent substitute materials of comparable cost and quality, and meeting all applicable Governmental Requirements, can be obtained.

         22.      [INTENTIONALLY OMITTED]

         23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease (including, without limitation, any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises and any three (3) day notice under Section 1161 et seq. of the California Code of Civil Procedure), shall be given in writing and mailed or personally delivered as follows:

         A.       Landlord. To Landlord as follows:

                  CarrAmerica Realty Corporation
                  3611 South Harbor Boulevard
                  Suite 230
                  Santa Ana, California 92704
                  Attn: Dwight Merriman

                  with a copy to:

                  CarrAmerica Realty Corporation
                  1850 K Street, N.W.
                  Suite 500
                  Washington, D.C. 20006
                  Attn: Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

                                      28.

         B.       Tenant. To Tenant as follows:

                  Prior to the Commencement Date for Phase I:
                  Novartis Agricultural Discovery Institute, Inc.
                  3050 Science Park Road
                  San Diego, California 92121
                  Attn:  Mr. Robert Powderly

                  After the Commencement Date for Phase I:
                  Novartis Agricultural Discovery Institute, Inc.
                  3115 Merryfield Road
                  San Diego, California 92121
                  Attn: Mr. Robert Powderly

                  with a copy to:

                  Novartis Corporation
                  564 Morris Avenue
                  Summit, New Jersey 07901
                  Attn: Julie Kane, Esq.

or to such other person at such other address as Tenant may designate by notice to Landlord.

         Mailed notices shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or by a reputable, receipted national overnight courier service (e.g., Federal Express or UPS). Mailed notices shall be deemed to have been given when such notice is accepted or refused, as evidenced by the written receipt.

         24. QUIET POSSESSION. Subject to the provisions of Section 16, so long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

         25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

         26.      MISCELLANEOUS

         A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

         B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten (10) days of Tenant's receipt of Landlord's statement.

                                      29.

         C. Meaning of "Landlord", "Re Entry", "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "Affiliate" shall mean a person or entity Controlling, Controlled by or under common Control with the applicable entity. "Control" (with correlative meanings for the terms "Controlling" and "Controlled by") shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

         D. Time of the Essence. Time is of the essence of each provision of this Lease.

         E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

         F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

         G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

         H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

         I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

         J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord immediately begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any Default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

         K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

         L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

         M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

         N. Entire Agreement. This Lease, together with all Appendices and Addenda, constitutes the entire agreement between the parties (and all Appendices and Addenda are hereby incorporated into and form a part of this Lease). No representations or agreements of any kind have been made by either party which are not contained in this Lease.

                                      30.

         O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

         P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with the Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items.

         Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

         R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

         S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

         T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

         U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

         V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

         W. Property Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

         X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment or payment of Rent within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250; provided that such late charge shall not accrue in any Lease Year unless Landlord shall have twice notified Tenant of its failure to pay any Rent when due during such Lease Year. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate and on the terms provided in Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

                                      31.

         27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to pay more for, or accept fewer, services from Landlord than this Lease provides and does not otherwise diminish or limit Tenant's use and occupancy of the Premises under this Lease.

         28.      HAZARDOUS SUBSTANCES.

         A. Tenant shall be entitled to use, bring on, produce, store, use and dispose of Hazardous Substances necessary to Tenant's use of the Premises for the Sole Permitted Use ("Permitted Hazardous Substances"), in compliance with all applicable Environmental Laws and the terms of this Lease, including, without limitation, all of the provisions of this Section 28. Tenant shall not cause or permit any Hazardous Substances which are not Permitted Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented thereto in its sole discretion. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

         B. "Hazardous Substances" means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", or "contaminant", as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or "TCLP toxicity"; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) "hazardous substance" as defined in Section 25281(f) of the California Health and Safety Code; (d) "waste" as defined in Section 13050(d) of the California Water Code;
(e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls (PCBs); (h) radon; and (i) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. "Hazardous Substances" shall not include ordinary office supplies and repair, maintenance and cleaning supplies maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws. "Environmental Laws" means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the

                                      32.

Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing. "Governmental Agency" means any governmental or quasi-governmental agency or authority having jurisdiction over the Project.

         C. "Hazardous Substances" shall not include insignificant amounts of substances typically found or used in general office applications and Permitted Hazardous Substances so long as (a) such substances are maintained only in such quantities as are reasonably necessary for Tenant's use of the Premises for the Sole Permitted Use, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable Environmental Laws, (iii) such substances are not disposed of in or about the Project in a manner which would constitute a release or discharge thereof, and
(iv) all such substances are removed from the Project by Tenant upon the expiration or earlier termination of this Lease.

         D. If Tenant receives notice of, or if Tenant or any of its Agents cause, an actual or alleged release or discharge of any Hazardous Substances in or about the Premises or the Project that violates, or is reportable under, any Environmental Laws, Tenant shall, within five (5) days after receipt of such notice or occurrence of such event notify Landlord thereof in writing and furnish Landlord with copies of all notices and other communications received by Tenant in connection therewith. In the event Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof, and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after Landlord's written request. Compliance by Tenant with this Section 28(D) shall not relieve Tenant of any other obligation of Tenant pursuant to this Section 28.

         E. Upon any violation of the foregoing covenants and in all events upon any expiration or earlier termination of the Lease, Tenant shall be obligated, at Tenant's sole cost, to clean up and remove from the Project all Hazardous Substances, including, without limitation, Permitted Hazardous Substances, introduced into the Project by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any Governmental Agency and preparation and implementation of any remedial action plan required by any Governmental Agency. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of all Governmental Agencies and in compliance with all applicable Environmental Laws. Landlord's right of entry pursuant to
Section 11 of this Lease shall include the right (but not the obligation) to enter and inspect the Premises for violations of Tenant's covenant herein and to supervise any of Tenant's clean up and removal activities.

         F. Subject to the provisions of Section 5(A) relating to Alterations which include Hazardous Substances, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold harmless Landlord, the partners of any entity constituting Landlord and Landlord's partners, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs

                                      33.

defense) incurred by such indemnified persons, or any of them, as the result of
(i) the introduction into the Project by Tenant, its employees, agents, licensees, invitees, contractors or any other person or entity for whom Tenant is responsible of any Hazardous Substance, (ii) the usage by Tenant or anyone for whom Tenant is responsible of Hazardous Substances in or about the Project,
(iii) the discharge or release in or about the Project by Tenant or anyone for whom Tenant is responsible of any Hazardous Substance, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or anyone for whom Tenant is responsible of Hazardous Substances in or about the Project, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

         G. Upon any Default under Section 12(A) or 12(C), as applicable, relating to any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Section 13 of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such Default Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the term of this Lease). No action by landlord hereunder shall impair the obligations of Tenant pursuant to this Section 28.

         29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its equity in the Project, and shall not extend to any other property or assets of the Landlord provided that Landlord maintains at least Two Million Dollars ($2,000,000) equity (the "Minimum Equity") in the Project. Notwithstanding the foregoing, in the event Landlord does not maintain the Minimum Equity in the Project, Tenant shall have recourse for Landlord's liability under this Lease to (a) Landlord's equity in the Project, and (b) Landlord's assets or other property up to a maximum amount equal to the Minimum Equity less Landlord's equity in the Project. Notwithstanding anything to the contrary set forth in this Section 29, (i) to the extent Landlord receives insurance or condemnation proceeds in connection with the Premises or Common Areas, and if Landlord is obligated to use such proceeds for the restoration of the Premises and/or Common Areas under the terms of this Lease and fails to so use such proceeds as required by this Lease, Tenant shall have recourse to such proceeds for Landlord's failure to use such proceeds as required by the terms of this Lease, and (ii) if Landlord draws upon the Letter of Credit (as hereinafter defined) in violation of the terms of this Lease, Tenant shall have recourse to the proceeds of such wrongful draw for Landlord's failure to draw upon the Letter of Credit in accordance with the terms of this Lease. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

         30. SIGNAGE. Subject to Landlord's reasonable prior written approval of the location, design, size, color, material, composition and plans and specifications therefor, Tenant may, at its sole cost and expense, construct and maintain signs on the Building (the "Building Sign") to the extent permitted by all Governmental Requirements. If Landlord grants its approval, Tenant shall erect the Building Sign in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all applicable Governmental Requirements, now in force or hereafter enacted, of any governmental entity or agency having jurisdiction over the Premises, and after Tenant has received all requisite

                                      34.

approvals thereunder (the "Sign Requirements"), and in a manner so as not to unreasonably interfere with the construction or use of the Building, Common Areas or other portions of the Project while such construction is taking place, and thereafter, Tenant shall maintain the Building Sign in a good, clean and safe condition and in accordance with the Sign Requirements, including all repairs and replacements thereto.

         31. REASONABLE CONSENT. Whenever Landlord or Tenant is required or permitted to approve or consent to any matter under this Lease (including, without limitation, Appendix C attached hereto), the approving party shall not unreasonably withhold, condition or delay giving its approval or consent, unless this Lease specifies the approving party may give or withhold its consent or approval in its sole discretion. Without limiting any party's obligations or rights under this Lease, the approving party shall not impose as a condition to any consent that may not be unreasonably withheld under this Lease, any requirement that the party seeking such consent incur any cost which is not commercially reasonable and which is not contemplated by the terms of this Lease.

         32.      ARBITRATION.

         A. Disputes To Be Resolved By Binding Arbitration. Notwithstanding anything to the contrary set forth in this Lease, the submission to arbitration in accordance with the terms of this Section 32 is the sole and exclusive method, means, and procedure to resolve any claims, disputes, or disagreements arising under this Lease with respect to (i) the reasonableness of any action or judgment (including, without limitation, withholding, conditioning or delaying consent or approval) that either party makes in any instance where that party has expressly agreed in this Lease to be reasonable in taking that action or making that judgment, or (ii) the nature of and/or responsibility for any Delay (as defined in Appendix C) under Appendix C. The provisions of this
Section 32 shall not apply with respect to any claim, dispute or disagreement except for those expressly identified above.

         B. Selection of Arbitrator. Any dispute to be arbitrated pursuant to the provisions of this Exhibit shall be determined by binding arbitration before a panel of three arbitrators, and under the commercial arbitration rules then in effect (the "Arbitration Rules") of the American Arbitration Association ("AAA"). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate by registered or certified mail to the other party and to the San Diego regional office of the AAA. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. Each party shall designate an arbitrator from the AAA's list of available arbitrators within ten (10) days after the initiation of the arbitration and within three (3) business days thereafter the two designated arbitrators shall select a third arbitrator. If either party fails to select an arbitrator, or if the two arbitrators fail to select the third arbitrator, the panel of three arbitrators shall be selected in accordance with the Arbitration Rules. Each arbitrator selected hereunder shall have substantial experience in commercial real estate matters generally, including specific experience related to commercial leases. The panel of arbitrators selected hereunder is sometimes referred to herein as the "Arbitrator".

                                      35.

         C. Pre-Decision Arbitration Procedures. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third party witnesses. This discretion shall be exercised so as to limit the scope of discovery to the amount of discovery which the Arbitrator determines to be reasonable under the circumstances.

         D. Arbitration Hearing. The arbitration shall be conducted in San Diego, California. Any party may be represented by counsel or other authorized representative. The parties may offer such evidence as is relevant and material to the dispute. The Arbitrator shall be the judge of relevance and materiality.

         E. Governing Law. In rendering a decision, the Arbitrator shall determine the rights and obligations of the parties according to the laws of California and the terms and provisions of this Lease.

         F. Arbitration Award. The Arbitrator shall issue the award as soon as reasonably possible following the conclusion of the arbitration hearing, but in no event later than thirty (30) days after the conclusion of the arbitration hearing. The Arbitrator's award shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable; provided, however, in no event may the Arbitrator award punitive damages. The award must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the award as to each of the principal controverted issues. The award shall be conclusive and binding, and it may thereafter be confirmed as a judgment by any California court of applicable jurisdiction, subject to challenge only on one or more of the following grounds: (i) the award was procured by corruption, fraud or other undue means; (ii) there was corruption in any of the arbitrators; (iii) the rights of the appealing party were substantially prejudiced by misconduct of a neutral arbitrator; (iv) the arbitrators exceeded their powers and the award cannot be corrected without affecting the merits of the decision upon the controversy submitted; (v) the rights of the appealing party were substantially prejudiced by the refusal of the arbitrators to postpone any hearing upon sufficient cause being shown therefor or by the refusal of the arbitrators to bear evidence material to the controversy or by other conduct of any arbitrator contrary to the Arbitration Rules; (vi) any other grounds which permit appeal under the Arbitration Rules; or (vii) based upon the Arbitrator's incorrect application of California statutory or common law. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of this Lease.

         G. Attorneys' Fees and Costs. The Arbitrator may award costs, including, without limitation, reasonable attorneys' fees, and expert and witness fees and costs, to the prevailing party, if any, as determined by the Arbitrator in the Arbitrator's discretion. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his

                                      36.

discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

         H. Temporary Restraining Order. The provisions of this Section 32 shall not prevent either party from obtaining a temporary restraining order, to the extent available under applicable law and in a court of competent jurisdiction as provided in Section 13(F) of this Lease, pending the issuance of the Arbitrator's award in accordance with this Section 32.

         33. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease security (the "Security Deposit") for the performance of all of its obligations under this Lease, in the form of a letter of credit in the face amount $15,000,000 (the "Letter of Credit"). The Letter of Credit shall (i) be in form set forth in Appendix G attached hereto or otherwise in form and substance satisfactory to Landlord, (ii) name Landlord as beneficiary, and (iii) be drawable on a Permitted Issuer (as hereinafter defined). As used herein, "Permitted Issuer" means a financial institution which (a) is a national association or bank chartered by the United States or in one of the states of the United States, in either case, the accounts of which are FDIC insured, or a foreign bank incorporated in any jurisdiction governed by the Organization for Economic Cooperation and Development, (b) has a minimum capital and surplus of $500 million, and (c) maintain at all times until the L/C Termination Date a branch office in California or Connecticut at which Landlord may draw on the Letter of Credit (and if at any time such Permitted Issuer fails to meet these conditions, Tenant shall within ten (10) days thereafter deliver to Landlord a substitute Letter of Credit meeting the requirements of this Section 33 issued by a Permitted Issuer).

         If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) days before the stated expiration date (except the L/C Termination Date (as hereinafter deemed)) of the current Letter of Credit, Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as the Security Deposit, subject to the provisions of this Section 33.

         In the event Landlord obtains a final, nonappealable judgment against Tenant in connection with any Default by Tenant under this Lease (a "Final Judgment"), which Final Judgment is not satisfied by Tenant in full within five
(5) days after the same becomes final and nonappealable, Landlord shall be entitled to draw upon the Letter of Credit (or use the proceeds of the Letter of Credit if they are then held by Landlord as a result of Tenant's failure to renew the Letter of Credit before the stated expiration date as provided herein) and use such amount to satisfy such Final Judgment. As a requirement for such draw on the Letter of Credit Landlord shall only be obligated to deliver the Letter of Credit to the Permitted Issuer, certify under penalty of perjury to the Permitted Issuer that Landlord has obtained a Final Judgment which has not been satisfied in full by Tenant and deliver to the Permitted Issuer a certified copy of the Final Judgment as entered in the applicable court records.

         At the end of the fifth Lease Year the face amount of the Letter of Credit shall be reduced to $10,000,000 if (a) no Default has then occurred and is continuing, and (b) Tenant's then most recent Financial Statement shows Tenant's equity to be not less than $25,000,000. At the end of the seventh Lease Year the face amount of the Letter of Credit shall be reduced to $5,000,000 if
(x) no Default has then occurred and is continuing, and (y) Tenant's then most recent Financial

                                      37.

Statement shows Tenant's equity to be not less than $25,000,000. Any draws on the Letter of Credit prior to the end of the fifth or seventh Lease Year, as applicable, shall not reduce the foregoing Letter of Credit face amounts.

         Except as expressly provided in Section 17, the Letter of Credit shall remain outstanding in accordance with the terms of this Section 33 through the later to occur of (the "L/C Termination Date") (a) the date which is thirty (30) days after the Term of this Lease (including any Renewal Term (as hereinafter defined), and (b) if any litigation is commenced as a result of a Default under this Lease, the date which is forty five (45) days after a Final Judgment is reached with respect thereto.

         Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord set forth in California Civil Code Section 1950.7. All claims of Tenant to the Security Deposit shall be prior to the claim of any creditor of Landlord, except a trustee in bankruptcy. To the extent any portion of the Security Deposit is used, Tenant shall within five (5) days after demand from Landlord reinstate the Security Deposit to its full amount (whether by delivery of a new Letter of Credit in the amount so used meeting the requirements of this Section 33 or by amending the Letter of Credit then held by Landlord to increase the face amount by the amount so used). Nothing contained in this Section 33 shall waive or impair any of Landlord's rights or remedies in the event of a Default by Tenant or modify any party's obligation of good faith and fair dealing under applicable law. If Tenant shall perform all of its obligations under this Lease (or Landlord shall use any portion of the Security Deposit to cure any Default by Tenant) and return the Premises (including, without limitation, all personal property required to remain in the Premises pursuant to Section 5(D)) to Landlord at the end of the Term in accordance with the terms of this Lease, Landlord shall return any unused Security Deposit and Letter of Credit to Tenant within two (2) weeks after the L/C Termination Date. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any Default under this Lease.

         If Landlord transfers its interest in the Premises or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

         So long as no Default has occurred and is continuing, Tenant may substitute a guaranty of the payment and performance of all of Tenant's obligations under this Lease from a Novartis Transferee (a "Replacement Guaranty") for the Letter of Credit. Any such Replacement Guaranty shall be in form and substance acceptable to Landlord (and if at any time that such Novartis Transferee's most recent Financial Statement shows such Novartis Transferee's equity to be less than $1 billion, a Letter of Credit or another Replacement Guaranty in the form and amount required by this Section 33 shall concurrently therewith be delivered to Landlord). Tenant shall pay all of Landlord's reasonable attorney's fees and other expenses reasonably incurred by Landlord in connection with any substitution or proposed substitution of such Replacement Guaranty for the Letter of Credit.

                                      38.

         34. FINANCIAL STATEMENT. At any time that a Letter of Credit is not required to be held by Landlord pursuant to Section 17 or 33, Tenant shall deliver to Lender promptly after the preparation thereof, the applicable Novartis Transferee's annual Financial Statement.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                                     LANDLORD:

                                     CARRAMERICA REALTY CORPORATION,
                                     a Maryland corporation

                                     By:  /s/ Philip L. Hawkins
                                          --------------------------------------
                                     Print Name:  Philip L. Hawkins
                                     Print Title: Chief Operating Officer

                                     TENANT:

                                     NOVARTIS AGRICULTURAL DISCOVERY INSTITUTE,
                                     INC., a Delaware corporation

                                     By:  /s/ R.E. Powderly
                                          --------------------------------------
                                     Print Name:  R.E. Powderly
                                     Print Title: Vice President & C.O.O.

                                      39.

                                   APPENDIX A

                              PLAN OF THE PREMISES

                                 (SEE ATTACHED)

                                   APPENDIX A

                                      [MAP]

                                   APPENDIX B

                              RULES AND REGULATIONS

         1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

         2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

         3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

         4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this role shall be borne by Tenant.

         5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

         6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirements or which may be dangerous to persons or property.

         7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

                                   APPENDIX B

         8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

         9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

                  In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

         10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

         11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

         12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

         13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of Tenant, except Tenant may use the address of the Project as the address of its business.

         14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

         15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

         16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

         17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics

                                   APPENDIX B
adopted by any recognized association at organization pertaining to such business, profession or activities.

         18. No bicycle or other vehicle shall be allowed in the Premises, halls, freight docks, or any other parts of the Building. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

         19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

         Accordingly:

                  (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

                  (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

                  (c) Such security measures shall be the sale responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

         20. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

         21. Tenant shall not disturb the quiet enjoyment, of any other tenant.

         22. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

         23. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

         24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either wide or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design arid make as may be approved by Landlord.

                                   APPENDIX B

         25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

         26. Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in `each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

         27. Tenant shall promptly remove all rubbish and waste from the Premises.

         28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

         29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

         30. Tenant shall not overload any floors in the Premises, or any public corridors or elevators in the Building.

         31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

         32. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

         33. Tenant and its employees shall cooperate in all file drills conducted by Landlord in the Building.

                                   APPENDIX B

                                   APPENDIX C

                          TENANT IMPROVEMENT AGREEMENT

         1.       IMPROVEMENTS

                  (a) Landlord's only obligation with respect to construction of improvements within the Premises shall be to construct the shell improvements (the "Shell Improvements") substantially in accordance with Landlord's plans and specifications therefor (the "Shell Plans"), as described on Annex 1 attached hereto, as modified or amended by Landlord following the date hereof in accordance with this Appendix C. The Shell Improvements specifically exclude all of the following (which are collectively referred to as the "Tenant Improvements"): the Greenhouse, any site modifications to the Shell Improvements, HVAC, HVAC roof screens, electrical, bathrooms, lobbies, elevator improvements, equipment enclosures, Schedule Sensitive Equipment (as defined below), and any other interior tenant improvements shown in the Plans (as defined below) and not shown in the Shell Plans. In the event that Tenant desires to modify the Shell Plans, such modification shall be at Tenant's sale cost and expense, including the processing of same by Shell Architect (as hereinafter defined) and/or TI Architects (as hereinafter defined) under a separate permit, but the costs and fees in connection therewith shall be a part of the Landlord's Contribution. Amendments or modifications to the Shell Plans after the dare hereof, other than amendments or modifications necessary to comply with any Governmental Requirements or required by any applicable Governmental Agency, shall be subject to Tenant's prior approval.

                  Tenant Improvements shall exclude the Personalty (as hereinafter defined), all of which Tenant shall order and install at Tenant's sole cost and expense. All Personalty shall be installed by Tenant in accordance with the provisions of Section 5(A)(l) through (8), inclusive, applicable to Alterations. "Personalty" shall mean any Tenant furniture, trade fixtures and moveable equipment or machinery, excluding (a) Schedule Sensitive Equipment, (b) fixtures and equipment shown in the Plans, and (c) modular laboratories, laboratory benches, modular laboratory cabinetry (also known as "C frames") and fume hoods (whether or not any such items are shown on the Plans).

                  Subject to and upon the conditions hereinafter set forth, Landlord shall serve as construction manager pursuant to subparagraph (d) below, and shall cause DPR or another general contractor acceptable to Landlord and Tenant (the "General Contractor") to construct or cause to be constructed the Tenant Improvements in the Premises in accordance with fully-engineered and technically complete (including, without limitation, mechanical and electrical components) construction drawings, plans and specifications approved by Tenant and Landlord (the "Plans"; regarding Phase I and Phase II, the "Phase I Plans" and the "Phase II Plans", respectively).

                  The Tenant Improvements shall be performed at the Tenant's cost, subject to the Landlord's Contribution (hereinafter defined). Notwithstanding the foregoing, Tenant shall deliver preliminary drawings for the layout of the Premises and the Building core (such as elevator shafts, electrical room, bathrooms, corridors, etc.) of the Building to Landlord no later

                                   APPENDIX C
than the date of this Lease. In the event that Tenant desires to make any changes to such preliminary drawings, Tenant may do so provided such changes (i) do not affect the Building core or any Schedule Sensitive Equipment or (ii) can be implemented prior to the date the Phase I Plans or Phase II Plans, as applicable, are required to be completed pursuant to this Appendix C. If any party requires that any changes be made to the final, approved preliminary drawings which do not comply with (i) or (ii) in the preceding sentence and are not necessary to comply with any Governmental Requirements or required by any applicable Governmental Agency, any Delay caused thereby shall be deemed to be a Delay attributable to the party requesting such change.

                  (b) Tenant shall cause the Plans to be prepared, at Tenant's cost, by SPGA, registered professional architects, and Earl Walls & Associates, registered professional engineers (SPGA and Earl Walls & Associates being referred to herein individually as a "TI Architect" and collectively as the "TI Architects"). With respect to Phase I, prior to close-of-business on December 21, 1998, Tenant shall furnish the initial draft of the Phase I Plans to Landlord for Landlord's review and approval, provided that Tenant shall authorize Landlord to order the Phase I Schedule Sensitive Equipment as set forth on Annex 2 attached hereto no later than the date shown on Annex 2 for such items. With respect to Phase II, prior to close-of-business on December 21, 1998, Tenant shall furnish the initial draft of the Phase II Plans to Landlord for Landlord's review and approval, provided Tenant shall authorize Landlord to order the Phase II Schedule Sensitive Equipment as set forth on Annex 2 no later than the date on Annex 2 shown for such item.

                  Landlord shall, within the time set forth on Annex 3 or Annex 4 attached hereto, depending on the subject Phase whose Plans are being reviewed, either provide comments to such Plans or approve the same. Landlord shall be deemed to have approved such Plans if it does not timely provide comments on such Plans. If Landlord provides Tenant with comments to the initial draft of the Plans, Tenant shall provide revised Plans to Landlord incorporating Landlord's comments as soon as possible after receipt of Landlord's comments and Landlord shall as soon as possible after receipt then either provide comments to such revised Plans or approve such Plans. Landlord shall be deemed to have approved such revised Plans if Landlord does not timely provide comments on such Plans. The process described above shall be repeated, if necessary, until the Plans have been finally approved by Landlord.

                  Tenant hereby agrees that the Plans for the Tenant Improvements shall comply with all applicable Governmental Requirements. Tenant acknowledges and agrees that since Tenant has contracted directly with Earl Walls & Associates, (i) any failure by the TI Architects to meet the time deadlines set forth on Annex 3 or Annex 4 which causes a Delay shall be deemed a Tenant Delay, and (ii) any other Delay caused by either of the TI Architects shall be a Tenant Delay. Landlord's approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Tenant Improvements or the compliance of such Tenant Improvements or the Plans with applicable Governmental Requirements.

                  (c) General Contractor shall act as contractor to construct the Tenant Improvements. The construction contract with the General Contractor shall be subject to

                                   APPENDIX C

Tenant's prior approval. Landlord shall use commercially reasonable efforts to cause the Tenant Improvements to be substantially completed, except for minor "Punch List" items, on or before the Estimated Completion Date, in each case subject to Tenant Delay and Force Majeure Delay. Landlord and Tenant shall approve the General Contractor's subcontractors' bid list and subcontractors selected, and all bidding shall be on a competitive basis with at least three
(3) bids required per trade (except as Landlord and Tenant shall otherwise approve).

                  (d) Landlord, or an agent of Landlord, shall provide construction management services in connection with the construction of the Tenant Improvements and the Change Orders (hereinafter deemed). Such project management services shall be performed, at Tenant's cost, for a fee of three percent (3%) of all costs (however denominated, and specifically including the cost of all Schedule Sensitive Equipment but excluding the General Contractor's fee for profit and overhead) related to the construction (but not design) of the Tenant Improvements and the Change Orders, and such fee shall not be shared with any construction consultant or project manager hired by Tenant (and any -such consultant and/or manager shall not be paid out of the Landlord's Contribution). Landlord shall periodically report to Tenant (but not less often than the General Contractor applies to Landlord for progress payments) on the estimated and actual expenses incurred for the Tenant Improvements, and shall make its books and records with respect to the Premises reasonably available to Tenant for verification of same.

         2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of or substitution for the Tenant Improvements, Tenant shall deliver to Landlord for its approval drawings, plans and specifications for such Change Orders. If Landlord does not approve of the drawing, plans and specifications for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the drawings, plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of drawings, plans and specifications, and the construction of all Change Orders, subject to Landlord's Contribution.

         3. CONTRIBUTION. Landlord shall contribute an amount equal to $7,975,900 ("Landlord's Contribution") toward the costs incurred for the Tenant Improvements and Change Orders. Landlord has no obligation to pay for costs of the Tenant Improvements or Change Orders in excess of Landlord's Contribution (with all such excess costs being referred to as "Tenant's Contribution"). The costs of the Tenant Improvements and Change Orders shall be paid by Landlord and Tenant, with each payment prorated between Landlord and Tenant based on the proportion of Landlord's Contribution and the total Tenant's Contribution, respectively, to the total costs for the Tenant Improvements and Change Orders. For the purposes of this Lease, the costs incurred for the Tenant Improvements and Change Orders shall include, without limitation, hard construction costs, architectural and engineering fees, all governmental and other regulatory fees and costs associated with the Tenant Improvements and Change Orders (including, without limitation, Common Areas and lobby improvements), costs of utility connection and permitting and construction management fees. Tenant specifically acknowledges that Landlord's Contribution is based on $100 per gross rentable square foot, times the 79,759 gross rentable square feet in the Premises (the Greenhouse specifically being excluded from the

                                   APPENDIX C
calculation of Landlord's Contribution), and that all costs related to construction of the Tenant Improvements and Change Orders in excess of Landlord's Contribution shall be the sole responsibility of Tenant.

         4. COMMENCEMENT DATE AND DELAY. As used herein, a "Delay" is any action, inaction or event that actually delays the Substantial Completion of the applicable Tenant Improvements, and a "Tenant Delay" is any Delay which is not a Force Majeure Delay arising from any act or omission of Tenant, its employees, agents or the TI Architects, including, without limitation, any of the following:

                  (a) Tenant's request for Change Orders that are actually performed; or

                  (b)      Contractor's performance of any Change Orders; or

                  (c) Tenant's request for materials, finishes or installations (other than Building standard materials) requiring unusually long lead times; or

                  (d) Tenant's or either TI Architect's delay in preparing, providing, reviewing, revising or approving drawings, plans and specifications or any of the other deliveries set forth on, or taking any other action required by, Annex 3 or Annex 4, beyond the periods set forth herein or therein; or

                  (e) Tenant's or either TI Architect's delay in (i) submitting the Phase I Plans or Phase II Plans to the City of San Diego for approval beyond the dates set forth on Annex 3 or Annex 4, or (ii) promptly obtaining any comments or corrections to the Phase I Plans or Phase II Plans from the City of San Diego, or (iii) resubmitting corrected Phase I Plans or Phase II Plans, as applicable, to the City of San Diego, not later than seven days after the City's comments thereon; or

                  (f) Tenant's or either TI Architect's delay in providing the Schedule Sensitive Equipment Specifications (as hereinafter defined) for the Phase I Schedule Sensitive Equipment or Phase II Schedule Sensitive Equipment beyond the dates set forth in Annex 2 attached hereto, or Tenant's or either TI Architect's delay in authorizing Landlord to order the Phase I Schedule Sensitive Equipment or Phase n Schedule Sensitive Equipment beyond the dates set forth in Annex 2 attached hereto (as used herein, "Schedule Sensitive Equipment Specifications" means written comprehensive specifications for the Schedule Sensitive Equipment adequate to allow Landlord to order the Schedule Sensitive Equipment); or

                  (g) Tenant's or either TI Architect's delay in ordering the Phase l or Phase II air handlers, chillers and exhaust fans beyond the dates set forth in Annex 2 attached hereto or any delay in the delivery of the Phase I or Phase II air handlers, chillers or exhaust fans beyond the applicable delivery dates set forth on Annex 2 attached hereto; or

                  (h) Tenant delay in providing information critical to the normal progression of the Premises. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

                                   APPENDIX C

                  (i) Tenant's delay in paying Landlord for costs of the Tenant Improvements and/or Change Orders in excess of the Landlord's Contribution;

                  (j) Any other act or omission that causes a Delay and is identified in this Lease as a Tenant Delay.

         Landlord shall use commercially reasonable efforts to provide Tenant with an estimate based on the information then known to Landlord, of (i) any Delay which may result from a Change Order requested by Tenant, and materials, finishes or installations requiring unusually long lead times, with such estimate provided at the time of Tenant's request for such Change Order or such materials, finishes or installations, and (ii) any Tenant Delay arising under clause (h) or (j) above, with such estimate provided within ten (10) days after Landlord first obtains knowledge of such Tenant Delay; provided that if Landlord fails to provide Tenant with such notice under this clause (ii) within such ten
(10) day period, then such delay shall not constitute a Tenant Delay, except to the extent such delay continues after Landlord provides such notice (and if Landlord delivers such notice within such ten (10) day period, such delay shall constitute a Tenant Delay from the first date of such delay, including, without limitation, the period prior to the delivery of such notice by Landlord). In no event shall Landlord have any liability for the inaccuracy of any estimate of any Delay for any reason and any such inaccuracy shall not modify or limit any of the provisions of this Appendix C, including, without limitation, the provisions of this Appendix C relating to Delay.

                  As used herein, "Landlord Delay" is any Delay which is not a Force Majeure Delay arising from any act or omission of Landlord, its employees, agents, General Contractor or Delawie, Wilkes ("Shell Architect") including, without limitation:

                           (i)      Landlord's, General Contractor's or Shell
Architect's delay in preparing, providing, revising or approving drawings, plans and specifications or any of the other deliveries set forth on, or taking any other action required by, Annex 3 or Annex 4, beyond the periods set forth herein or therein; or

                           (ii)     Landlord's request for Change Orders
(excluding any Change Orders necessary to comply with any Governmental Requirements, required by any applicable Governmental Agency) whether or not any such Change Orders are actually performed; or

                           (iii)    So long as Tenant has provided the
specifications for, and authorized Landlord to order, the Phase I Schedule Equipment and Phase II Schedule Sensitive Equipment on or before the applicable dates set forth on Annex 2 attached hereto, Landlord's delay in ordering the Phase I Schedule Sensitive Equipment or Phase II Schedule Sensitive Equipment (in each case excluding the air handlers, chillers and exhaust fans) beyond the dates set forth on Annex 2 hereto; or

                           (iv)     any other act or omission that causes a
Delay and is identified in this Lease as a Landlord Delay.

                  As used herein, "Force Majeure Delay" is a Delay caused by Force Majeure, up to five (5) "free" Landlord Delay days, up to five (5) "free" Tenant Delay days, and any offsetting

                                   APPENDIX C

Landlord Delays and Tenant Delays. Except as expressly provided in this Appendix C to the contrary, any delay in the actual delivery of any Schedule Sensitive Equipment, so long as such delay does not arise from a party's (i) delay in providing specifications for, approving or placing an order for, such Schedule Sensitive Equipment, (ii) failure to respond to any supplier's inquiries or other requests, or (iii) acts or omissions, shall be a Force Majeure Delay.

                  Except as expressly provided herein, the Commencement Date for each Phase shall be the date on which the Tenant Improvements for each Phase have been Substantially Completed (as defined herein) (the "Completion Date"). To the extent Tenant Delays delay the Completion Date for a Phase beyond the Estimated Completion Date, the Commencement Date for such Phase and Tenant's obligation to pay Rent for such Phase shall be the Estimated Completion Date. To the extent that Landlord Delays delay the Completion Date for a Phase beyond the Estimated Completion Date, the Commencement Date shall be the Completion Date and Tenant shall be entitled to one day of free Base Rent, Operating Cost Share Rent and Tax Share Rent for each one day of Landlord Delay beyond the Estimated Completion Date until the Completion Date for the applicable Phase. As used herein, "Substantial Completion" of the Tenant Improvements for a Phase shall mean that (a) a temporary or permanent certificate of occupancy for the applicable Tenant Improvements has been issued by the City of San Diego, (b) all major Building systems (excluding the Removable Property and Personalty and in Phase I, the deionized water (water purification) system, but including, without limitation, electrical, mechanical, plumbing, fume hoods and HVAC systems required to operate the applicable Phase as shown on the applicable Plans) are in good working order and the HVAC has been properly balanced to Tenant's specifications, and (c) Shell Architect and the mechanical engineer shall have delivered certifications with respect to the applicable Tenant Improvements in the form attached to this Appendix as Annex 5.

                   Each day of Landlord Delay and each day of Tenant Delay shall for the purposes of this Lease offset and nullify each other.

                   Landlord and Tenant shall meet within five (5) days after the Completion Date for each Phase to prepare a punch list of items (the "Punch List Items") to be corrected. Tenant shall allow Landlord reasonable access to the Premises for the purposes of completing the Punch List Items and Landlord shall use diligent efforts to correct the Punch List Items within forty-five (45) days after the parties prepare such punch list; provided that if such Punch list Items cannot reasonably be completed within such forty-five (45) day period, such period shall be extended for as long as reasonably necessary to complete such Punch List Items, up to a maximum of one hundred twenty (120) days, so long as Landlord is using diligent efforts to complete such Punch List Items.

         5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. So long as Landlord in its sole good faith discretion determines that the entry by Tenant and/or its Agents on the Premises prior to the Phase I Commencement Date will not result in any Delay, Landlord shall grant Tenant and its Agents a license to enter the Premises prior to the Phase I Commencement Date to prepare the Premises for Tenant's use and occupancy conditioned upon Tenant's and its agents':

                                   APPENDIX C

                  (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers;

                  (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord waivers of lien from the contractor and all subcontractors and suppliers of material; and

                  (c) furnishing Landlord, prior to such entry, evidence that Tenant and its contractors maintain the insurance required by this Lease

         Landlord shall have the right to withdraw such license upon twenty-four
(24) hours' written notice to Tenant in the event of any breach of the foregoing provisions which is not cured within such twenty-four (24) hour period or in the event any such entry by Tenant or its agents is determined by Landlord acting in good faith to be likely to result in any Delay. Any entry and occupation permitted under this Section shall be governed by Section 5, Section 8(A) and 8(B) and all other terms of the Lease.

         6.       MISCELLANEOUS.

         The parties acknowledge and agree that construction of Phase II will be in process after Tenant has taken occupancy of Phase I. Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.

                                   APPENDIX C

                                     ANNEX 1

                                   SHELL PLANS

SHELL          August 5, 1998              BID SET# 2

               September 22, 1998          AS 1 NO.1

SPEC           May 15, 1998                PROJECT MANUAL & SPECIFICATIONS

                                   APPENDIX C

                                     ANNEX 2

                          SCHEDULE SENSITIVE EQUIPMENT

                                 (see attached)

                                   APPENDIX C
                                  Page 9 of 17

                              CARRAMERICA - NOVARUS
                         LA JOLLA SPECTRUM - BUILDING A

                          SCHEDULE SENSITIVE EQUIPMENT
          BASED UPON 5/8/99 PHASE 1 MOVE-IN AND 7/1/99 PHASE 1 MOVE-IN

         ITEM                              SPECIFICATIONS      ORDER DATE        DELIVERY DATE       RESPONSIBILITY
         ----                              --------------      ----------        -------------       --------------
HVAC EQUIPMENT
   Air Handlers                               12/21/98          12/22/98           03/22/99              Tenant
   Chillers                                   12/01/98          12/22/98           03/22/99              Tenant
   Cooling Towers                             12/01/98          12/22/98           03/29/99             Landlord
   HW Boilers                                 12/01/98          12/22/98           03/29/99             Landlord
   Steam Boilers                              12/21/98          01/08/98           03/29/99             Landlord
   Exhaust Fans                               12/21/98          12/22/98           03/18/99              Tenant

PLUMBING EQUIPMENT
   Air Compressor & Dryer                     12/01/98          12/23/98           03/18/99             Landlord
   Vacuum Pump                                12/01/98          12/23/98           03/18/99             Landlord
   Clean Water System                         12/21/98          01/15/99           03/31/99             Landlord

ELECTRICAL EQUIPMENT
   Emergency Generator                        12/21/98          12/22/98           03/30/99             Landlord
   Primary Distribution Gear                  12/21/98          01/08/99           04/01/99             Landlord
   MCCS/Xfrmers/Panel Boards                  12/21/98          01/08/99           04/01/99             Landlord
   Light Fixtures                             12/21/98          01/08/99           04/15/99             Landlord

LAB SYSTEMS
   Lab Furnishings                            12/03/98          01/03/99           03/17/99             Landlord
   C-Frame                                    12/03/98          01/03/99           03/03/99             Landlord
   New Fume Hoods                             11/03/98          01/03/99           03/22/99             Landlord
   New Hood VAV Components                    12/30/98          01/03/99           03/22/99             Landlord
   Lab Fixtures                               11/03/98          01/03/99           03/22/99             Landlord

ARCHITECTURAL
   Carpet                                     01/04/99          01/22/99           03/16/99             Landlord
   Sheet Vinyl                                01/04/99          01/22/99           02/23/99             Landlord
   Ceramic Tile                               01/04/99          01/22/99           04/01/99             Landlord
   Other Finishes                             01/04/99          01/22/99           04/01/99             Landlord
   Door Frames                                01/04/99          01/22/99           03/26/99             Landlord
   Doors                                      01/04/99          01/22/99           03/26/99             Landlord
   Hardware                                   01/04/99          01/22/99           03/26/99             Landlord

CONVEYING
   Elevators                                  10/19/98          12/22/98           04/15/99             Landlord

                                   APPENDIX C
                                  Page 10 of 17

                                     ANNEX 3

                PHASE I TENANT IMPROVEMENT CONSTRUCTION SCHEDULE

                                 (see attached)

                                   APPENDIX C
                                  Page 11 of 17

                        LA JOLLA SPECTRUM TECHNOLOGY PARK
                    Tenant Improvement Construction Schedule
                                  Building "A"
                                     Phase I

Lease Execution                                                                       December 21, 1998
Final Space Plan completed by Tenant's Architect                                      December 17, 1998
Landlord Approves Final Space Plan                                                    December 18, 1998
Tenant's Architect commences Tenant Improvement Construction Documents                November 10, 1998
Landlord's Architect commences Site/Shell Modification Construction Documents         November 24, 1998
Tenant approves Site/Shell Modification Construction Documents                        December 7, 1998
Tenant's Architect completes and delivers Site/Shell Modification Mechanical,
  Electrical & Plumbing Construction Documents to Landlord's Architect                December 18, 1998
Landlord's Architect submits Site/Shell Modification Construction Documents to City
  for Permit                                                                          December 21, 1998
Tenant's Architect completes Tenant Improvement Construction Documents                December 21, 1998
Landlord approves Tenant Improvement Construction Documents                           December 23, 1998
Tenant's Architect submits Tenant Improvement Construction Documents to City for
  Permit                                                                              December 23, 1998
Pre-Permit Construction Commences                                                     December 23, 1998
(Based On Approved Allowance For Plan Check Overrides)
Landlord receives Permit for Site/Shell Modifications                                 January 22, 1999
Landlord receives Permit for Tenant Improvements                                      February 1, 1999
Landlord Completes Phase I Tenant Improvements                                        May 8, 1999

                                   APPENDIX C
                                  Page 12 of 17

                                     ANNEX 4

                PHASE II TENANT IMPROVEMENT CONSTRUCTION SCHEDULE

                                 (see attached)

                                   APPENDIX C
                                  Page 13 of 17

                        LA JOLLA SPECTRUM TECHNOLOGY PARK

                    Tenant Improvement Construction Schedule
                                  Building "A"
                                    Phase II

Lease Execution                                                                       December 21, 1998
Final Space Plan completed by Tenant's Architect                                      December 17, 1998
Landlord approves of Final Space Plan                                                 December 18, 1998
Tenant's Architect commences Tenant Improvement Construction Documents                November 10, 1998
Tenant's Architect completes Tenant Improvement Construction Documents                December 21, 1998
Landlord approves Construction Documents                                              December 23, 1998
Tenant's Architect submits Tenant Improvement Construction Documents to City for
  Permit                                                                              December 23, 1998
Landlord Receives Permit for Tenant Improvements                                      February 1, 1999
Landlord Completes Phase II Tenant Improvements                                       July 1, 1999

                                   APPENDIX C
                                  Page 14 of 17

                                     ANNEX 5

                          SHELL ARCHITECT CERTIFICATION

                                 (see attached)

                                   APPENDIX C
                                  Page 15 of 17

                        ARCHITECTURAL FIELD VISIT REPORT
                           RE: SUBSTANTIAL COMPLETION

This Architectural Field Visit Report is provided to our client, CarrAmerica at its request, regarding the Project known as ____________________________________
located at ___________________________________________________________________,
the undersigned, of Delawie Wilkes Rodrigues Barker & Bretton Associates AIA, made an Architectural Field Visit on __________________,1998, during which time I made a visual observation of the status of the construction of the shell and interior improvements in order to report as to whether such construction is substantially complete.

Preparation for the Architectural Field Visit consisted of a general overview of the following plans and specifications for the Project:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

To the extent any or any part of such plans and specifications were prepared by other than Delawie Wilkes Rodrigues Barker & Bretton Associates AIA (hereinafter Delawie), this general overview does not mean or imply that Delawie has or undertakes any professional responsibility with respect to such plans and/or specifications. Delawie is entitled to rely on the accuracy and completeness of all of the above information provided or prepared by others.

The Architectural Field Visit itself consisted of _______ Hours, during which I observed the status of the construction of the shell and interior improvements. No invasive techniques were used. The observation was only as to what was visually apparent without uncovering, testing, inspection or evaluation of any portion of the Project, including without limit the mechanical/electrical system, the sanitary facilities or structural components.

Based upon this limited field visit, it is my professional opinion that the architectural components of the Project's shell and interior improvements are substantially complete. Substantial completion status is with regard to the adequacy of the status of the Project for occupancy purposes only. This opinion does not modify or obviate any punch list items identified, or yet to be identified, which are to be provided or performed in order for final completion of the Project. Nothing herein is intended as a representation of the quality of the work performed, the construction means, methods, techniques or safety precautions. This Architectural Field Report merely represents a professional opinion of the status of the architectural components of the Project based upon a general overview of the above-referenced plans and specifications and a limited field Investigation.

_____________________________________      _____________________________________
Name                                       Date

                                   APPENDIX C
                                  Page 16 of 17

                             MEP FIELD VISIT REPORT
                           RE: SUBSTANTIAL COMPLETION

         This Mechanical, Electrical and Plumbing (MEP) Report is provided to our client, CarrAmerica, at its request regarding the Project known as La Jolla Spectrum located at 3115, 3215 Merryfield Row, San Diego, California, 92121.

         ___________________, the undersigned, of TKG Consulting Engineers, Inc.
(TKG), made a Field Visit on ____________________, 1998 during which time I made a visual observation of the status of the construction of the shell and interior improvements in order to report as to whether such construction is substantially complete.

         Preparation for the Field Visit, consisted of a general overview or the following plans and specification for the Project:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

         To the extent any or any part of such plans and specifications were prepared by other than TKG, this general overview does not mean or imply that TKG has or undertakes any professional responsibility with respect to such plans and/or specifications. TKG is entitled to rely on the accuracy and completeness of all of the above information provided or prepared by others.

         The Field Visit itself consisted of _____ hours, during which I observed the status of the construction of the shell and interior improvements including review of electrical, mechanical, plumbing, fume hoods and HVAC systems required to operate the applicable phase of improvements as shown on the applicable plans are in good working order and the HVAC has been properly balanced to tenant's specifications.

         Based upon this limited Field Visit, it is my professional opinion that the MEP components of the Project's shell and interior improvements are substantially complete. Substantial completion status is with regard to the adequacy of the status of the Project for occupancy purposes only. This opinion does not modify or obviate any punch list items identified, or yet to be identified, which are to be provided or performed in order for final completion of the Project. Nothing herein is intended as a representation of the quality of the work performed, the construction means, methods, techniques or safety precautions. This Field Report merely represents a professional opinion of the status of the architectural components of the Project based upon a general overview of the above referenced plans and specifications and a limited field visit.

_____________________________________      _____________________________________
Name                                       Date

                                   APPENDIX C
                                  Page 17 of 17

                                   APPENDIX D

                         COMMENCEMENT DATE CONFIRMATION

Landlord: CarrAmerica Realty Corporation, a Maryland corporation

Tenant:  Novartis Agricultural Discovery Institute, Inc., a Delaware corporation

         This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of December 18, 1998 (the "Lease") for the first and second floors in the building commonly known as Building A of the La Jolla Spectrum Technology Park, 3115 Merryfield Row, San Diego, California (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

         1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date for Phase ___________ is _______________, 199__, and the Termination Date of the Lease is
___________________, ____.

         2. Acceptance of Premises. Tenant has inspected Phase ____ Premises and affirms that Phase ___ Premises is acceptable in all respects in its current "as is" condition, subject to the attached punchlist items to be corrected in accordance with the terms of the Lease.'

         3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                                TENANT:

                                Novartis Agricultural Discovery Institute, Inc., a Delaware corporation

                                By:________________________________________

                                Name:______________________________________

                                Title:_____________________________________

                                   APPENDIX D
                                   Page 1 of 2

                                     LANDLORD:

                                     CarrAmerica Realty Corporation, a Maryland corporation

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                   APPENDIX D
                                   Page 2 of 2

                                   APPENDIX E

                               REMOVABLE PROPERTY

                                 (see attached)

                                   APPENDIX E
                                   Page 1 of 2

From:             Frank Schillinger, EWA

Distribution:     Earl L. Walls
                  Jay Martin

Project:          Novartis-CarrAmerica Building A

EWA #:            9839

Per your request we provide the following summary of NADI & NIFG owner furnished equipment for CarrAmerica Building A:

TENANT FURNISHED CONTRACTOR INSTALLED

ITEM NUMBER       EQUIPMENT DESCRIPTION
E-1               20 x 20 x 38 sterilizer, single door, recessed one wall with integral steam generator
E-2               24 x 36 x 35 sterilizer, single door, recessed one wall with remote generator
E-3               Glassware washer
E-4               Modular stainless steel wall panel system
E-5               20 x 20 x 38 stabilizer, double door pass thru, with remote generator
E-6               6'-0" biological safety cabinet, class II type B-3
E-7               6'-0" horizontal laminar flow cabinet
E-10              4'-0" Biological safety cabinet, class II type B-3
E-11              4 degree C cold rooms, walk in
E-12              Conviron MTW120, plant growth chambers, walk-in

TENANT FURNISHED, TENANT INSTALLED

ITEM NUMBER       EQUIPMENT DESCRIPTION
E-8               Bruker 400 MHz, normal bore NMR
E-9               Bruker 7 tests, Apex II-70; mass spectrometer
NO NUMBER         All benchtop mounted equipment:

                      Water baths, Shakers, Rotovaps, HPLC, LC, GC, UV
                      Vis, Sonicators Scintillation Counters,
                      Fluorimeters, Analytical Balances, Microscopes
                      Speedvac, Gel Dryers, Ovens, PCR machines,
                      Fermentors, Phosphorimager, Auto processors.

NO NUMBER         Floor mounted movable equipment:
                      All Centrifuges (high speed, ultra speed),
                      Incubator shakers, Incubators, Refrigerator
                      (upright, chest), Freezers (upright, chest).

                                   APPENDIX E
                                   Page 2 of 2

                                  APPENDIX F-1

                                     PHASE I

       (Phase I of the Premises is the shaded area on the attached pages.)

                                  APPENDIX F-1
                                   Page 1 of 4

                                      [MAP]

                                  APPENDIX F-1
                                   Page 2 of 4

                                      [MAP]

                                  APPENDIX F-1
                                   Page 3 of 4

                                      [MAP]

                                  APPENDIX F-1
                                   Page 4 of 4

                                  APPENDIX F-2

                                    PHASE II

    (Phase II of the Premises is the area not shaded on the attached pages.)

                                  APPENDIX F-2
                                   Page 1 of 2

                                   APPENDIX G

                              LETTER OF CREDIT FORM

                                 (see attached)

                                   APPENDIX G
                                  Page 1 of ___

                                   APPENDIX H

                               LANDLORD INSURANCE

              Type                                           Policy Limit
              ----                                           ------------
Commercial General Liability                                 $200,000,000

Rental Loss, Broad Form Property Insurance,              Full replacement cost
Boiler & Machinery

Earthquake and Flood                                         $300,000,000

Workers' Compensation or similar and                        Statutory Limit
Employer's Liability

                                   APPENDIX H
                                   Page 1 of 1

                                   ADDENDUM 1

                    ATTACHED TO AND MADE A PART OF THE LEASE
                        DATED DECEMBER 18, 1998, BETWEEN
                  CARRAMERICA REALTY CORPORATION AS "LANDLORD"
                                       AND
           NOVARTIS AGRICULTURAL DISCOVERY INSTITUTE, INC. AS "TENANT"

                                EXTENSION OPTION

         1. Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term (as such terms are defined below), (x) Tenant is the Tenant originally named herein, Novartis Institute for Functional Genomics, Inc., or any Permitted Transferee of either,
(y) such Tenant (together with any Permitted Transferee) actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Default by Tenant exists, or would exist but for the passage of time or the giving of notice, or both, then such Tenant shall have the right to extend the Term for an additional term of five (5) years (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant must give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the Term of this Lease at least nine (9) months, but not more than fifteen (15) months, prior to the scheduled expiration date of the Term.

         2. The Base Rent payable by Tenant to Landlord during the Extension Term shall be equal to an amount equal to ninety-five percent (95%) of the Fair Market Rent, as defined and determined pursuant to Paragraphs 3, 4, and 5 below.

         3. The term "Fair Market Rent" shall mean the amount, expressed as an annual rent per gross rentable square foot of the Premises, which is the then prevailing market rate for a comparable term to the Extension Term commencing on the first day of the Extension Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class biotech buildings which include (and which comparable space includes) not less than 70% wet laboratory space, in the Torrey Pines Scientific Research Zone in San Diego, without taking into account any concessions, if any, then being offered to such tenants other than free rent. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to Additional Rent, Operating Expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such Additional Rent, Operating Expenses and other items with respect to the Premises during the Extension Term. The appraisal

                                   ADDENDUM 1
                                   Page 1 of 3
process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such Additional Rent, Operating Expenses and other reimbursable items.

         4. Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord's sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Term) for the Extension Term, and Tenant shall advise Landlord of any objection within ten (10) days of receipt (as defined in Section 23 of the Lease) of Landlord's notice. Failure to respond within the 10-day period shall constitute Tenant's acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within thirty (30) days of Landlord's receipt (as defined in Section 23 of the Lease) of Tenant's notice. If the parties cannot agree upon the Fair Market Rent, each acting in good faith but without any obligation to agree, then the Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree; provided that if Tenant or Landlord invokes the appraisal procedure provided below to determine the Fair Market Rent, the results of such process shall be binding upon the parties and upon satisfaction of each of the conditions set forth in Paragraph 1 above, the Lease shall be extended in accordance with the terms hereof.

         5. Appraisal to determine the Fair Market Rent shall be conducted by three (3) appraisers, one (1) to be selected by Landlord, one (1) to be selected by Tenant, and the third (3rd) to be selected by the first two appraisers; all appraisers must be fully-licensed and/or qualified in the State of California and have at least ten (10) years experience in appraising properties such as the Property. Each such appraiser shall prepare an appraisal of the Property based on the matters set forth in Paragraph 3 above. The two (2) appraisals closest to one another shall be averaged, which amount shall be the new Base Rent. Either party may elect to appraise by sending written notice to the other party within five (5) days after the expiration of the 30-day negotiating period provided in Paragraph 4 above, invoking the binding appraisal provisions of this paragraph. The cost of the appraisers shall be paid by party selecting its appraiser, and the cost of the third appraiser shall be shared equally by the parties. If the appraisal process has not determined the Fair Market Rent as of the end of the Term, Tenant shall pay one hundred ten percent (110%) of the Base Rent in effect under the Lease as of the end of the Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

         6. The parties consent to the jurisdiction of any appropriate court to enforce the appraisal provisions of this Addendum and to enter judgment upon the decision of the appraisers.

         7. Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Term; provided, however, Tenant shall have no further right to extend the Term pursuant to this Addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

                                   ADDENDUM 1
                                   Page 2 of 3

         8. If Tenant does not send the Extension Notice within the period set forth in Paragraph 1 above, Tenant's right to extend the Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice and the notice of Tenant's objection under Paragraph 4 above.

         9. Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as is" condition.

         10. If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Term and the other provisions applicable thereto.

         11. If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the word "Term" as used in the Lease shall be construed to include, when practicable, the Extension Term, except as provided in Paragraph above.

                                   ADDENDUM 1
                                   Page 3 of 3

                                   ADDENDUM 2

                    ATTACHED TO AND MADE A PART OF THE LEASE
                        DATED DECEMBER 18, 1998, BETWEEN
                  CARRAMERICA REALTY CORPORATION, AS "LANDLORD"
                                       AND
          NOVARTIS AGRICULTURAL DISCOVERY INSTITUTE, INC., AS "TENANT"

                              RIGHT OF FIRST OFFER

         1. Grant of Right of First Offer. In the event Landlord intends to sell or to make the Premises available for purchase to unrelated third parties, Landlord shall give Tenant written notice of this intention and of the intended offering sale price of the Premises (the "Price Notice"). In the event Tenant desires to purchase the Premises at the offering sale price indicated by Landlord, Tenant shall give to Landlord a written notice of such desire (the "Interest Notice") within seven (7) days of receipt (as defined in Section 23 of the Lease) by Landlord of the Price Notice. If no Interest Notice is timely given by Tenant, then Tenant shall have no further rights under this Paragraph
1. In the event an Interest Notice is timely given by Tenant, then Landlord and Tenant shall negotiate during the ten (10) day period following the receipt (as defined in Section 23 of the Lease) by Landlord of Tenant's Interest Notice in a good faith attempt to execute a definitive purchase and sale agreement whereby Landlord would sell to Tenant and Tenant would purchase from Landlord the Premises at the price stated in the Price Notice. However, neither party shall have any obligation to execute a purchase and sale agreement not acceptable to such party, in its sole and absolute discretion. In the event the parties fail to execute a mutually agreeable purchase and sale agreement within the ten (10) day period allowed, or in the event such a purchase and sale agreement is executed but is subsequently terminated without consummation of the sale, Tenant shall have no further rights under this Paragraph 1.

         2. Limitation of Rights. The notification and negotiation rights allowed to Tenant pursuant to Paragraph 1 are allowed on a "one time" basis only, and (b) Landlord shall have no obligation to re-notify Tenant of any changes in its sales intentions or offering price, nor to re-notify Tenant of subsequent sales efforts if the Landlord does not sell the Premises following the first Price Notice.

         3. Exclusions. The rights of Tenant under this Right of First Offer are limited to notification and negotiation in anticipation of Landlord offering the Premises for purchase by unrelated third parties. There shall be no notification or negotiation rights of Tenant in any other case whatsoever, including but not limited to cases of (a) a conveyance by Landlord to an affiliated party and any conveyance in connection with a merger or other corporate transaction, (b) a conveyance by Landlord to a lender who then holds a lien on the Premises, (c) a conveyance in connection with a foreclosure sale,
(d) a conveyance or taking in connection with a condemnation, (e) a conveyance which is part of a financing transaction (for example, a sale and master lease back), (f) a conveyance by any subsequent owner of the Premises other than the Landlord originally named herein, or (g) a sale or offering in which Landlord packages the

                                   ADDENDUM 2
                                   Page 1 of 2

Premises with one or more other properties owned by Landlord and/or any affiliate of Landlord for sale as a group, on the open market or otherwise, to one or more third parties. No transfer of any or all of the ownership interests in Landlord (for example, shares of stock), a merger or other corporate reorganization shall be deemed a conveyance or sale of the Premises.

         4. Personal Nature of Rights. The rights granted pursuant to this Right of First Offer are personal to Novartis Agricultural Discovery Institute, Inc., Novartis Institute for Functional Genomics, Inc. and any Permitted Transferee thereof succeeding to its interest as Tenant and may be exercised only during the Lease Term or any Extension Term.

         5. Estoppel Certificate. Tenant shall execute and deliver to Landlord, within ten days of request made from time to time, a certificate stating to the extent applicable (a) that Tenant has no further rights under this Right of First Offer and that the Lease is thereby amended by deleting the provisions of this Right of First Offer, or (b) those rights which Tenant still possesses under this Right of First Offer. In the event Tenant fails to execute and deliver such a certificate, then Landlord may issue such a certificate and the same shall be binding upon Tenant, except only to the extent of specific objections, if any, made by Tenant in a written notice delivered to Landlord within five (5) days of delivery to Tenant of such a certificate issued by Landlord.

         6. Sale Terms. Once Landlord has delivered a notice to Tenant of an intended offering of the Premises and Tenant's rights with respect to such offering have ended (from failure to deliver a notice of interest within seven
(7) days, from failure to execute a purchase and sale agreement within ten (10) days, or from failure to consummate a sale on the terms set forth in the purchase and sale agreement), Landlord shall be free to market the Premises and to sell the same without challenge by Tenant as to any defect in the notice or negotiations. It is intended that Landlord and any third party whomsoever shall be conclusively entitled to rely upon the lapse of the rights granted under this Right of First Offer and that Tenant shall have no claim or right to assert that any lower price or different terms than those communicated to Tenant give rise to an additional right of Tenant to pursue a purchase of the Premises. Landlord shall have the right to market and sell the Premises on any terms desired, from time to time, after complying with the notice and negotiation requirements of Paragraph 1 above.

         7. Tenant Default. Tenant shall not be entitled to notification or to exercise its rights hereunder at any time a Default exists.

                                   ADDENDUM 2
                                   Page 2 of 2